Exhibit 10.41

EQUITY AND NOTE PURCHASE AGREEMENT

THIS AGREEMENT is entered into as of April 28, 2010 by and between (i) ES Cell Australia Limited, an Australian corporation, whose registered office is at R J Ryan Partners, 12 Langmore Lane, Berwick, Victoria 3806, Australia (“ESCA”); (ii) Pharmbio Growth Fund Pte Ltd, a Singapore private limited company, whose registered office is at 250 North Bridge Road #20-02 Raffles City Tower Singapore 179101 (“PGH”); (iii) Biomedical Sciences Investment Fund Pte Ltd, a Singapore private limited company, whose registered office is at 250 North Bridge Road #20-02 Raffles City Tower Singapore 179101(“BMSIF”) (collectively, the "Principal Vendors"); and (iv) BioTime, Inc., a California corporation, whose registered office is at 1301 Harbor Bay Parkway, Suite 100, Alameda, CA, 94502, United States of America ("Purchaser").

WHEREAS:

(A)           ES Cell International Pte Ltd, a Singapore private limited company, whose registered office is at 60 Biopolis Street #01-03 Genome Singapore 138672 (“ESI”) has, as at the date of this Agreement, an issued and paid up share capital of S$18,646,208.08 divided into (i) 6,000,000 Series A1 ESI Preferred Shares (as defined below), 3,334,000 Series A2 ESI Preferred Shares (as defined below) and 3,885,076 Series A3 ESI Preferred Shares (as defined below) (collectively, the “ESI Preferred Shares”); and (ii) 6,300,000 ordinary shares (“ESI Ordinary Shares”).

(B)           As at the date of this Agreement, each Principal Vendor is the legal and beneficial owner of the ESI Ordinary Shares and ESI Preferred Shares as set out against its name in Schedule 1 (collectively, the “Principal ESI Shares”). As at the date of this Agreement, BMSIF is the holder of the principal amount of the promissory notes as set out against its name in Schedule 1 (the “Notes”).

(D)          The ESI Ordinary Shares owned by the Other Shareholders (as defined below), details of which are set out in Schedule 2 and the Principal ESI Shares comprise, together, the entire issued share capital of ESI. The Notes constitute all of the promissory notes issued by ESI.

(E)           ESI has granted certain Options (as defined below) to the Option Holders (as defined below).

(F)           The Purchaser has agreed:

(i)          to purchase the Principal ESI Shares held by all the Principal Vendors in the aggregate, each fully paid up, on the terms and subject to the conditions, contained in this Agreement;

(ii)         to purchase the ESI Ordinary Shares held by all the Other Shareholders in the aggregate, each fully paid up, on the terms and subject to the conditions contained in the Transfer Agreement (as defined below); and

(iii)        for the Options to be terminated, on or prior to the Closing Date (as defined below) and for the Option Holders to be allotted and issued BioTime Shares (as defined below), set out against their respective names in Schedule 3, on the Closing Date.

IN CONSIDERATION of the representations, warranties, conditions and covenants contained in this Agreement, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties to this Agreement (the “Parties”), the Parties hereto agree as follows:

ARTICLE 1
SALE OF SHARES AND NOTES

1.1           Sale of Principal ESI Shares and Notes; Termination of Options.  Each of the Principal Vendors agrees to sell, transfer, assign and convey, as the case may be, to Purchaser, and Purchaser agrees to purchase from the Principal Vendors, the number of Principal ESI Shares, and in the case of BMSIF, the principal amount of Notes, set out against the name of such Principal Vendor in column (1) of Schedule 1.  The sale of the Principal ESI Shares shall be together with all rights and advantages attaching to them as at Closing (as defined below) (including the right to receive any and all accrued but unpaid dividends on or after Closing). The sale of the Notes to Purchaser shall also include the right to receive all interest accrued on the Notes and all rights, title and interest of BMSIF in and to any collateral securing the Notes under the terms of the debenture entered into between BMSIF and ESI dated 20 June 2003, as supplemented by a first supplemental debenture dated 24 November 2005, a second supplemental debenture dated 17 November 2006 and a third supplemental debenture dated 15 January 2009 (collectively, the “ESI Debenture”) on or after Closing. The Parties acknowledge and agree that the Options shall be terminated on or prior to the Closing Date and for the Option Holders to be allotted and issued BioTime Shares, set out against their respective names in Schedule 3, on the Closing Date.

1.2     Waiver of Pre-Emption Rights.  Each of the Principal Vendors hereby waives its pre-emption rights under the ESI articles of association (including Articles 22 and 22A thereunder) and the amended and restated shareholders agreement dated 15 January 2009 entered into between inter alia the Principal Vendors and ESI (the “Shareholders’ Agreement”) (including Clauses 7.2 and 7.3 of the Shareholders’ Agreement)  or any other document or agreement in respect of the sale by each of the Principal Vendors and the Other Shareholders to the Purchaser of its respective portion of the ESI Preferred Shares and ESI Ordinary Shares, as the case may be, as contemplated by this Agreement and the Transfer Agreement.

1.3     Purchase Price.  The purchase price of the Principal ESI Shares and Notes (the "Purchase Price") shall be satisfied by the allotment and issue by Purchaser to the Principal Vendors of common shares, no par value, of Purchaser (the "BioTime Shares"), subject to adjustment as provided in Section 1.7, and warrants to purchase up to 300,000 BioTime Shares (the "Warrant Shares"), at an exercise price of US $10.00 per BioTime Share (the "Warrant"). The number of BioTime Shares allocated to each Principal Vendor, being the Purchase Price attributable to such Principal Vendor, is set out against its name in column (2) of Schedule 1. The Parties agree that the Warrant shall expire four years after the Closing Date and shall be issued on the terms and conditions provided in the Warrant Agreement, in the form attached to this Agreement as Exhibit A.  The Parties further agree that the BioTime Shares and the Warrant Shares shall rank pari passu with the issued and outstanding common shares, no par value, of Purchaser, including, in the case of the BioTime Shares, the right to receive all dividends declared and paid after Closing (as defined below) and, in the case of the Warrant Shares, the right to receive all dividends declared and paid after the allotment and issue of the Warrant Shares.

2

In connection with the termination of the Options, the Purchaser shall allot and issue BioTime Shares to the Option Holders. The number of BioTime Shares allocated to each Option Holder is set out against its name in Schedule 3.

1.4     Closing; Closing Date.  Subject to Sections 1.10, 5.3, 5.4, and 5.5, the consummation of the purchase and sale of the Principal ESI Shares and Notes ("Closing") shall take place on May 3, 2010 at Allen & Gledhill LLP, One Marina Boulevard #30-00 Singapore 018989 or at such other place and on such other date as Purchaser and the Principal Vendors holding a majority of the ESI Preferred Shares and BMSIF shall mutually agree in writing (the "Closing Date").  At the Closing, each Principal Vendor shall transfer, assign, convey and deliver, as the case may be, to Purchaser legal and beneficial title to the Principal ESI Shares and Notes being sold by such Principal Vendor, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, leases, indentures, encumbrances, levies, and attachments of third parties or charges of any kind or nature (the “Liens”), save for the security interests created in favor of BMSIF with respect to the Notes pursuant to the ESI Debenture which will be novated to the Purchaser on the Closing Date.

1.5     Escrow.  Subject to adjustment under Section 1.7, 90% of the BioTime Shares issuable to the Principal Vendors as set out in column (3) of Schedule 1 shall be issued and delivered to them on the Closing Date as partial payment of the Purchase Price payable with respect to their Principal ESI Shares and Notes, as the case may be, and 10% of the BioTime Shares issuable to them as set out in column (4) of Schedule 1 (the "Escrow Shares") shall be issued and held in escrow by Wells Fargo Bank, National Association ("Escrow Holder") until the later of (i) the expiration of 180 days following the Closing Date (the “Escrow Termination Date”); and (ii) the date on which all claims for setoff under Section 1.7 made before the Escrow Termination Date (the “Escrow Claim”) have been resolved or terminated in accordance with the provisions of this Section 1.5.  An Escrow Claim shall not be deemed to have been resolved until (A) the Purchaser and Principal Vendors have both notified the Escrow Holder in writing that the Escrow Claim has been resolved, or (B) the Escrow Claim has been resolved by a final court judgment or arbitration award Provided always that an Escrow Claim that is not the subject of pending litigation or arbitration, or that does not pertain to an unresolved claim by a third party, shall lapse unless the Purchaser commences arbitration or other legal proceedings in accordance with Section 7.4 (and in the case of an Escrow Claim against either or both of the BioOne Principal Vendors, by arbitration or legal proceedings being both issued and served) in respect of such Escrow Claim within three months after the Escrow Termination Date failing which such Escrow Claim shall be deemed to have terminated at the expiration of such three month period.   No notice requirement under this Section 1.5 shall be deemed to affect the Purchaser's right to indemnification by the Principal Vendors under this Agreement.  On or before the Closing Date, Purchaser and the Principal Vendors shall enter into an escrow agreement with Escrow Holder, in the form attached as Exhibit B (the "Escrow Agreement").  The Purchaser and the Principal Vendors agree that the Escrow Agreement shall provide for the delivery of Escrow Shares out of escrow in the manner provided in this Section and in Sections 1.7 and 7.4 of this Agreement.  The Parties agree and acknowledge that (i) 100% of the BioTime Shares issuable to the Other Shareholders pursuant to the Transfer Agreement shall be issued and delivered to the Other Shareholders on the Closing Date as full payment of the Purchase Price payable with respect to their ESI Ordinary Shares set out against their names in Schedule 2; and (ii) 100% of the BioTime Shares issuable to the Option Holders pursuant to this Agreement shall be issued and delivered to the Option Holders on the Closing Date in connection with the termination of the Option Holders’ respective Options. The Escrow Agreement shall contain a provision under which the Purchaser and the Principal Vendors agree that, where a resolution of any dispute between the Parties results in an award or judgment from arbitration or any other legal proceeding in accordance with the provisions of  Section 7.4, the Escrow Holder shall release the Escrow Shares pursuant to, and following the receipt of, distribution instructions that are consistent with the award or judgment, delivered to the Escrow Holder by the prevailing Party or Parties.  If this Agreement terminates without Closing, all Escrow Shares shall be returned to Purchaser.

3

1.6     Indemnification by Principal Vendors.  It is expressly understood and agreed by and among Purchaser and the Principal Vendors that the Purchase Price to be paid by Purchaser is determined based on Purchaser's reliance upon the Warranties (as defined in Section 7.16 below). Subject to this Section 1.6, Section 1.7 and the provisions of Schedule 4, the Principal Vendors shall indemnify, defend and hold harmless Purchaser (“Indemnity”) from and against any liability, damage, loss, cost, or expense, including reasonable attorney fees and expenses (“Losses”) which Purchaser may sustain as a result of a breach or breaches of the Warranties.  For the purposes of this Section 1.6, as among BMSIF and PGH (collectively, the “BioOne Principal Vendors”) as Principal Vendors, the Indemnity is given jointly and severally but as among the BioOne Principal Vendors and ESCA, the Indemnity is given severally only and not jointly. The Parties agree that the provisions of Schedule 4 shall operate to limit the liability of each of the Principal Vendors under and in respect of the Indemnity.

1.7     Setoffs.  To the extent that Purchaser incurs any Loss as a result of any breach of any Warranty, the portion of the Purchase Price attributable to the relevant Principal Vendors responsible for the breach of such Warranty (and not any other Principal Vendor) (the “Breaching Principal Vendor”) shall be reduced by the amount of such Loss, and each such reduction shall be applied to the portion of the Escrow Shares attributable to such Breaching Principal Vendor (the “Relevant Escrow Shares”) as set out in column (4) of Schedule 1, by return of such number of Relevant Escrow Shares by Escrow Holder to Purchaser, as may be computed in accordance with this Section 1.7.  The number of the Relevant Escrow Shares to be returned to Purchaser from the escrow with respect to any Loss shall be the amount of the Loss divided by the volume weighted average closing price of the BioTime Shares on the NYSE Amex (or on such other exchange or over the counter market on which the BioTime Shares may trade if they are then no longer traded on the NYSE Amex) during the five trading days prior to the date of the written request signed by each of the Parties for release of such Relevant Escrow Shares from escrow.  The Escrow Holder shall deliver the Relevant Escrow Shares to Purchaser on account of any Loss within 10 business days after receipt of a written request for delivery signed by each of the Parties stating the amount of the Loss and the number of Relevant Escrow Shares.

4

1.8     Taxes.  Purchaser shall pay any and all stamp duty or other taxes arising from the purchase of the Principal ESI Shares and Notes under this Agreement.  Purchaser shall be responsible for arranging the payment of such stamp duty and all other such fees, taxes, and duties, including fulfilling any administrative or reporting obligation imposed by the jurisdiction in question in connection with the payment of such taxes and duties.  Purchaser shall indemnify each of the Principal Vendors and/or its related corporations against any and all Losses suffered by such Principal Vendor and/or its related corporations as a result of the Purchaser failing to comply with its obligations under this Section 1.8.

1.9     Registration of BioTime Shares and Warrants.  On the Closing Date, Purchaser and the Principal Vendors shall enter into a Registration Rights Agreement, in the form attached as Exhibit C (the "Registration Rights Agreement"), pursuant to which Purchaser shall agree to prepare and file with the United States Securities and Exchange Commission a registration statement registering the BioTime Shares, Warrants, and Warrant Shares for sale under the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the terms and conditions of the Registration Rights Agreement.  All costs and expenses incurred for the preparation, filing and/or registration of the BioTime Shares, Warrants and Warrant Shares with respect to this Agreement and to the transactions contemplated by this Agreement shall be borne by Purchaser as provided in the Registration Rights Agreement.

1.10    Minimum Number of ESI Shares and Notes to Be Sold.  The Parties agree and acknowledge that the Transfer Agreement (as defined in Section 7.16) shall be executed contemporaneously with the execution of this Agreement.  The Parties further agree and acknowledge that the Purchaser shall not be obligated to acquire less than 100% of the ESI Shares (as defined below), and 100% of the Notes, issued on the Closing Date; nor shall Purchaser be obligated to acquire any ESI Shares or Notes subject to any Lien, other than Liens created in favor of BMSIF with respect to the Notes pursuant to the ESI Debenture (the “Excepted Lien”).  If any Principal Vendor or Other Shareholder (the “Excepted Holder”) is unable to deliver to Purchaser title and possession of any of the ESI Shares owned by it or Notes held by it free of all Liens (other than the Excepted Lien) (the “Excepted Shares/Notes”), Purchaser shall have the right to exclude from this Agreement the Excepted Shares/Notes and the Purchase Price attributable to such Excepted Holder shall be reduced by an amount equivalent to the Purchase Price attributable to the Excepted Shares/Notes held by such Excepted Holder based on the number of BioTime Shares per ESI Share or Note as set out in Schedule 1.

5

(a)          If the total amounts of ESI Shares and Notes that the Principal Vendors and the Other Shareholders are ready, willing, and able to sell, assign, transfer, and convey, as the case may be, to Purchaser at the Closing free and clear of Liens are less than 100%, unless the Purchaser agrees, on Closing, to consummate the purchase of the remaining ESI Shares and Notes at the Purchase Price based on the number of BioTime Shares per ESI Share or Note as set out in Schedule 1, this Agreement shall ipso facto cease and terminate on the Closing Date, and none of the Parties shall have any claim against the other for costs, damages, compensation, or otherwise, save for any claim by the relevant Party arising from any antecedent breaches.

(b)          If the Purchaser agrees to exclude the Excepted Shares/Notes or consummate the purchase of the remaining ESI Shares and Notes at the Purchase Price based on the number of BioTime Shares per ESI Share or Note as set out in Schedule 1 pursuant to this Section 1.10, the Purchaser shall not have any claim against those Principal Vendors and Other Shareholders who will sell, assign, transfer, and convey, as the case may be, their ESI Shares and Notes to Purchaser on Closing, in accordance with the provisions of this Agreement.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF PRINCIPAL VENDORS

The provisions of Schedule 4 shall operate to limit the liability of each of the Principal Vendors under and in respect of the Article 2 Warranties (as defined below).

The Principal Vendors make the Article 2 Warranties for the benefit and reliance of Purchaser.  As among the BioOne Principal Vendors as Principal Vendors, the Article 2 Warranties are given jointly and severally but as among the BioOne Principal Vendors and ESCA, the Article 2 Warranties are given severally only and not jointly.  The Article 2 Warranties shall be true and correct in all material respects on the date of this Agreement and on the Closing Date, as if made on both such dates.  The Principal Vendors shall not cause or permit ESI to take any action, or to omit or fail to act, in any manner that would cause any of the Article 2 Warranties to be untrue in any material respect on the Closing Date.  Except for Sections 2.1, 2.2, and 2.3, reference to ESI, as used in this Article 2, include ESI and all of its Subsidiaries (as defined below).  Subject to this Article 2 and except as set forth in the Schedule of Exceptions attached hereto as Exhibit D (the “Schedule of Exceptions”) delivered to the Purchaser in connection with this Agreement (which Schedule of Exceptions and the statements set forth therein shall be deemed to be part of the Article 2 Warranties made hereunder) and the Disclosure Exceptions (as defined below), each Principal Vendor represents and warrants as follows:

2.1     Organization.  ESI is a company duly incorporated and validly existing under the laws of Singapore and has all requisite power and authority to own its property and assets and carry on its business as now being conducted.  ESI has lawfully carried on its business in the ordinary course of business so as to maintain the same as a going concern, and since December 31, 2009, there has been no material change in its business.

6

2.2     Capitalization.

(a)         ESI has an issued and paid up capital of S$18,646,208.08 comprising 6,300,000 ESI Ordinary Shares and 13,219,076 ESI Preferred Shares consisting of the following series: Series A1, Series A2, and Series A3.  There are no shares or other ownership interests of ESI of any other class issued.  All of the issued Principal ESI Shares have been legally and validly issued and fully paid.  All of the issued Principal ESI Shares are owned beneficially and of record as of the date hereof as set forth in Schedule 2.2(a).

(b)         There are no outstanding subscriptions, options, warrants, rights, calls, convertible securities, or other agreements entitling any person or entity to purchase or otherwise acquire any Principal ESI Shares from ESI, nor are there any agreements, contracts, options, or commitments of any character relating to the issued Principal ESI Shares to which the Principal Vendors are parties to.  All ESI Shares have been allotted and issued by ESI in compliance with all applicable laws and regulations.

(c)         The Notes have been legally and validly issued and are the valid and binding obligations of ESI enforceable in accordance with their terms.  The principal balance of each Note and interest accrued as of the last day of the calendar month preceding the date of this Agreement is shown on Schedule 2.2(c).  The Notes are secured by the ESI Debenture set out in Schedule 2.2(c).

2.3     Subsidiaries.

(a)           Schedule 2.3(a) shows all of the wholly-owned subsidiaries of ESI (the "Subsidiaries").  Each of the Subsidiaries is a corporation, company, or other business entity duly organized, validly existing, and in good standing under the laws of the United States of America, and has all requisite power and authority to own its property and assets and carry on its business as now being conducted.  ESI owns all of the outstanding capital stock or other equity or ownership interests in such Subsidiaries.  All of the shares in the Subsidiaries (“Subsidiary Shares”) have been legally and validly issued, fully paid and non-assessable, and are owned beneficially and of record by ESI, free and clear of Liens. There are no outstanding subscriptions, options, warrants, rights (including preemptive rights), calls, convertible securities, or other agreements entitling any person or entity to purchase or otherwise acquire any Subsidiary Shares from any Subsidiary; nor are there any agreements, contracts, options, or commitments of any character relating to the issued and outstanding Subsidiary Shares of any Subsidiary, except as disclosed in Schedule 2.3(a).

(b)           Schedule 2.3(b) shows all of the companies (other than Subsidiaries) in which ESI or any of its Subsidiaries owns shares of capital stock or other equity interests (the "Portfolio Companies"), including the number of shares of capital stock or other equity or ownership interests of each class and series and the percentage of the outstanding shares or other interests represented by such shares or other ownership interests.  All of the Portfolio Company shares of capital stock or other equity or ownership interests owned by ESI or the Subsidiaries have been legally and validly issued, fully paid and non-assessable, and are owned beneficially and of record by ESI or the Subsidiaries, free and clear of Liens. There are no outstanding subscriptions, options, warrants, rights (including preemptive rights), calls, convertible securities, other agreements or commitments of any character relating to the issued or unissued capital stock, or other equity or ownership interest of any of the Portfolio Companies, except as disclosed in Schedule 2.3(b).

7

2.4     No Conflict.  The execution and delivery of this Agreement, and consummation of the transactions contemplated by this Agreement, do not and will not to the best knowledge of the Principal Vendors: (a) conflict with or result in a breach of any condition or provision, or constitute a default under or pursuant to the terms of any License set out in Schedule 2.12 or Material Contract set out in Schedule 2.17; or (b) result in the creation or imposition of any lien, charge, or encumbrance upon any of the assets or properties of ESI.

2.5     Assets.  Other than the Intellectual Property, stem cells, and manufacturing documentation provided to Purchaser, the tangible and intangible assets shown in the Asset List in Schedule 2.5 constitute to the best knowledge of the Principal Vendors all of the relevant assets of ESI in the ordinary conduct of its business as now being conducted.  As part of ESI’s business of stem cell distribution, ESI has distributed stem cells to numerous parties under various material transfer agreements, memorandums of understanding and simple letter agreements.  Except in relation to the distributed stem cells, ESI has, and on the Closing Date ESI shall have, good and marketable title to such assets, free and clear of all Liens other than Liens securing the Notes.

2.6     Condition of Assets.  All plant, machinery, equipment, and vehicles owned or used by ESI and its Subsidiaries are in good repair and condition having regard to their age and use, have been regularly and adequately maintained, and are in working order, and the plant, machinery, equipment, and vehicles owned or used by each of ESI and its Subsidiaries, which are required to be inspected and certified by an accredited body, have been so inspected and certified.  Each of ESI and its Subsidiaries’ computer hardware and software has been adequately and appropriately maintained and supported and, where reasonable or prudent, has had the benefit of appropriate maintenance and support agreements.  All other maintenance contracts are in full force and effect with respect to all assets of each of ESI and its Subsidiaries for which it is normal or prudent to have maintained by independent or specialist contractors and with respect to all assets for which each of ESI and its Subsidiaries is obliged to maintain or repair under any hire purchase, leasing, rental, insurance, or other agreement.

2.7     Patents.  Schedule 2.7(a) shows the following information as to each patent; (a) the title; (b) the countries in which each patent owned by ESI was granted or applied for, whether by individual country or through the Patent Cooperation Treaty ("PCT"); (c) corresponding application/grant number; (d) priority date, for each such patent or Patent Application; and (e) the applicant or registered proprietor of the patent or Patent Application. For purposes of this Agreement, "Patent Application" includes all applications, amendments to applications, continuations, divisionals, and continuations in part.  Except as disclosed in Schedule 2.7(b), to the best knowledge of the Principal Vendors, none of the patents or Patent Applications listed in Schedule 2.7(a) is currently involved in any interference, inventorship dispute, reissue, reexamination, opposition proceeding, or cancellation proceeding, and ESI has not received any written notice regarding any such proceeding, and to the best knowledge of the Principal Vendors, there is no threatened proceeding of this nature.  Except as disclosed in Schedule 2.7(c), ESI has not entered into any contract or agreement granting any person or entity the right to control the prosecution of any of the patents or Patent Applications.  Except as disclosed in Schedule 2.7(d), ESI has not opposed any patents filed or owned by any third party.

8

2.8     Trademarks.  ESI has not applied for or registered any trade marks.

2.9     Internet Domain Names.  Schedule 2.9 shows the following information with respect to all internet domain names that have been filed, registered, or used by ESI: (a) the domain name; (b) the name of the registrar; (c) the date filed/registered; and (d) if not in the English language, the specific language.

2.10    Publications.  Schedule 2.10 shows a list of publications which acknowledge ESI. No other warranty is made in relation to these publications.

2.11    Ownership of Intellectual Property.  As used in this Agreement, "Intellectual Property" includes all patents, know-how, methods, formulae, trade secrets, compositions of matter, proprietary information, designs, copyrights, and moral rights.  In relation to the patents listed in Schedule 2.7(a), ESI has obtained from the inventors, by means of employment contracts, other agreements or contracts of assignments from its current and former employees and consultants who are inventors, or through other means, the right to apply for and obtain the patent rights to the inventions that ESI does not already own by operation of law.  To the best knowledge of the Principal Vendors, the patents listed in Schedule 2.7(a) are valid and subsisting (or in the case of applications, applied for).

2.12    Licenses.  The Licenses referred to in this Agreement are limited to the Licenses shown on Schedule 2.12(a) and constitute all of the currently in force and key contracts, licenses, and agreements entitling ESI to use Intellectual Property owned or licensed by a third party, or entitling third parties to use ESI's Intellectual Property.  ESI is not a party to any other currently in-force and key contract, agreement, understanding, or arrangement for the sale, transfer, assignment, sublicense, termination, amendment, or modification of any of the Licenses or any rights therein.  A current, complete, and accurate copy of each License (including, without limitation, all amendments, supplements, schedules, and exhibits thereto) has previously been delivered to Purchaser.  To the best knowledge of the Principal Vendors, each of the Licenses has been duly authorized, executed and delivered by the parties thereto, and each License is the valid and binding agreement of the parties thereto, enforceable in accordance with its terms.  Each of the Licenses is in full force and effect.  Except as disclosed in Schedule 2.12(b), to the best knowledge of the Principal Vendors there exists no breach or default by ESI to any of the Licenses, and no act, omission, or other event has occurred, which with or without the passage of time or giving of notice, or both, would constitute a breach or default by ESI under any of the Licenses of sufficient materiality to entitle any party to a License to terminate the License or to recover monetary damages against ESI. Except as disclosed in Schedule 2.12(b), to the best knowledge of the Principal Vendors, there are no existing disputes or disagreements of any kind whatsoever between ESI and any licensor or licensee under any of the Licenses.

9

2.13    Royalties and Other Payments.  Except as provided in the Licenses the Material Contracts, and the Financial Statements, there are no royalties or other licence fees payable by ESI (other than payments due in the ordinary course of ESI’s business).

2.14    No Infringement.  To the best knowledge of the Principal Vendors, there are no suits, proceedings, or claims pending or threatened against ESI which allege any infringement or misappropriation or unauthorized use of any Intellectual Property of any third party.  Except as disclosed in Schedule 2.14, to the best knowledge of the Principal Vendors, ESI has not misappropriated or made any unauthorized or infringing use of any Intellectual Property belonging to any third party.

2.15    Unfair Competition.  To the best knowledge of the Principal Vendors, ESI has no liability for, and has not engaged in, any practices constituting unfair competition or unfair trade practices, or that are unlawful, under any anti-trust law, or other law or regulation, under the laws of any jurisdiction.

2.16    Confidential Information.  ESI has taken all commercially reasonable steps to protect and preserve the confidentiality of all Confidential Information.  As used in this Agreement, Confidential Information (defined in Section 6.2) includes all non-public information of any kind (including, but not limited to, trade secrets) belonging to ESI, or belonging to a third party that was obtained by ESI under a License or other agreement with a third party that requires ESI to preserve and maintain the secrecy and confidentiality of the information.  ESI's use, disclosure, or appropriation of Confidential Information belonging to a third party has been pursuant to the terms of a written agreement between ESI and such third party or otherwise in accordance with law.  All current employees and Option Holders (as defined in Section 7.16) of ESI having access to Confidential Information have agreements with ESI protecting ESI’s Confidential Information or proprietary information.  The Principal Vendors do not, to the best of their knowledge, know of any unauthorized or misappropriation of ESI’s Confidential Information by any third party in respect of which ESI has not taken any action.

2.17    Material Contracts.  The Material Contracts referred to in this Agreement are limited to the Material Contracts shown on Schedule 2.17(a) and the Licenses.  Except  for the various agreements for distribution of stem cells made by ESI in the course of its business, legal and audit fees, the Material Contracts and the Licenses constitute all of the currently in-force and key contracts and agreements, to which ESI is a party, that (a) pertain to the purchase and sale of ESI’s stem cell products or ESI’s stem cell lines, (b) require or obligate ESI to pay to any third party more than S$25,000 during any calendar year, or (c) entitle ESI to receive from any third party more than S$25,000 during any calendar year.  Other than the various agreements for distribution of stem cells made by ESI in the course of its business, ESI is not a party to any other currently in-force and key contract or agreement for the sale, transfer, or assignment of any of ESI’s stem cells or stem cell lines, or rights to use ESI’s stem cells or stem cell lines, except pursuant to the Material Contracts or Licenses.  Except as disclosed in Schedule 2.17(b), a current, complete, and accurate copy of each Material Contract (including, without limitation, all amendments, supplements, schedules, and exhibits thereto) has previously been delivered to Purchaser.  To the best knowledge of the Principal Vendors, each of the Material Contracts has been duly authorized, executed, and delivered by the parties thereto, and each Material Contract is the valid and binding agreement of the parties thereto, enforceable in accordance with its terms.  Each of the Material Contracts is in full force and effect.  Except as disclosed in Schedule 2.17(c) and 2.12(b), (i) to the best knowledge of the Principal Vendors there exists no breach or default by ESI  under any of the Material Contracts, and no act, omission, or other event has occurred which, with or without the passage of time or giving of notice or both, would constitute a breach or default under any of the Material Contracts of sufficient materiality to entitle any party to a Material Contract to terminate such Material Contract or to recover monetary damages against ESI; and (ii) no contract, license, or agreement (a) that pertained to the purchase and sale of ESI’s stem cell products or ESI’s stem cell lines, (b) that required or obligated ESI to pay to any third party more than S$25,000 during any calendar year, or (c) that entitled ESI to receive from any third party more than S$25,000 during any calendar year, has been terminated by another party thereto due to an actual or alleged breach or default by ESI.  Except as disclosed in Schedule 2.17(c) and 2.12(b), to the best knowledge of the Principal Vendors there are no existing disputes or disagreements of any kind whatsoever between ESI and any party to a Material Contract or Licence.

10

2.18    Customer Relations.  There are no existing disputes or disagreements of any kind whatsoever between ESI and any of the customers for ESI's products, including, but not limited to, disputes or disagreements regarding payments made or owed, or the quality or performance of any product.

2.19    Permits.  To the best knowledge of the Principal Vendors, the licenses, permits, certificates, and government authorizations described in Schedule 2.19 (the "Permits") constitute all of the business and industry related licenses, permits, certificates, and government authorizations necessary to legally conduct the business of ESI as now being conducted.  Schedule 2.19 discloses as to ESI the Permits held and the jurisdictions that issued the Permits.  All of the Permits held by ESI, as reflected on Schedule 2.19, have been legally and validly issued and are, as at Closing, in full force and effect.  The consummation of the sale of the ESI Shares to Purchaser will not result in the cancellation or termination of any of the Permits.

2.20    Lease.  The lease of ESI's office facility located at 60 Biopolis Street, #01-03 Genome, Singapore 138672 (the "Lease") and the sublease of ESI’s laboratory facility at 20 Biopolis Way #05-05/06 Centros, Singapore 138668 (the “Sublease”) are valid, binding, and enforceable in accordance with their terms, and are in full force and effect.  The office and laboratory facilities leased or subleased under the Lease and Sublease respectively are referred to collectively as the “Facilities.”  A current, complete, and accurate copy of the Lease and Sublease (including all amendments, supplements, schedules, and exhibits thereto) has previously been delivered to Purchaser.  There exists no material subsisting breach or default by ESI and, to the best knowledge of the Principal Vendors, any other party to the Lease or Sublease.  The consummation of the sale of the ESI Shares to Purchaser will not result in the cancellation or termination of the Lease or Sublease.

11

2.21    Financial Statements.  ESI has provided Purchaser with financial statements and other financial information as follows: (a) audited balance sheets of ESI as at March 31, 2008 and 2009, and an unaudited balance sheet as at March 31, 2010; and (b) audited statements of income and cash flow of ESI for the fiscal years ended March 31, 2008 and 2009, and unaudited statements of income and cash flow for the fiscal year ended March 31, 2010.  The financial statements described in (a) and (b) of the preceding sentence are referred to collectively as the "Financial Statements."  The Financial Statements are true and fair for the periods presented, and, to the best knowledge of the Principal Vendors, the balance sheets, statements of income, and statements of cash flow were prepared in conformity with international generally accepted accounting principles, consistently applied, and all accounting rules and regulations applicable to such businesses, and in the case of quarterly data, subject only to ordinary and recurring year-end audit adjustments.  The balance sheets and statements of income included in the Financial Statements fairly present the financial positions of the business and the results of operations at the dates presented and for the periods then ended.  There has not been any material adverse change in the financial condition, assets, liabilities, revenues, or business of ESI, and ESI and its Subsidiaries have not sold or transferred any portion of their respective assets or property that would be material to ESI and its Subsidiaries taken as a whole, except for sales of inventory and transfers of cash in payment of trade payables and other expenses, all in the usual and ordinary course of business.  As of March 31, 2010, ESI had no liabilities, indebtedness, or obligations that are not reflected on its March 31, 2010 unaudited balance sheet.  None of ESI’s accounts payable or other obligations of payment have been outstanding for more than 90 days since the date payment was due.

2.22    Customers Revenues.  Schedule 2.22 is a true and complete schedule showing the distribution of stem cells to each of ESI's customers during the nine months ended December 31, 2009.

2.23    Products; Services; Warrant Claims.  To the best knowledge of the Principal Vendors, all products sold, licensed, leased, or delivered by ESI to customers and all services provided by ESI to customers on or prior to the Closing Date pursuant to any Material Contracts conform to applicable contractual commitments and express and implied warranties (to the extent not subject to legally effective express exclusions of warranties), and conform in all material respects to packaging, labeling, advertising, and marketing materials, and to applicable product or service specifications or documentation.  ESI has no liability and, to the best knowledge of the Principal Vendors, there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against ESI giving rise to any material liability relating to the sale of any product or performance of any service by ESI pursuant to any Material Contracts, or for replacement or repair of any product, or other damages in connection with the sale of any product or performance of any service by ESI pursuant to any Material Contracts, in excess of any reserves for such liabilities reflected on the balance sheets included in the Financial Statements.

12

2.24    Funding of ESI.  No current government funding, or funding by or facilities of a university, college, other educational institution, or research center, is being used in the development of any ESI Intellectual Property or product. For the purpose of this Agreement, neither BMSIF nor PGH shall be considered to provide government funding.

2.25    Employees.  Attached hereto as Schedule 2.25, and made a part of this Agreement, is a complete list of the current employees of ESI, the current salary, vacation, sick leave, bonuses, if any, and other benefits being paid or provided to each such employee (the "Employment Arrangements").  Except as disclosed in Schedule 2.25, ESI has no liability to such employees for any accrued wages, vacation, sick leave, bonuses, or other benefits.  A current, complete, and accurate copy of each written employment contract or agreement (including, without limitation, all amendments, supplements, schedules, and exhibits thereto) pertaining to the current employees engaged in the operation of ESI's business ("Employment Agreements") has previously been delivered to Purchaser.  Each of the Employment Agreements has been duly authorized, executed, and delivered by the parties thereto, and each Employment Agreement is the valid and binding agreement of the parties thereto, enforceable in accordance with its terms.  Each of the Employment Agreements is in full force and effect.  There exists no breach or default by ESI (and, to the best knowledge of the Principal Vendors, any other party to any of the Employment Agreements).  Except as disclosed in Schedule 2.25, since December 31, 2009, ESI has not granted any bonus or approved any increase in salary or other benefits to any of its current employees, or amended any Employment Agreements or Employment Arrangements, or entered into any new Employment Agreements or Employment Arrangements. All current employees who require a valid employment pass or other required permit entitling such employee to work in Singapore or elsewhere in the world are in possession of such valid pass or permit.

2.26    Employee Benefit Plans.  Except as disclosed in Schedule 2.25, there are no pension, profit sharing, retirement, health insurance, disability, life insurance, stock option, stock ownership, stock purchase, phantom stock, stock appreciation right, or similar compensation or benefit plan (collectively hereinafter referred to as "Employee Benefit Plans") in effect with respect to any of the current employees of ESI.

2.27    Employee Relations.  There are no existing disputes or disagreements of any kind whatsoever between ESI and any party to an Employment Arrangement, including, but not limited to, disputes or disagreements regarding compensation or benefits paid or owed, the meaning of any term or provision of an Employment Agreement or other Employment Arrangement, the enforceability or validity of an Employment Agreement or other Employment Arrangement, or the sufficiency or quality of services provided or performed by any person under any of the Employment Agreements or other Employment Arrangements.  ESI has received no notification from any party to an Employment Agreement to the effect that such party intends to exercise any right to terminate, cancel, or decline to renew any Employment Agreement, and ESI has no reason to believe that any party to an Employment Agreement has any intention to take any such action.  ESI has not, to the best knowledge of the Principal Vendors, having made due and careful inquiries, considered dismissing any current management or other current senior employee, and no current manager or current senior employee has given or received notice terminating his or her employment where termination will take effect on or after Closing.

13

2.28    Labor Difficulties.  With respect to all current employees of ESI, (i) ESI is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and has received no notice that it is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against ESI pending or threatened before any government agency or authority; (iii) none of the current employees is represented by any union and no negotiations regarding union representation are ongoing; and (iv) no arbitration proceeding arising out of or under any collective bargaining agreement is pending.  There are no claims pending, or threatened or capable of arising, against ESI by any of its current or former employees or workmen or third parties, in respect of an accident or injury which is not fully covered by insurance.

2.29    Dividends and Distributions.  Except for any dividends and distributions that have been paid in full prior to December 31, 2009, the board of directors of ESI has not (a) declared any dividend or distribution to its shareholders on account of ESI Shares of any class or series, or (b) set any record date for the determination of holders of ESI Shares of any class or series entitled to receive any dividend or distribution.

2.30    Taxes.  ESI has filed when due all income tax returns and all other returns with respect to taxes which are required to be filed with the appropriate authorities of the jurisdictions where business is transacted by ESI or any of the Subsidiaries or where ESI or any of the Subsidiaries owns any property.  All items and entries provided for or reflected in such returns are correct, are made on a proper basis, and are not subject to adjustment.  All amounts, if any, required to be paid, as shown on such returns, and all assessments and all other taxes, governmental charges, penalties, interest, and fines due and payable on or before the date of this Agreement, have been paid.  There are no suits, actions, claims, investigations, inquiries, or proceedings now pending against ESI in respect of taxes, governmental charges, or assessments; nor are there any matters under discussion with any governmental authority relating to taxes, governmental charges, or assessments asserted by any such authority.  Where required under any applicable law, ESI has withheld from each payment made to each of its current and former employees the amount of all taxes required to be withheld therefrom and has paid the same to the proper tax receiving officers.  ESI is not a party to or bound by any tax indemnity, tax sharing, or tax allocation agreement.  All information furnished to the relevant tax authorities or other governmental authorities in any applicable jurisdictions, in connection with the application by each of ESI or any of the Subsidiaries for any consent or clearance, fully and accurately disclosed in all material respects all facts and circumstances material to the decision of each relevant tax authority or other authority.  Each of ESI and its Subsidiaries has not taken any action which has had, or will have on Closing, the result of altering, prejudicing, or in any way disturbing any arrangement or agreement which it has previously had with the relevant tax authority.  Each of ESI and its Subsidiaries has not engaged in, or been a party to, any transaction or series of transactions, or scheme or arrangement, of which the purpose or effect was or could be said to be the avoidance, or deferral, or a reduction in the liability to, taxation, except as may be permitted by applicable tax law and regulations.  To the best knowledge of the Principal Vendors, all documents in the possession or under the control of each of ESI and its Subsidiaries, or the production of which any of ESI or its Subsidiaries is entitled, which (i) are necessary to establish the title of the relevant company to any asset or undertaking and (ii) are subject to stamp duty in Singapore or elsewhere, have been duly stamped.

14

2.31    Litigation; Investigations.  There are no lawsuits, actions, claims; or, to the best knowledge of the Principal Vendors, any investigations or inquiries by an administrative agency or governmental body; or any legal, administrative, or arbitration proceedings pending or, to the best knowledge of the Principal Vendors, threatened against ESI or any of its properties, assets, or business; or, to the best knowledge of the Principal Vendors, to which ESI is, or in the case of threatened proceedings might become, a party; or any other lawsuit, action, claim, or proceeding pending, or to the best of the knowledge of Principal Vendors, threatened against ESI, and which (a) if decided adversely to ESI could result in the loss of any License, Permit, Material Contract, or patent or (b) could lead to (i) the imposition of any adverse prohibitions, conditions, restrictions, limitations, or requirements on the right of ESI to conduct its business in the manner in which such business has been conducted by ESI, (ii) the imposition of any material fine, penalty, or sanction, (iii) the refusal or denial to issue or the cancellation, denial, or refusal to renew any Permit held by ESI or required for the conduct of any aspect of ESI's business, or (iv) to a judgment against ESI requiring ESI to pay damages or other amounts in excess of S$25,000 .  The Principal Vendors do not know, and have no grounds to know, of any suit, action, claim, investigation, inquiry, or proceeding described in the preceding sentence; no fine, penalty, or other sanction has been imposed by any judicial, administrative, or regulatory body or government authority against ESI; and there is no outstanding order, writ, injunction, or decree of any court, administrative agency, governmental body, or arbitration tribunal against or affecting ESI or any of its properties, assets, Intellectual Property (owned or used under any License), business, or prospects.  ESI and/or its current officers, agents, or employees has not, for the purposes of securing any contract for ESI, given or offered any (i) bribe, (ii) corrupt or unlawful payment or contribution, or (iii) any other corrupt or unlawful inducement.

2.32    Consents.  No party has a right to terminate any License, Material Contract, the Lease, or any Permit, or to exercise any right of first refusal or otherwise to purchase, redeem, or otherwise acquire the shares of Cell Cure Neurosciences, Ltd. (Israel) owned by ESI as a result of the sale, transfer, and assignment to Purchaser of the ESI Shares and Notes.

15

2.33    Disclosure.  The information furnished or to be furnished by ESI and the Principal Vendors to Purchaser in the Schedules in connection with the transactions contemplated hereby, is, to the best knowledge of the Principal Vendors, true and correct in all material respects.

2.34    Books and Records.  The financial books and records of ESI have been prepared and maintained in accordance with generally accepted accounting principles, consistently applied, and give a true and fair view of the assets, liabilities, state of affairs, financial position, and results of operation of ESI.

2.35    Insurance.  Schedule 2.35 contains a true and correct list of all material insurance policies (including without limitation, fire and casualty, general liability, theft, life, workers' compensation, managers and officers errors and omissions, and business interruption) that are maintained by ESI or that name ESI as an insured (or loss payee), including without limitation those that pertain to the assets or operations of ESI.  All such policies are in full force and effect.  No material claim is outstanding by ESI or any of its Subsidiaries under any policy of insurance and, to the best knowledge of the Principal Vendors, there are no circumstances likely to give rise to such a claim.  To the best knowledge of the Principal Vendors, nothing has been done or omitted, or has occurred, which could make a policy of insurance taken out by ESI or any of its Subsidiaries void or voidable or is likely to result in an increase in premium.

2.36    Banking and Finance.  ESI does not have any bank account (whether in credit or overdrawn) other than its bank accounts at the banks disclosed in Schedule 2.36 and its Financial Statements, and there have been no payments out of or drawings against the said accounts since December 31, 2009, except for payment in the ordinary and proper course of business.  Each of ESI and its Subsidiaries does not have any liabilities in the nature of borrowings, or in respect of debentures or negotiable instruments, other than in relation to the Notes and cheques drawn in the ordinary course of business on the aforementioned bank accounts, and other than as disclosed in the Financial Statements.  Neither ESI nor any of its Subsidiaries is a party to any loan agreement, facility letter, or other agreement for the provision of credit or financing facilities or any agreement for the sale, factoring, or discounting of debts.

2.37    Insolvency.  No order, nor any petition, other application, or resolution has been made, presented, or passed; nor has any meeting convened for the winding-up, judicial management, administration, or receivership of ESI been called or taken place; nor are there any grounds on which any person would be entitled to have ESI wound up or placed under judicial management, administration, or receivership; nor has any person threatened to present such a petition, or convened or threatened to convene a meeting of ESI to consider a resolution, to wind up ESI or any other resolutions; nor has any such step been taken in relation to ESI under the law relating to insolvency or the relief of debtors.  No receiver, judicial manager, or any other person in similar capacity (including, where relevant, an administrative receiver and manager) has been appointed over the whole or any part of any of the property, assets, and/or undertaking of ESI; and the Principal Vendors are not aware of any grounds on which a petition or an application could be based for the appointment of such a receiver.  No composition in satisfaction of the debts of ESI, scheme of arrangement of its affairs, or compromise or arrangement between ESI and its respective creditors and/or members, has been proposed, sanctioned, or approved.  No distress, distraint, charging order, garnishee order, execution, or any other process has been levied or applied for in respect of the whole or any part of any of the property, assets, and/or undertaking of ESI.  Save as disclosed in the Financial Statements, no material event, or intervention or notice by any third party has occurred, that has or may cause, any floating charge created by ESI to crystallize or to become enforceable, nor has any such crystallization occurred or such enforcement been processed/pursued. To the best knowledge of the Principal Vendors, none of ESI or its Subsidiaries has been a party to any transaction with any third party which, in the event of any such third party going into liquidation, bankruptcy, or related process, would cause any such transaction to be set aside or be voidable at the option of any person.

16

2.38    Contracts, Commitments and Arrangements with Connected Person, etc.  Except for the Notes, there are no existing contracts or arrangements to which ESI is a party or where any of the directors of, and/or any person connected with, ESI is interested, whether directly or indirectly.  Except for the Notes, there shall not be outstanding, on Closing or during the financial year ended March 31, 2010, any material contracts, agreement, arrangements, or understandings (which are legally binding) between ESI and any person who is the beneficial owner of the ESI Equity, or any person connected with any such person, relating to (a) the management of the business of ESI, (b) the ownership or transfer of ownership of the ESI Equity, or (c) the provision, supply, purchase, lease, license, or finance of goods, services, Intellectual Property, real property, or the Facilities, or any part thereof, to or by ESI.

2.39    Powers of Attorney.  Except for the powers of attorney granted to patent agents for the conduct of patent matters, ESI has not given a power of attorney or any other authority (express, implied, or ostensible) which is still outstanding or effective to any person to enter into any contract, commitment, or obligation, or to do anything on ESI’s behalf, other than any authority to current employees to enter into routine trading contracts in the normal course of their duties.

2.40    Maintenance of Records.  To the best knowledge of the Principal Vendors, the statutory books, books of account, and other records of whatsoever kind of ESI are in all material respects up-to-date and maintained in accordance with all applicable legal requirements, and contain in all material respects complete and accurate records of all matters required to be dealt with in such books; all such books and records, and all other documents (including documents of title and copies of all subsisting agreements to which ESI is a party), which are the property of ESI, or ought to be in its possession are in its possession or under its control; and no notice or allegation that any is incorrect or should be rectified has been received.  All accounts, documents, and returns required by law to be delivered or made to the Registrar of Companies of Singapore or any other authority have been duly and correctly delivered or made, save for any omissions which are not material.

2.41    Filing of Charges.  All charges, pledges, or security arrangements by or in favour of ESI have (if appropriate) been registered in accordance with the provisions of all applicable laws, comply with the necessary formalities as to registration, or otherwise have complied with the laws and formalities of any other relevant jurisdiction.  The registered particulars of any charges over assets of ESI are complete and accurate in all respects.

17

2.42    Warranties and Indemnities.  ESI has not, or at any time prior to Closing will not have, sold or otherwise disposed of any property, assets, and/or undertakings (other than inventory, trading stock, or other products including cell lines sold, or services provided in the ordinary course of business) in circumstances such that ESI is, or may be, still subject to any liability (whether contingent or otherwise) under any representation, warranty, or indemnity given or agreed to be given (other than representation, warranty, or indemnity given or agreed to be given in respect of inventory or trading stock, cell lines sold, or services provided in the ordinary course of business) on or in connection with such sale or disposal.

2.43    Joint Ventures, Partnerships, etc.  ESI is not, and has not agreed to become, a member of any joint venture, consortium, partnership, or other unincorporated association (other than a recognized trade association).  ESI is not, and has not agreed to become, a party to any agreement or arrangement of participating with others in any business sharing commissions or other income.

ARTICLE 3

REPRESENTATIONS, WARRANTIES, AND COVENANTS OF PRINCIPAL VENDORS

The provisions of Schedule 4 shall operate to limit the liability of each of the Principal Vendors under and in respect of the Article 3 Warranties (as defined below).  As among the BioOne Principal Vendors as Principal Vendors, the Article 3 Warranties are given jointly and severally, but as among the BioOne Principal Vendors and ESCA, the Article 3 Warranties are given severally only and not jointly.  The Article 3 Warranties shall be true and correct in all material respects on the date of this Agreement and on the Closing Date, as if made on both such dates.

3.1     Certain Definitions.

(a)           Accredited Investor.  "Accredited Investor" has the meaning ascribed in Section 501 of Regulation D under the Securities Act.

(b)           Regulation S.  "Regulation S" means Rules 901 through 905 promulgated by the United States Securities and Exchange Commission under the Securities Act.

(c)           United States.  "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(d)           U.S. Person.  "U.S. Person" means:  (i) Any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S.  person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by Accredited Investors (as defined in the Securities Act) who are not natural persons, estates, or trusts.

18

3.2     Investment Representations.  Each Principal Vendor makes the following representations, as to itself, in connection with the acquisition of the BioTime Shares and Warrants:

(a)           If the Principal Vendor is a U.S. Person, it is an Accredited Investor and has executed and is delivering to Purchaser an Accredited Investor Certification in the form of Exhibit 3.2(a).

(b)           If the Principal Vendor is not a U.S. Person, it has executed and is delivering to Purchaser a Foreign Resident Certification in the form of Exhibit 3.2(b).

(c)           The Principal Vendor and its attorneys, accountants, and financial advisors have made such investigation of Purchaser as they have deemed appropriate for determining to acquire (and thereby make an investment in) the BioTime Shares and Warrants; and in making such investigation, they have received copies of the following reports filed by Purchaser with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Disclosure Documents"): Annual Report on Form 10-K for the year ended December 31, 2009; definitive proxy statement for Purchaser's most recent annual meeting of shareholders; and each Current Report on Form 8-K filed by Purchaser after the filing of its most recent Annual Report on Form 10-K.  Neither such inquiries nor any other diligence investigation conducted by such Principal Vendor or its attorneys, accountants, and financial advisors shall modify, amend, or affect such Principal Vendor’s right to rely upon the Purchaser’s representations and warranties and covenants contained herein and in the Disclosure Documents.

(d)           The Principal Vendor and its attorneys, accountants, and financial advisors have made such investigation of ESI and its subsidiaries as they have deemed appropriate for evaluating their Principal ESI Shares and Notes and for determining to sell their Principal ESI Shares and Notes to Purchaser.  In this regard, the Principal Vendor and its attorneys, accountants, and financial advisors have had access to and have received from ESI such financial statements and other information concerning the financial condition, assets, liabilities, revenues, contracts, patents, Patent Applications, business operations, and prospects of ESI and its subsidiaries as they may have requested.

(e)           The Principal Vendor understands that the BioTime Shares and Warrants are being offered and sold without registration under the Securities Act or registration or qualification under the California Corporate Securities Law of 1968, the laws of other states of the United States, or under the laws of Singapore, or any other country, in reliance upon the exemptions from such registration and qualification requirements for non-public offerings to U.S. Persons and offerings made to non-U.S. Persons.  The Principal Vendor acknowledges and understands that the availability of the aforesaid exemptions depends in part upon the accuracy of certain of the representations, declarations, and warranties contained herein, which the Principal Vendor makes with the intent that they may be relied upon by Purchaser.  The Principal Vendor understands and acknowledges that no Singapore, Australian, Israeli, or United States federal, state, or other agency has reviewed or endorsed the offer or sale of the BioTime Shares, Warrants, or Warrant Shares or made any finding or determination as to the fairness of the offering or sale of the BioTime Shares, Warrants, or Warrant Shares.

19

(f)           The Principal Vendor understands that each Warrant will bear a legend stating that the Warrant and Warrant Shares to be issued upon the exercise of the Warrant have not been registered under the Securities Act, and that the Warrant may not be exercised by or on behalf of any U.S. Person unless registered under the Securities Act or exempted from such registration.

(g)           The Principal Vendor, either alone or together with its attorneys, accountants, and financial advisors, has such knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in the BioTime Shares, Warrants, and Warrant Shares and to make an informed investment decision with respect thereto.

(h)           The Principal Vendor is acquiring the BioTime Shares and Warrants solely for its own account and for investment purposes, and not with a view to, or for sale in connection with, any distribution of the BioTime Shares or Warrants, unless registered under the Securities Act.

(i)           It has never been represented, guaranteed, or warranted to the Principal Vendors by Purchaser, or by any officer, director, employee, or agent of Purchaser, that the Principal Vendors will realize any specific value, sale price, or profit as a result of acquiring the BioTime Shares, Warrants, or Warrant Shares.

3.3     Resale Restrictions.

(a)           Each Principal Vendor agrees that it will not sell, offer for sale, or transfer any of its BioTime Shares, Warrants, and Warrant Shares in any manner in the United States or to a U.S. Person, unless those BioTime Shares, Warrants, or Warrant Shares have been registered under the Securities Act, or unless there is an exemption from such registration and an opinion of counsel reasonably acceptable to Purchaser has been rendered, stating that such offer, sale, or transfer will not violate any United States federal or state securities laws, and, in the case of a sale by a person who is not a U.S. Person, was made in compliance with Regulation S.  Notwithstanding anything herein to the contrary, no registration statement or opinion of counsel shall be required for the transfer of any BioTime Shares or Warrant Shares (i) in compliance with Rule 144 or Rule 144A under the Securities Act, (ii) by a Principal Vendor that is a partnership or a corporation to (A) a partner of such partnership or shareholder of such corporation, (B) a retired partner of such partnership who retires after the date hereof, (C) the estate of any such partner or shareholder, or (iii) by a Principal Vendor to an affiliated fund or entity of such Principal Vendor; provided, however, that in each of the foregoing cases, the transferee agrees in writing to be subject to the terms of this Article to the same extent as if the transferee were an original Principal Vendor hereunder.

20

(b)           The certificates evidencing BioTime Shares, Warrants, and Warrant Shares sold to a Principal Vendor who is not a U.S. Person will contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act.

(c)           The certificates evidencing BioTime Shares, Warrants, and Warrant Shares sold to a Principal Vendor who is a U.S. Person will contain a legend to the effect that transfer is prohibited except pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

(d)           Purchaser will not permit the registration of the transfer of any Warrants, and Purchaser will issue instructions to the transfer agent and registrar of the BioTime Shares and Warrant Shares to refuse to register the transfer of any BioTime Shares or Warrant Shares, not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

3.4     Restrictions on Exercise of Warrants by anyone other than a Principal Vendor.

(a)           The Warrants may not be exercised unless registered under the Securities Act or an exemption from such registration is available.

(b)           Each person exercising a Warrant originally issued to a Principal Vendor who is not a U.S.  Person will be required to give: (i) written certification that he or it is not a U.S.  person and the Warrant is not being exercised on behalf of a U.S. Person; or (ii) a written opinion of counsel acceptable to the Purchaser to the effect that the Warrant and the Warrant Shares have been registered under the Securities Act or are exempt from registration thereunder.

(c)           Unless the Warrant and Warrant Shares have been registered under the Securities Act, each person exercising a Warrant originally issued to a Principal Vendor who is a U.S.  Person will be required to certify that such person is an "accredited investor" under the Securities Act or give a written opinion of counsel acceptable to the Purchaser to the effect that exercise of the Warrant and the issuance of the Warrant Shares are exempt from registration under the Securities Act.

3.5     Title to Principal ESI Shares and Notes.  The Principal Vendor holds, and at Closing will deliver to Purchaser, legal and beneficial title to the Principal ESI Shares or Notes it is selling to Purchaser, free and clear of all Liens, save for (i) liens arising by operation of law in the normal course of business of ESI; and (ii) the security interests created in favor of BMSIF with respect to the Notes pursuant to the ESI Debenture, which will be assigned to the Purchaser on the Closing Date.

21

3.6     Authority.  If the Principal Vendor is an entity rather than a natural person, it has the power and authority to execute and deliver, and to assume and perform all of its obligations under, this Agreement; and, the execution and delivery of this Agreement and the performance of the Principal Vendor's obligations under this Agreement have been duly authorized by Principal Vendor's board of directors, managers, partners, or persons holding comparable authority.

3.7     Enforceability.  This Agreement is the valid and binding agreement of the Principal Vendor, enforceable in accordance with its terms, except to the extent limited by any bankruptcy, insolvency, or similar law affecting the rights of creditors generally.

3.8     No Conflict.  The execution and delivery of this Agreement, and consummation of the transactions contemplated by this Agreement, including the sale of the Principal Vendor’s Principal ESI Shares or Notes to Purchaser, do not and will not: (a) violate any provisions of (i) any rule, regulation, statute, or law applicable to such Principal Vendor with respect to the sale of the Principal ESI Shares or Notes, or (ii) the terms of any order, writ or decree of any court or judicial or regulatory authority or body by which such Principal Vendor is bound; or (b) conflict with or result in a breach of any condition or provision or constitute a default under or pursuant to the terms of any contract, mortgage, lien, lease, agreement, debenture, bond, or instrument to which the Principal Vendor is a party, or which is binding upon it or him or upon any of its or his assets or property; or (c) result in the creation or imposition of any Lien on its or his Principal ESI Shares or Notes.

3.9     No Litigation.  There are no pending or, to the best knowledge of such Principal Vendor, threatened lawsuits or other proceedings, or any basis therefore, challenging the right or authority of the Principal Vendor to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser makes the representations and warranties contained in this Article 4 for the benefit and reliance of the Principal Vendors.  The representations and warranties in this Article 4 shall be true and correct in all material respects on the date of this Agreement and on the Closing Date, as if made on both such dates.  Purchaser hereby represents and warrants to each of the Principal Vendors the following:

4.1     Organization.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Purchaser is not in violation of any of the provisions of its certificate or articles of incorporation, bylaws, or other organizational or charter documents.  Purchaser is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

22

4.2     Authority; Enforceability.  Purchaser has the corporate power and authority to execute and deliver, and to assume and perform all of its obligations under, this Agreement, the Registration Rights Agreement, the Warrants, and each of the other agreements entered into by the Parties hereto in connection with the transactions contemplated by this Agreement (together, the “Transaction Documents”).  The execution and delivery of this Agreement and the Transaction Documents and the performance by Purchaser of its obligations hereunder and thereunder have been duly authorized by all necessary action on the part of Purchaser and no further action is required by Purchaser, the Board of Directors of Purchaser, or the stockholders of Purchaser.  This Agreement, and each of the Transaction Documents, is the valid and binding agreement of Purchaser, enforceable in accordance with its terms, except to the extent limited by any bankruptcy, insolvency, or similar law affecting the rights of creditors generally.

4.3     No Conflict.  The execution and delivery of this Agreement and the Transaction Documents, and consummation of the transactions contemplated hereunder and thereunder, by Purchaser do not and will not (a) violate any provisions of (i) any United States federal or state rule, regulation, statute, or law applicable to Purchaser with respect to the purchase of the Principal ESI Shares and Notes, or (ii) the terms of any order, writ, or decree of any United States federal or state court or judicial or regulatory authority or body by which Purchaser is bound, or (iii) the Articles of Incorporation or By-laws of Purchaser; and (b) will not conflict with or result in a breach of any condition or provision, or constitute a default under or pursuant to the terms, of any contract, mortgage, lien, lease, agreement, debenture, or instrument to which Purchaser is a party and which is binding upon Purchaser.

4.4     Validity of BioTime Shares and Warrants.  The BioTime Shares, when delivered at Closing or from the Escrow, will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances.  The Warrants, when delivered at Closing, will be duly authorized and validly issued.  When issued upon exercise of a Warrant in accordance with the terms of such Warrant, including payment in full of the exercise price, the Warrant Shares will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances.  Purchaser has reserved from its duly authorized capital stock the shares of its common stock issuable upon exercise of the Warrants in order to issue the Warrant Shares.

4.5     Litigation.  There is no action, proceeding, or investigation pending, or any basis therefor or threat thereof, which challenges Purchaser’s right to enter into this Agreement, or challenges any action taken or to be taken, by Purchaser in connection with this Agreement.

23

4.6     Breaches.  None of Purchaser nor Purchaser’s Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer is aware that, subject to the Schedule of Exceptions, any of the Warranties was untrue or inaccurate as of the date of this Agreement.

4.7     SEC Documents; Financial Statements.  Purchaser has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, during the two (2) years prior to the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and contained the financial statements and other information for the periods required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of Purchaser included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Purchaser as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.8      Absence of Certain Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has not been any material adverse change in the financial condition, assets, liabilities, revenues, or business of Purchaser, (ii) Purchaser has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Purchaser’s financial statements pursuant to GAAP or not required to be disclosed in filings made with the Securities and Exchange Commission, (iii) Purchaser has not altered its method of accounting or the identity of its auditors, (iv) Purchaser has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock, and (v) Purchaser has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Purchaser stock option or restricted stock option plans, outstanding stock purchase warrants, or otherwise in the ordinary course of business.  Purchaser does not have pending before the Securities and Exchange Commission any request for confidential treatment of information.

4.9     Listing and Maintenance Requirements.  Purchaser has not, in the 12 months preceding the date hereof, received notice from the NYSE Amex to the effect that Purchaser is not in compliance with the listing or maintenance requirements of the NYSE Amex. Purchaser is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

24

4.10    Private Placement.  Assuming the accuracy of the representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the BioTime Shares, Warrants and Warrant Shares by Purchaser to the Principal Vendors as contemplated hereby.  Upon NYSE Amex approval for listing of the BioTime Shares, Warrants and Warrant Shares and the issuance and sale of the BioTime Shares, Warrants and Warrant Shares hereunder will not contravene the rules and regulations of the NYSE Amex.  No claim may be brought for any breach or violation of the representation and warranty under this Section 4.10 later than one year after the Closing Date.

4.11   Form S-3 Eligibility.  Purchaser meets the registrant requirement under General Instruction I.A. of Form S-3 for registering the resale of BioTime Shares and Warrant Shares issuable to the Principal Vendors upon the exercise of the Warrants pursuant to Form S-3 promulgated under the Securities Act.

ARTICLE 5
CLOSING

5.1     Documents Delivered By Principal Vendors.  Subject to Sections 5.3 and 5.4, on the Closing Date, the Principal Vendors shall deliver to Purchaser originals of the following documents:

(a)           Principal Vendors’ Certificates.  (i) A certified, true copy of the resolutions of the board of directors of the Principal Vendors authorizing and approving the execution and delivery of this Agreement, the consummation of the sale of the Principal ESI Shares and/or Notes held by them, and the other transactions contemplated by this Agreement, certified by the duly elected and incumbent corporate secretary of the Principal Vendors; (ii) a certificate signed by the duly elected and incumbent directors of each Principal Vendor who have executed this Agreement on behalf of such Principal Vendor, dated the Closing Date, attesting to such incumbency and as to the veracity of their signatures; and (iii) a certificate executed by a director of any Principal Vendor, dated the Closing Date, certifying that: (A) the Warranties are true and correct in all respects at and as of the Closing Date; provided, that all such representations and warranties made as of a specified date shall be true and correct in all respects as of such date; and (B) the conditions set forth in Section 5.4, other than 5.4(f) and 5.4(g), have been satisfied.

(b)           Share Certificates.  Share certificates, duly registered in the name of the Principal Vendors, evidencing all of the Principal ESI Shares owned by them (or an express indemnity in a form satisfactory to Purchaser in the case of any certificate found to be missing), together with the relevant transfer instruments, duly executed in blank by the Principal Vendors, and a Working Sheet C for Transfer of Shares certifying the net asset value per share of ESI, executed by a director of ESI, in connection with the payment of stamp duty.

25

(c)           Notes and Unissued Warrants.  Notes certificates, duly registered in the name of BMSIF, evidencing all of the Notes held by it, together with the relevant transfer instruments, duly executed by BMSIF and three counterparts of a novation agreement, in form and substance acceptable to Purchaser, novating to Purchaser all of BMSIF’s rights and obligations under the ESI Debenture and the note and warrant subscription agreements dated 14 November 2006 and 15 January 2009 entered into between ESI and BMSIF (collectively, the “Novation Agreements”), duly executed by BMSIF and ESI.

(d)           ESI Documents.  (i) The written resignation of Carl David Strachan as a director of ESI from his office as a director of ESI, to take effect on the Closing Date, with an acknowledgement signed by him in a form satisfactory to the Purchaser to the effect that he has no claim against ESI save for any rights, entitlements, or fees that have accrued prior to Closing; (ii) certified, true copies of the resolutions passed by the board of directors of ESI, approving (A) the registration of the transfer of the Principal ESI Shares, the cancellation of the share certificates and note certificates in respect of the Principal ESI Shares issued in the name of the Principal Vendors and the Notes held by BMSIF, and the issuance of a new share certificate and note certificate in respect of the Principal ESI Shares and Notes in the name of the Purchaser; (B) execution into of the Novation Agreements; (C) the appointment of such persons as the Purchaser may nominate as directors of ESI; (D) the revocation of all existing authority of its existing bank signatories in respect of the operation of its bank accounts and the adoption of a new set of signatories and authorities as the Purchaser may nominate in substitution thereof; and (E) the termination of the Options; (iii) a letter from any of the Principal Vendors confirming that all the statutory and other books (duly written up-to-date) of ESI, the certificate of incorporation, the common seal, and any other papers and documents of ESI are in the possession of ESI’s corporate secretarial agent; and (iv) all financial and accounting books and records of ESI.

(e)           Escrow Agreement.  Five counterparts of the Escrow Agreement, duly executed and, if required by the Escrow Agent, acknowledged by the Principal Vendors.

(f)           Stock Transfer Power.  A stock transfer power for each Principal Vendor, signed in blank, made to American Stock Transfer Company.

(g)           Warrant Agreement.  Two counterparts of the Warrant Agreement duly executed by BMSIF.

(h)           Registration Rights Agreement.  Sixteen counterparts of the Registration Rights Agreement, duly executed by each of the Principal Vendors.

(i)           Certifications.  A Foreign Resident Investor Certification or Accredited Investor Certification, as applicable, duly executed by the Principal Vendors.

(j)           Broker’s Release.  A release, in form and content satisfactory to Purchaser, from Proteus Advisors, LLC (“Proteus), stating that all fees, commissions, expense reimbursements, and other remuneration or compensation of any kind payable to Proteus by ESI has been received, or the obligation for payment thereof has been assumed by BMSIF, releasing ESI from all liability for such payment.

26

(k)           Cash Balances; Liabilities.  A list of all the outstanding and unpaid debts, liabilities, and obligations owing by ESI to creditors and third parties as at three Business Days before April 27, 2010, other than the Notes, future rent obligations arising under the Lease and Sublease, and future royalty obligations on future sales of product under Licenses and debts, liabilities, and obligations incurred in the ordinary course of business of ESI after 31 March 2010.

(l)           Pre-emption rights. Letters regarding pre-emption rights, duly executed by each of the Principal Vendors and the Other Shareholders, pursuant to which the Principal Vendors and Other Shareholders waive in favour of the Purchaser all pre-emption rights, co-sale rights, tag-along rights, rights of first refusal, or similar rights, and any other rights with respect to the purchase and sale of the Principal ESI Shares under this Agreement and the sale of the other ESI Ordinary Shares and ESI Preferred Shares under each Transfer Agreement, entitling the Principal Vendors or the Other Shareholders to any of the ESI Ordinary Shares being sold by the Other Shareholders or the Principal Vendors, whichever is applicable.

5.2     Documents Delivered By Purchaser.  On the Closing Date, Purchaser shall deliver to the Principal Vendors originals of the following documents:

(a)           BioTime Shares.  A stock certificate registered in the name of each of the Principal Vendors evidencing the number of BioTime Shares set out against their names in column (2) of Schedule 1 subject to adjustment under Section 1.7, excluding the Escrow Shares.  Purchaser shall concurrently deliver to the Escrow Holder stock certificates registered in the names of the Principal Vendors evidencing their respective Escrow Shares.

(b)           Warrant Agreement/Warrant.  Two counterparts of the Warrant Agreement duly executed by Purchaser and a warrant certificate duly executed by Purchaser evidencing the number of Warrants set out against the name of BMSIF in column (2) of Schedule 1, registered in the name of BMSIF.

(c)           Purchaser's Secretary's Certificates.  Copies of the resolutions of the directors of Purchaser authorizing and approving the execution and delivery of this Agreement, the issuance of the BioTime Shares and Warrants, and the consummation of the transactions contemplated by this Agreement, certified by the duly elected and incumbent corporate secretary of Purchaser.

(d)           Purchaser's Incumbency Certificates.  A certificate signed by the duly elected and incumbent officers of Purchaser who have executed this Agreement on behalf of Purchaser, dated the Closing Date, attesting to such incumbency and as to the veracity of their signatures.

(e)           Escrow Agreement.  Five counterparts of the Escrow Agreement, duly executed by Purchaser and the Escrow Holder.

27

(f)           Registration Rights Agreement.  Sixteen counterparts of the Registration Rights Agreement, duly executed by Purchaser.

(g)           Novation Agreement.  Three counterparts of the Novation Agreement, duly executed by Purchaser.

(h)           Option Holder BioTime Shares. A stock certificate registered in the name of each of the Option Holders evidencing the number of BioTime Shares set out against their names in Schedule 3.

5.3     Breach of Closing Obligations.  If Sections 5.1 and 5.2 are not fully complied with by the Purchaser (other than due to the failure of a condition under Section 5.4 to be satisfied) or by the Principal Vendors (other than due to the failure of a condition under Section 5.5 to be satisfied) on or before the Closing Date, the Purchaser, in the case of non-compliance by the Principal Vendors, or any of the Principal Vendors, in the case of non-compliance by the Purchaser, shall be entitled (in addition to and without prejudice to all other rights or remedies available to the terminating Party including the right to claim damages), by written notice to the other Parties served on such date:

(a)           to elect to terminate this Agreement (other than Section 6.2 and ARTICLE 7) without liability on the part of the terminating Party;

(b)           to effect Closing to the extent practicable, taking into consideration the defaults which have occurred; or

(c)           to fix a new date for Closing (not being more than 20 Business Days after the agreed date for Closing), in which case the foregoing provisions of this Section 5.3 shall apply to Closing as so deferred, but provided such deferral may only occur once.

5.4     Conditions to Purchaser's Obligation to Close.  Purchaser’s obligations to purchase the Principal ESI Shares and Notes under this Agreement are subject to and conditioned upon the satisfaction of the following conditions on or before the Closing Date.

(a)           Delivery of Documents.  Purchaser shall have received all of the documents required to be delivered to Purchaser under Section 5.1.

(b)           Representations and Warranties.  The Warranties shall be true and correct in all material respects on and as of the Closing Date (or, if made as of a specific date, at and as of such date) with the same effect as though such representations and warranties had originally been made as of the Closing.

(c)           Performance.  The Principal Vendors shall have performed and complied, in all material respects, with all agreements, obligations, and conditions that it is required to perform or comply with under this Agreement, on or before the Closing Date.

28

(d)           Lawsuits.  No lawsuit, proceeding, or investigation shall have been commenced by any governmental authority on any grounds to restrain, enjoin, or hinder the consummation of the transactions contemplated by this Agreement.

(e)           Consents and Waivers.  Written consents, waivers, or agreements obtained from (i) each holder of ESI Ordinary Shares and ESI Preferred Shares waiving all pre-emptive rights, co-sale rights, tag-along rights, rights of first refusal, or similar rights with respect to the purchase and sale of the Principal ESI Shares under this Agreement and the sale of the other ESI Ordinary Shares and ESI Preferred Shares under each Transfer Agreement; and (ii) all parties to the Shareholders' Agreement agreeing to terminate the Shareholders' Agreement effective on the Closing Date.

(f)           Listing Approval.  The NYSE Amex shall have approved the listing of the BioTime Shares and the Warrant Shares on a when issued basis.

(g)           Compliance with Securities Laws.  The sale and issuance of the BioTime Shares and Warrants shall be (a) exempt from registration under the Securities Act, and (b) exempt from registration, qualification, or other regulation under the laws of any state of the United States and any country in which any Principal Vendor resides.

5.5     Conditions to Principal Vendors’ Obligation to Close.  The obligations of the Principal Vendors to sell, transfer, and assign, as the case may be, their respective Principal ESI Shares and Notes to Purchaser under this Agreement are subject to and conditioned upon the satisfaction of the following conditions on or before the Closing Date.

(a)           Delivery of Documents.  Purchaser shall have delivered all of the documents required to be delivered under Section 5.2 to the Principal Vendors.

(b)           Representations and Warranties.  The representations and warranties made by the Purchaser in Article 4 of this Agreement shall be true and correct in all material respects on and as of the Closing Date (or, if made as of a specific date, at and as of such date) with the same effect as though such representations and warranties had originally been made as of the Closing.

(c)           Performance.  Purchaser shall have performed and complied, in all material respects, with all agreements, obligations, and conditions that it is required to perform or comply with, on or before the Closing Date.

5.6     Responsibility for Satisfaction

(a)           The Principal Vendors shall use all reasonable endeavours to ensure the satisfaction of the conditions set out in Sections 5.4(a), 5.4(b), 5.4(c), and 5.4(e).  The Purchaser shall use all reasonable endeavours to ensure the satisfaction of the conditions set out in Section 5.4(f), 5.4(g) and Section 5.5.  The Purchaser undertakes to disclose in writing to the Principal Vendors any event which will or may prevent the conditions specified in Sections 5.4(f) or 5.4(g) and Section 5.5 from being satisfied on or before the Closing Date promptly upon its knowledge of such event.  Each of the Principal Vendors undertake to disclose in writing to the Purchaser any event which will or may prevent the conditions specified in Sections 5.4(a), 5.4(b), 5.4(c), 5.4(d), and 5.4(e) from being satisfied on or before the Closing Date promptly upon the knowledge by and of such Principal Vendor of such event.

29

(b)           Without prejudice to Section 5.6(a), the Principal Vendors and the Purchaser agree that all requests and enquiries from any government, governmental, supranational, or trade agency or court or other regulatory body shall be dealt with by the Principal Vendors and the Purchaser in consultation with each other; and the Principal Vendors and the Purchaser shall promptly co-operate with and provide all necessary information and assistance reasonably required by such government, governmental, supranational, or trade agency or court or other regulatory body upon being requested to do so by the other party  to the extent necessary to permit the Closing.

5.7     Non-Satisfaction/Waiver

(a)           The Purchaser may at any time waive in whole or in part the conditions set out in Section 5.4, other than Sections 5.4(f) and 5.4(g) by notice in writing to the Principal Vendors.  In the event the Purchaser waives, in whole or in part, any of those conditions (the “Waived Purchaser Condition”), the Purchaser shall not have any claim against any of the Principal Vendors for such, whole or part, of the Waived Purchaser Condition.

(b)           The Principal Vendors may at any time waive in whole or in part the conditions set out in Section 5.5 by notice in writing to the Purchaser.  In the event the Principal Vendors waive, in whole or in part, any of the conditions set out in Section 5.5 (the “Waived Principal Vendors Condition”), the Principal Vendors shall not have any claim against the Purchaser for such, whole or part, of the Waived Principal Vendors Condition.

(c)           If the conditions in Sections 5.4 and 5.5 are not satisfied or waived on or before the Closing Date, this Agreement (other than Section 6.2 and ARTICLE 7) shall ipso facto cease and terminate on the Closing Date and none of the Parties shall have any claim against the other for costs, damages, compensation, or otherwise, save for any claim by the relevant Party arising from antecedent breaches of this Agreement.

ARTICLE 6
ADDITIONAL COVENANTS

6.1     Further Assurances.

(a)           The Principal Vendors will execute, acknowledge, deliver, file, and record such additional certificates, deeds, instruments, notices, and documents; and will take such additional actions as Purchaser may reasonably request on or after the date of this Agreement to effect, complete, or perfect the sale, transfer, assignment, and conveyance of the Principal ESI Shares and Notes to Purchaser.  The Purchaser will execute, acknowledge, deliver, file, and record such additional certificates, instruments, notices, and documents; and will take such additional actions as any of the Principal Vendors may reasonably request on or after the date of this Agreement to effect, complete, or perfect the sale, transfer, assignment, conveyance of the Principal ESI Shares and Notes to Purchaser, and the allotment and issuance of the BioTime Shares, Warrants and Warrant Shares to the Principal Vendors.

30

(b)           After Closing, the Purchaser shall, and shall procure that ESI and its related corporations (collectively, the “Group Companies” and each, a “Group Company”) shall, retain for a reasonable period from Closing, and subject to reasonable notice, allow the Principal Vendors or the Principal Vendors’ representatives to have reasonable access to (and, at the Principal Vendors’ expense, copies of) the books, records, and documents of the Group Companies to the extent that they relate to the period prior to Closing and to the extent reasonably required by the Principal Vendors to comply with any relevant law or regulations or in connection with the preparation and agreement of any accounting, tax, or other records.

6.2     Confidentiality.  Each Principal Vendor agrees that it will not disclose to any person or entity (other than the officers and directors of the Purchaser or ESI) for any reason, or otherwise use, any Confidential Information which the Principal Vendors may have acquired with respect to the business of ESI or any of ESI's consolidated subsidiaries, or Purchaser's business, prior to or after the date of this Agreement, without the prior written consent of the Purchaser.  "Confidential Information" means all information of ESI or any of ESI's consolidated subsidiaries that includes or pertains to: (a) the formulation, composition, or methods of manufacture of any product; (b) the results of any research, testing, or evaluation of any product or technology (including, without limitation, non-public regulatory agency data, pre-clinical and clinical data, medicinal chemistry, test, and analysis results, and other technical information); (c) formulae, processes, the content of Patent Applications, know-how, ideas, unpatented inventions, and research protocols; (d) research and development plans and programs; (e) business methods and strategies; (f) business planning, marketing plans, and customer lists; (g) accounting, income tax, and financial information; (h) the terms of contracts and licenses, proposed contracts, licenses, and other business arrangements with third parties; and (i) information concerning the compensation of employees and consultants.  This restriction shall continue to apply for three years after Closing but shall not apply to any Confidential Information which was or is:

(a)           already, or may hereafter be, in the public domain other than arising from a breach of this Section 6.2;

(b)           lawfully obtained by the Party receiving the Confidential Information from a third party, where the third party was not known, or was not reasonably thought to be known, to such receiving party to be bound by any obligation to the other Party to maintain the confidentiality of such information;

(c)           required by any laws, rules, or regulations or by any governmental or statutory authority, agency, regulatory body, or its equivalent (including any relevant stock exchange or tax authorities which may be applicable to it and/or its related corporations) or by a court of competent jurisdiction to be disclosed provided that in such event, the relevant Party shall (and shall procure that its relevant related corporations shall) forthwith consult with the other Parties on the form and content of the announcement or the disclosure (as the case may be) prior to making the announcement or disclosure (as the case may be);

31

(d)           disclosed to the professional advisers of the respective Parties;

(e)           required to be disclosed or used to vest the full benefit of this Agreement in any of the Principal Vendors or the Purchaser; or

(f)           information independently developed after Closing without the use of Confidential Information.

Notwithstanding anything in this Agreement, each of BMSIF and PGH may disclose any information, which relates to the provisions of this Agreement or the subject matter of this Agreement or any document referred to in this Agreement, to the government of Singapore and/or any ministry, department, agency, judicial or administrative body, or statutory board under the direct control thereof, pursuant to the internal reporting requirement thereof.

Except as may be required to be disclosed pursuant to any applicable requirement issued by any competent governmental or statutory authority, and rules or regulations of any relevant regulatory body, including but not limited to the rules and regulations of the United States Securities and Exchange Commission and the rules and regulations of the NYSE Amex or any other relevant stock exchange, each Party undertakes that prior to Closing it will not make any announcement in connection with this Agreement, unless the other Party shall have given its written consent to such announcement (which consent not to be unreasonably withheld).

6.3     Injunctive Remedies.  Each Principal Vendor acknowledges that it would be extremely difficult to measure the damages that the Purchaser might suffer if the Principal Vendor were to breach the provisions of Section 6.2 of this Agreement.  Purchaser, and any successor in interest or permitted assignee of Purchaser (each, the “Purchaser’s Successor”), shall be entitled, in the event of a breach of the provisions of Section 6.2 of this Agreement, to injunctive relief to restrain any person or entity from any such breach, without showing any actual damage to Purchaser or Purchaser’s Successor.  The Purchaser, or the Purchaser’s Successor, shall also, in the event of a breach of the provisions of Section 6.2 of this Agreement, be entitled to any other remedies available to any of them at law or in equity.

ARTICLE 7
MISCELLANEOUS

7.1     Governing Law.  This Agreement shall be construed and governed in all respects by the laws of Singapore.

32

7.2     Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of each Party to this Agreement.  Purchaser may assign some or all of Purchaser's rights under this Agreement to a subsidiary of Purchaser; or may direct that title to and possession of some or all of the Principal ESI Shares or Notes be taken in the name of one or more of Purchaser's subsidiaries.  Except as set out in this Section 7.2, Purchaser shall not assign the benefit of all or any of its obligations under this Agreement, or any benefit arising under or out of this Agreement to any third party, except that the provisions of Sections 6.2 and 6.3 may be assigned in connection with a merger or consolidation with another company or business entity or a sale of ESI, without the prior written consent of the other Parties.

7.3     Entire Agreement; Amendment.  This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter of this Agreement at the date of this Agreement, to the exclusion of any terms implied by law which may be excluded by contract, and supersedes any previous written or oral agreement between ESI and the Purchaser in relation to the matters dealt with in this Agreement (including the letters of intent issued by Purchaser dated 2 February 2010 and 11 March 2010).  The Purchaser acknowledges that it has not been induced to enter into this Agreement by any representation, warranty, or undertaking not expressly incorporated into this Agreement.  In this Section 7.3, this “Agreement” includes the Schedules to this Agreement, the Schedule of Exceptions, and all documents entered into pursuant to this Agreement. This Agreement and any term of this Agreement may be amended, waived, discharged, or terminated only by a written instrument signed by the Parties.

7.4     Arbitration.  In case any dispute or difference shall arise between the Parties as to the construction of this Agreement or as to any matter of whatsoever nature arising thereunder or in connection therewith, including any question regarding its existence, validity, or termination, such dispute or difference shall be submitted to a single arbitrator to be agreed upon in writing between the Parties or, failing agreement, within two (2) weeks of submission of a request to agree by either Party, to be appointed by the Chairman of the Singapore International Arbitration Centre (the “SIAC”) at that time.  Such submission shall be a submission to arbitration in accordance with the Arbitration Rules of the SIAC in force at that time, and are deemed to be incorporated by reference in this clause, by which the Parties hereto agree to be so bound.  The place of arbitration shall be Singapore and the arbitration shall be conducted wholly in the English language.  Each Party irrevocably submits to the exclusive jurisdiction of the courts of Singapore and to support and assist the arbitration process set out above, including if necessary the grant of interlocutory relief pending the outcome of that process.

7.5     Notices, etc.  All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given when delivered by hand, messenger, or express air freight service, in any case addressed as follows:

To Purchaser:	BioTime, Inc.
1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
Attention: Michael D. West, Chief Executive Officer

33

with a copy to:
Richard S. Soroko, Esq.
Lippenberger, Thompson, Welch,
Soroko & Gilbert LLP
201 Tamal Vista Blvd.
Corte Madera, California 94925

and to:
Lee Suet-Fern
Stamford Law Corporation
9 Raffles Place #32-00 Republic Plaza
Singapore 048619

To the Principal Vendors :	To the applicable address shown on Schedule 1 of this Agreement.

Any Party may change its address for the purpose of this Section by giving notice to each other Party in accordance with this Section.

7.6     Delays and Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any Party to this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power, or remedy of such Party, nor shall such delay or omission be construed to be a waiver of, or an acquiescence in, any such breach or default or any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be made in writing, as provided in Section 7.3, and shall be effective only to the extent specifically set forth in such writing.

7.7     Expenses.  Purchaser and the Principal Vendors shall bear their own expenses incurred on their behalf with respect to this Agreement and to the transactions contemplated by this Agreement.

7.8     No Brokers or Finders Fees.  Principal Vendor warrants to Purchaser that no person other than Proteus is entitled to receive any fee, commission, or other compensation from ESI, as a broker, finder, or otherwise, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.  BMSIF shall be solely liable for the payment of any fees, commissions, or other compensation earned by Proteus, and BMSIF agrees to indemnify, defend, and hold Purchaser harmless from and against any and all claims, obligations, and liabilities for the payment of any such fees, commissions, and compensation.

34

7.9     Titles and Subtitles.  The titles or headings of the Articles and Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.10    Schedules and Exhibits.  References to Schedules, the Schedule of Exceptions, and Exhibits are references to the Schedules and Exhibits attached to this Agreement.  All Schedules (including the Schedule of Exceptions) are an integral part of the transactions effected by or under this Agreement.  The disclosures in the Schedule of Exceptions, are exceptions to the Indemnity and the Warranties as a whole and are made on the basis that any matter disclosed in relation to a particular Warranty shall be effective generally in relation to every other Warranty and Indemnity as may be appropriate and each such disclosure is given without prejudice to the generality or effectiveness of any other disclosure.  The Principal Vendors shall not be or be deemed to be in breach of any Warranty or Indemnity (and no claim shall lie nor liability attach) in respect of any matter which is disclosed in the Schedule of Exceptions.

7.11    Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, each such unenforceable provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if each such unenforceable provision were so excluded; the balance of this Agreement as so interpreted shall be enforceable in accordance with its terms.

7.12    Time of the Essence.  Time shall be of the essence of this Agreement both as regards any dates and periods mentioned and as regards any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the Parties.

7.13    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Counterparts of this Agreement may be transmitted by facsimile, electronic mail, or other electronic means and, upon receipt, shall be deemed an original; provided that, upon demand of the recipient, the sender shall mail or deliver an originally signed copy within a reasonable time of such demand.

7.14    Third Party Rights.  A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of this Agreement.

7.15    Conflicts.  In the event of any inconsistency or conflict between the provisions of this Agreement and the Transfer Agreement, this Agreement shall, as between the Parties, prevail.

35

7.16    Interpretation.

In this Agreement, unless the context otherwise requires, the provisions in this Section 7.16 apply:

(a)           The sign “S$” means the lawful currency of Singapore.

(b)           The sign “US$” means the lawful currency of the United States of America.

(c)           “Article 2 Warranties” means the representations and warranties as set out in Article 2.

(d)           “Business Day” means a day on which commercial banks are open for business in Singapore (excluding Saturdays, Sundays and gazetted public holidays).

(e)           “Article 3 Warranties” means the representations and warranties as set out in Article 3.

(f)           “Disclosure Exceptions” means any matter, information and/or documents:

(i) reflected, disclosed, provided for, referred to, or noted in the Financial Statements, including the notes thereto;

(ii) disclosed in one or more of the Schedules to this Agreement (including the Schedule of Exceptions);

(iii) available at the public registries which are available for public inspection;

(iv) revealed in replies from the Principal Vendors and/or their solicitors in response to formal enquiries by Purchaser and in correspondence between (a) the Principal Vendors and/or their solicitors and (b) the Purchaser and/or its solicitors;

(v) contained in the memorandum and articles of association of ESI and/or its subsidiaries; and

(vi) disclosed during the due diligence exercise undertaken by Purchaser and its advisers in relation to ESI, in accordance with the index of due diligence materials as set out in the Schedule of Exceptions.

(g)           “ESI Shares” means collectively, all the issued shares in the capital of ESI (including the ESI Ordinary Shares and the ESI Preferred Shares).

36

(h)           “Other Shareholders” means the legal and beneficial holders of ESI Ordinary Shares as at the date of this Agreement, set out in Parts 1 and 2 of Schedule 2.

(i)           “Options” means options to acquire ESI Ordinary Shares, held by the Option Holders.

(j)           “Option Holders” means holders of Options as at the date of this Agreement, namely Christine Mummery, Hubrecht Institute and Nick Gough and Associates Pty Ltd, whose particulars are set out in Schedule 3.

(k)           "Series A1 ESI Preferred Shares" means the series A1 preference shares in the capital of ESI, which may be converted into ESI Ordinary Shares in accordance with the provisions of the ESI articles of association;

(l)           "Series A2 ESI Preferred Shares" means the series A2 preference shares in the capital of ESI, which may be converted into ESI Ordinary Shares in accordance with the provisions of the ESI articles of association;

(m)           "Series A3 ESI Preferred Shares" means the series A3 preference shares in the capital of ESI, which may be converted into ESI Ordinary Shares in accordance with the provisions of the ESI articles of association;

(n)           “Transfer Agreement” means the transfer agreement to be made between each of the Other Shareholders, the Principal Vendors, and Purchaser, in the form set out in Schedule 5.

(o)           “Warranties” means collectively the Article 2 Warranties and the Article 3 Warranties.

(p)           The headings are for convenience only and shall not affect the interpretation of this Agreement.

(q)           Unless the context otherwise requires or permits, references to the singular number shall include references to the plural number and vice versa; references to natural persons shall include any company, limited liability partnership, partnership, business trust or unincorporated association (whether or not having separate legal personality); references to a company shall include any company, corporation, or any body corporate, wherever incorporated; and words denoting any gender shall include all genders.

(r)           The words “include” or “including” shall be construed as incorporating also “but not limited to” or “without limitation”.

(s)           The expressions “subsidiary” and “related corporations” shall have the same meanings in this Agreement as their respective definitions in the Companies Act, Cap. 50, of Singapore.

37

(t)           Any Warranty qualified by the expression “so far as the Principal Vendors are aware”, “to the best knowledge of the Principal Vendors”, “known to the Principal Vendors”, or any similar expression shall, unless otherwise stated, be limited to the knowledge of Dr Lawrence Chin and Bruce Davidson.

Signatures Start on Following Page

38

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PURCHASER:

BIOTIME, INC.

By:	/s/ Michael D. West
Name:	Michael D. West
Title:	Chief Executive Officer

By:	/s/ Judith Segall
Name:	Judith Segall
Title:	Secretary

PRINCIPAL VENDORS:

PHARMBIO GROWTH FUND PTE LTD

By:	/s/ Eugene Khoo Kay Jin
Name:	Eugene Khoo Kay Jin
Title:	Director

BIOMEDICAL SCIENCES INVESTMENT FUND PTE LTD

By:	/s/ Chu Swee Yeok
Name:	Chu Swee Yeok
Title:	Director

ES CELL AUSTRALIA LIMITED

By:	/s/ Carl David Strachan
Name:	Carl David Strachan
Title:	Director

39

Schedule 1
The Principal Vendors

		(1)	(2)	(3)	(4)
	Name and Particulars	Number and Class of Principal ESI Shares / Notes	Number of BioTime Shares and Warrants (Purchase Price)	Number of BioTime Shares (90% of BioTime Shares)	Number of Escrow Shares (10% of BioTime Shares)
	ES Cell Australia Limited	3,000,000 A1 ESI Preferred Shares	15,858 BioTime Shares	14,272 BioTime Shares	1,586 BioTime Shares
	Address: Suite 203/63 Stead Street South Melbourne Victoria, 3205 Australia	1,667,000 A2 ESI Preferred Shares 153,547 ESI Ordinary Shares	(0.00307680755416697 per A1 ESI Preferred Share) (0.00369216906500036 per A2 ESI Preferred Share)
	Attention: Carl Strachan		(0.00307680755416697 per ESI Ordinary Share)

	Pharmbio Growth Fund Pte Ltd	3,000,000 A1 ESI Preferred Shares	24,616 BioTime Shares	22,154 BioTime Shares	2,462 BioTime Shares
	Address: 250 North Bridge Road #20-02 Raffles City Tower Singapore 179101 Attention: Eugene Khoo Kay Jin	1,667,000 A2 ESI Preferred Shares 1,962,000 A3 ESI Preferred Shares	(0.00307680755416697 per A1 ESI Preferred Share) (0.00369216906500036 per A2 ESI Preferred Share) (0.00470443875032130 per A3 ESI Preferred Share)
	Biomedical Sciences Investment Fund Pte Ltd	1,923,076 A3 ESI Preferred Shares	9,047 BioTime Shares, for the Series A3 ESI Preferred Shares (0.00470443875032130 per A3 ESI Preferred Share)	8,142 BioTime Shares	905 BioTime Shares
	Address: 250 North Bridge Road #20-02 Raffles City Tower Singapore 179101 Attention: Chu Swee Yeok	S$ 33,000,000 principal amount of Notes	1,314,230 BioTime Shares and a Warrant to purchase up to 300,000 Warrant Shares, for the Notes (0.03982515151515150 per Note)	1,182,807 BioTime Shares	131,423 BioTime Shares
Total			1,363,751 BioTime Shares and a Warrant to purchase up to 300,000 Warrant Shares	1,227,375 BioTime Shares	136,376 BioTime Shares

-Schedule 1-

Schedule 2

Other Shareholders
Part 1

	Name and Particulars of Legal Shareholders	Number of ESI Ordinary Shares
1	Curis Inc.	2,100,000
2	Monash Investment Holdings Pty Ltd	1,200,000 (this includes 200,000 ESI Ordinary Shares held by Monash Investment Holdings Pty Ltd on trust for Martin Frederick Pera – please see row 1 in Part 2 of Schedule 2 below)
3	NUS Technology Holdings Pte Ltd
1,246,453

(this includes 400,000 ESI Ordinary Shares held by NUS Technology Holdings Pte Ltd on trust for Ariffeen Bongso and 100,000 ESI Ordinary Shares held by NUS Technology Holdings Pte Ltd on trust for Fong Chui Yee – please see rows 2 and 3 in Part 2 of Schedule 2 respectively)

4	Hadasit Medical Research Services and Development Company Ltd	1,200,000 (this includes 400,000 Ordinary Shares held by Hadasit Medical Research Services and Development Company Ltd on trust for B. Reubinoff – please see row 4 in Part 2 of Schedule 2 below)
5	Martin Frederick Pera	200,000
6	Wicell Research Institute Inc	200,000

-Sechedule 1-

Schedule 2 (Continued)
Part 2

	Name and Particulars of Beneficial Shareholders	Number of ESI Ordinary Shares
1	Martin Frederick Pera	200,000 (Held by Monash Investment Holdings Pty Ltd on trust)
2	Ariffeen Bongso	400,000 (Held by NUS Technology Holdings Pte Ltd on trust)
3	Fong Chui Yee	100,000 (Held by NUS Technology Holdings Pte Ltd on trust)
4	Benjamin Eithan Reubinoff	400,000 (Held by Hadasit Medical Research Services and Development Company Ltd on trust)

-Sechedule 2-

Schedule 3

Option Holders

	Name and Particulars of Option Holders	Number of BioTime Shares
1	Christine Mummery Address: Hasebroeklaan 43 3723 DJ Bilthoven The Netherlands	123
2	Hubrecht Institute Address: Uppsalalaan 8, 3584 CT Utrecht The Netherlands Attention: Dr. J. Koelman, Business Director	154
3	Nick Gough and Associates Pty Ltd Address: 21 Nelson Street Nhill, Victoria, Australia 3418 Attention : Dr Nick Gough	462

-Schedule 3-

Schedule 4

Limitations of Liability

S4.1         Notwithstanding the provisions of Section 1.6, ARTICLE 2, and ARTICLE 3, the Principal Vendors shall not be liable under this Agreement:

(1)	Time Limits

in respect of any claim unless notice of such claim is given in writing by the Purchaser to the Principal Vendors setting out in reasonable detail the specific matter in respect of which the claim is made, including an estimate of the amount of such claim, if practicable, within 24 months following Closing; and any such claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be withdrawn six months after the expiration of the aforesaid 24 month period above unless legal proceedings in respect of it have been commenced and, in the case where such claim for indemnification is against any of the BioOne Principal Vendors, legal proceedings in respect of it have been commenced by being both issued and served provided  however, the six month limit in this paragraph (1) shall not apply to the defense of a claim brought by a third party under paragraph S4.3(3) where:

(a)	the Principal Vendors have been notified of the claim within the time period set forth in paragraph S4.3(3) but before the expiration of the aforesaid 24 month period; and

(b)
the third party has not yet commenced a lawsuit against any Group Company which can be defended by the Principal Vendors or, if the third party has commenced a lawsuit against any Group Company and the Principal Vendors have not agreed to defend (or have failed to defend) the claim;

(2)	Aggregate Minimum Claims

in respect of any claim unless and until the aggregate amount of all claims for which the Principal Vendors would otherwise be liable under this Agreement exceeds S$75,000;

(3)	Maximum Claims

in respect of any claim to the extent that the aggregate amount of the liability of the Principal Vendors for all claims made under this Agreement would exceed an amount equal to 50% of such portion of the Purchase Price allocated to the Principal Vendors in the aggregate under this Agreement, determined by the volume weighted average closing price of the BioTime Shares on the NYSE Amex during the five trading days prior to the Closing Date (the “Maximum Liability”);

-Schedule 4-

(4)	Contingent Liabilities

in respect of any liability which is contingent unless and until such contingent liability becomes an actual liability and is due and payable;

(5)	Provisions in the Accounts

in respect of any claim if specific provision or reserve is made for the matter giving rise to the claim in the Financial Statements (and not subsequently released)

(6)	Voluntary Acts, etc.

in respect of any matter, act, omission or circumstance (or any combination thereof) (including, for the avoidance of doubt, the aggravation of a matter or circumstance) to the extent that the same would not have occurred but for:

(a)
Voluntary Acts of Purchaser: any voluntary act, omission or transaction of the Purchaser or its related corporations (the “Purchaser’s Group”) or any of the Group Companies, or their respective directors, employees or agents or successors in title, after Closing;

(b)
Changes in Legislation: the passing of, or any change in, after the date of this Agreement, any law, rule, regulation or administrative practice of any government, governmental department, agency or regulatory body including (without prejudice to the generality of the foregoing) any increase in the rates of all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions, rates and levies (including social security contributions and any other payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any person and all penalties, charges, costs and interest relating thereto (“Taxation”) or any imposition of Taxation or any withdrawal of relief from Taxation not actually (or prospectively) in effect at the date of this Agreement; or

(c)	Accounting and Taxation Changes: any change in accounting or Taxation policy, bases or practice of the Purchaser or any of the Group Companies introduced or having effect after Closing;

-Schedule 4-

(7)	Insurance

in respect of any claim to the extent that any Losses arising from such claim are (after taking account of Taxation on the insurance proceeds ) (i) covered by a policy of insurance in force on the date of this Agreement, or (ii) would have been covered if such policy of insurance had been maintained beyond the date of this Agreement; and

(8)	Purchaser’s Knowledge

in respect of any claim to the extent that the relevant facts, matters or circumstances giving rise to the claim are Disclosure Exceptions.

(9)	Several Liability

in respect of liability of each Principal Vendor under this Agreement, such Principal Vendor’s liability shall not in aggregate in any event exceed such Principal Vendor’s respective proportion (which is determined by expressing the total number of Escrow Shares set out against such Principal Vendor’s name in Column (4) of Schedule 1 as a percentage of the total number of Escrow Shares allotted and issued and held in escrow by the Escrow Holder) of the Maximum Liability.

S4.2        Mitigation of Loss.  The Purchaser shall procure that all reasonable steps are taken and all reasonable assistance is given to avoid or mitigate any Losses which in the absence of mitigation might give rise to a liability in respect of any claim under this Agreement.

S4.3        Conduct of Claims

(1)	Notification.

(a)
If the Purchaser or any Group Company becomes aware of any matter that may give rise to a claim against any of the Principal Vendors under this Agreement, notice of that fact and the amount claimed in respect of the claim (and, in the context of a claim which is contingent, the Purchaser’s best estimate of the amount to be claimed) (the “Amount Claimed”) shall be given as soon as possible to the Principal Vendors and in any event no later than 180 days after the date the Purchaser or such Group Company, as the case may be, becomes aware of such matter (unless a shorter time period is required in order to preserve the Principal Vendors' or Purchaser's substantive or procedural rights under such third party dispute, in which case Purchaser shall notify the Principal Vendors of such claim within a reasonable time after Purchaser determines that such third party dispute has merit or would be better resolved by the Principal Vendors).

(b)
Within 45 days (or, in the case of a third party claim which legal proceedings in respect of it have been commenced by being both issued and served, such shorter time as may be reasonably required to defend such third party claim) starting on the day after receipt of notice of the claim, the Principal Vendors shall notify the Purchaser:

-Schedule 4-

(i)	whether or not the Principal Vendors accept liability for the claim;

(ii)	whether or not they accept the Amount Claimed and if not, the part of the Amount Claimed (if any) they do accept.

(c)
If the Principal Vendors fail to notify the Purchaser in accordance with paragraph S4.3(1)(b), the Amount Claimed shall be paid by the Principal Vendors or credited to the Purchaser, in whole or in part in accordance with the terms of the Escrow Agreement and Section 1.7 of this Agreement if the Escrow Agreement is then in effect; provided, that if the Amount Claimed exceeds the value of the Escrow Shares, the excess amount shall be paid by the Principal Vendors in cash.

(d)
If the Principal Vendors accept liability in respect of a claim but accept part only of the Amount Claimed, that part of the Amount Claimed which is accepted shall be paid by the Principal Vendors or credited to the Purchaser in whole or in part in accordance with the terms of Section 1.6 of this Agreement, and Section 1.7 of this Agreement and the Escrow Agreement if the Escrow Agreement is then in effect, provided, that if the Amount Claimed exceeds the value of the Escrow Shares, the excess amount shall be paid by the Principal Vendors in cash.

(e)
If the Principal Vendors notify the Purchaser that they do not accept liability and/or do not accept part or all of the Amount Claimed and they subsequently accept their liability and/or the Amount Claimed or there is a determination of the Principal Vendors’ liability and/or the amount payable in respect of a claim by court judgment or arbitration award pursuant to Section 7.4 of this Agreement and no notice of appeal of such determination has been lodged within thirty (30) days of such determination, the amount so accepted or determined (in the latter case, less any money previously paid or credited to the Purchaser) in accordance with the terms of Sections 1.6 and 1.7 of this Agreement and the Escrow Agreement, if the Escrow Agreement is then in effect, provided, that if the amount payable exceeds the value of the Escrow Shares, the excess amount shall be paid by the Principal Vendors in cash.

(2)           Investigation by the Principal Vendors

Without prejudice to the validity of the claim or alleged claim in question, the Purchaser shall allow, and shall procure that the relevant Group Companies allow, the Principal Vendors and their accountants and professional advisers to investigate the matter or circumstance alleged to give rise to such claim and whether and to what extent any amount is payable in respect of such claim and for such purpose the Purchaser shall give, and shall procure that the relevant Group Companies give, subject to their being paid all reasonable costs and expenses, all such information and assistance, including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records as the Principal Vendors or their accountants or professional advisers may reasonably request.  The Principal Vendors agree to keep all such information confidential and only to use it for the purpose of the claim in question.

-Schedule 4-

(3)	Third Party Claim/Liability

If the claim in question is a result of, or in connection with, a claim by or liability to a third party then:

(a)
no admission of liability shall be made by or on behalf of the Purchaser or any Group Company and the claim shall not be compromised, disposed of or settled without the consent of the Principal Vendors, except as otherwise provided;

(b)
the Principal Vendors shall be entitled at their own expense and in their absolute discretion to take such action as they shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim or liability (including, without limitation, making counterclaims or other claims against third parties) in the name of and on behalf of the Purchaser or the Group Company concerned and to have the conduct of any related proceedings, negotiations or appeals subject to the Purchaser or such Group Company (as the case may be) being fully indemnified by the Principal Vendors as to all reasonable costs and expenses which the Purchaser or such Group Company may incur by reason of any such action provided that in the event the Principal Vendors elect to settle or compromise such claim or liability (and not avoid, dispute, deny, defend, resist, appeal or contest such claim or liability) the Principal Vendors may not settle or compromise any claim if such settlement or compromise is likely to affect adversely to a material degree the financial position, turnover, or profitability or the loss or licensing of intellectual property rights of the Purchaser without the consent of the Purchaser, such consent not to be unreasonably withheld.  If the Principal Vendors elect to, subject to paragraph S4.3(3)(b) above, avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim or liability, they shall, within forty-five (45) days (or in the case of a third party claim which legal proceedings in respect of it have been commenced by being both issued and served, such shorter time as may be reasonably required to defend such claim) notify the Purchaser of their intent to do so, and the Purchaser shall reasonably cooperate, at the expense of the Principal Vendors, with the Principal Vendors regardless of which mode of action the Principal Vendors elect to pursue against such claim or liability.  If the Principal Vendors fail to notify the Purchaser of their election within such forty-five (45) day period (or in the case of a third party claim which legal proceedings in respect of it have been commenced by being both issued and served, such shorter time as may be reasonably required to defend such claim),  the Purchaser may settle, compromise, or defend the claim (at the Principal Vendors’ sole cost and expense); and

-Schedule 4-

(c)
the Purchaser will give and procure that the relevant Group Company gives, subject to Purchaser and the Group Companies being paid all reasonable costs and expenses, all such information and assistance, including access (during usual business hours or at other times by prior arrangement, all subject to not less than 24 hours’ notice) to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, for the purpose of avoiding, disputing, denying, defending, resisting, appealing, compromising or contesting any such claim or liability as the Principal Vendors or their professional advisers reasonably request.  The Principal Vendors agree to keep all such information confidential and only to use it for the purpose of the claim in question.

S4.4         Prior Receipt. If, before the Principal Vendors pay an amount in discharge of any claim under this Agreement, the Purchaser or any Group Company recovers or is entitled to recover (whether by payment, discount, credit, relief or otherwise) from a third party a sum which pertains  to the subject matter of the claim, the Purchaser shall procure that before steps are taken against the Principal Vendors under this Agreement all reasonable steps are taken to enforce such recovery and any actual recovery (less any reasonable costs incurred in such recovery and less any Taxation attributable to the recovery ) shall pro tanto reduce or satisfy, as the case may be, such claim.

S4.5         Subsequent Recovery. If the Principal Vendors pay an amount in discharge of any claim under this Agreement and the Purchaser or any Group Company subsequently recovers (whether by payment, discount, credit, relief or otherwise) from a third party, and is entitled to retain, a sum which pertains to the subject matter of the claim and which would not otherwise have been received by the Purchaser, the Purchaser shall pay, or shall procure that the relevant Group Company pays, to the Principal Vendors an amount equal to (i) the sum recovered from the third party less any reasonable costs and expenses incurred in obtaining such recovery, or (ii) if less, the amount previously paid by the Principal Vendors to the Purchaser less any Taxation attributable to it.

S4.6         Double Claims. The Purchaser shall not be entitled to recover from the Principal Vendors under this Agreement more than once in respect of the same damage suffered.

-Schedule 4-

Schedule 5

Form of Transfer Agreement

-Schedule 5-

TRANSFER AGREEMENT

THIS AGREEMENT is entered into as of April 28, 2010 by and between (i) The Persons Named in Schedule 1 (collectively, the “Principal Vendors”); (ii) the Persons Named in Part 1 of Schedule 2 (collectively, the "Other Shareholders"); (iii) the Persons Named in Part 2 of Schedule 2 (collectively, the “Beneficial Shareholders”); (iv) BioTime, Inc., a California corporation, whose registered office is at 1301 Harbor Bay Parkway, Suite 100, Alameda, CA, 94502, United States of America ("Purchaser"); and (v) ES Cell International Pte Ltd, a Singapore private limited company, whose registered office is at 60 Biopolis Street #01-03 Genome Singapore 138672 (“ESI”).

WHEREAS:

(A)           ESI has, as at the date of this Agreement, an issued and paid up share capital of S$18,646,208.08 divided into (i) 6,000,000 Series A1 ESI Preferred Shares (as defined below), 3,334,000 Series A2 ESI Preferred Shares (as defined below) and 3,885,076 Series A3 ESI Preferred Shares (as defined below) (collectively, the “ESI Preferred Shares”); and (ii) 6,300,000 ordinary shares (“ESI Ordinary Shares”).

(B)           As at the date of this Agreement, each Principal Vendor is the legal and beneficial owner of the ESI Ordinary Shares and the ESI Preferred Shares as set out against its name in Schedule 1 (collectively, the “Principal ESI Shares”). As at the date of this Agreement, each Other Shareholder is the legal owner of the ESI Ordinary Shares as set out against its name in Part 1 of Schedule 2 (collectively, the “Other ESI Shares”).  Details of the beneficial ownership of the Other ESI Shares are set out in Part 2 of Schedule 2.

(C)           The Principal ESI Shares and the Other ESI Shares (collectively, the “ESI Shares”) comprise, together, the entire issued share capital of ESI.

(D)           The Purchaser has agreed:

(i)           to purchase the Principal ESI Shares held by all the Principal Vendors in the aggregate, each fully paid up, on the terms and subject to the conditions, contained in the equity and note purchase agreement to be made between each of the Principal Vendors and Purchaser on even date; and

(ii)           to purchase the Other ESI Shares held by all the Other Shareholders in the aggregate, each fully paid up, on the terms and subject to the conditions contained in this Agreement.

IN CONSIDERATION of the representations, warranties, conditions and covenants contained in this Agreement, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties to this Agreement (the “Parties”), the Parties hereto agree as follows:

ARTICLE 1
SALE OF SHARES

1.1           Sale of Other ESI Shares.  Each of the Other Shareholders agrees to sell and transfer to Purchaser, and Purchaser agrees to purchase from the Other Shareholders, the number of Other ESI Shares set out against the name of such Other Shareholder in column (2) of Schedule 2.  The sale of the Other ESI Shares shall be together with all rights and advantages attaching to them as at Closing (as defined below) (including the right to receive any and all accrued but unpaid dividends on or after Closing).

1.1A        Waiver of Pre-Emption Rights.  Each of the Other Shareholders and the Beneficial Shareholders hereby waives its pre-emption rights under the ESI articles of association (including Articles 22 and 22A thereunder) and the amended and restated shareholders agreement dated 15 January 2009 entered into between the Principal Vendors, the Other Shareholders, the Beneficial Shareholders and ESI (the “Shareholders’ Agreement”) (including Clauses 7.2 and 7.3 of the Shareholders’ Agreement)  or any other document or agreement in respect of the sale by each of the Principal Vendors and the Other Shareholders to the Purchaser of its respective portion of the ESI Preferred Shares and ESI Ordinary Shares, as the case may be, as contemplated by this Agreement or otherwise.

1.1B         Termination of Shareholders’ Agreement. In consideration of the mutual covenants and releases herein contained, subject to Closing taking place, the Principal Vendors, the Other Shareholders, the Beneficial Shareholders and ESI (collectively, the “SHA Parties”) hereby agree to terminate by mutual consent the Shareholders’ Agreement with effect from the Closing Date (as defined below) without the need for any further action on the part of any of the SHA Parties. Each SHA Party hereby releases and discharges the other SHA Parties from the further performance after the Closing Date of, and from any and all outstanding liabilities and obligations (whether actual or contingent) owing to it under the Shareholders’ Agreement and hereby agrees and irrevocably undertakes not to assert or make after the Closing Date any claim or take any legal proceedings relating to any such obligations or liabilities against the other SHA Parties, and hereby waives and agrees to waive all its rights and remedies available to it at law or otherwise relating to any such obligations and liabilities against the other SHA Parties.

1.2           Purchase Price.  The purchase price of the Other ESI Shares (the "Purchase Price") shall be satisfied by the allotment and issue by Purchaser to the Other Shareholders of common shares, no par value, of Purchaser (the "BioTime Shares").  The number of BioTime Shares allocated to each Other Shareholder, being the portion of such Purchase Price attributable to such Other Shareholder, is set out in column (3) of Part 1 of Schedule 2. The Parties further agree that the BioTime Shares shall rank pari passu with the existing common shares, no par value, of Purchaser, including, the right to receive all dividends declared and paid after Closing.

2

1.3           Closing; Closing Date.  Subject to Sections 1.6, 4.3, 4.4, and 4.5, the consummation of the purchase and sale of the Other ESI Shares ("Closing") shall take place on May 3, 2010 at Allen & Gledhill LLP, One Marina Boulevard #30-00 Singapore 018989, or at such other place and on such other date as Purchaser and the Principal Vendors holding a majority of the ESI Preferred Shares shall mutually agree in writing (the "Closing Date") which shall be notified promptly by Purchaser and Principal Vendors to Other Shareholders.  At the Closing, each Other Shareholder shall transfer to Purchaser legal and beneficial title to the Other ESI Shares being sold by such Other Shareholders, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, leases, indentures, encumbrances, levies, and attachments of third parties or charges of any kind or nature (the “Liens”). Wicell Research Institute Inc hereby directs Purchaser to allot and issue the BioTime Shares set out against its name in column (3) of Part 1 of Schedule 2 to Wisconsin Alumni Research Foundation, 614 Walnut Street, 13th Floor, Madison, WI 53726 and the delivery of an original stock certificate registered in the name of Wisconsin Alumni Research Foundation evidencing the number of BioTime Shares set out against Wicell Research Institute Inc in column (3) of Part 1 of Schedule 2 shall be deemed to be a full discharge of the obligations of BioTime owed to Wicell Research Institute Inc pursuant to Section 4.2(a) of this Agreement.

1.4           Taxes.  Purchaser shall pay any and all stamp duty or other taxes arising from the purchase of the Other ESI Shares under this Agreement.

1.5           Registration of BioTime Shares.  On the Closing Date, Purchaser and the Other Shareholders shall enter into a Registration Rights Agreement, in the form attached as Exhibit A (the "Registration Rights Agreement"), pursuant to which Purchaser shall agree to prepare and file with the United States Securities and Exchange Commission a registration statement registering inter alia the BioTime Shares for sale under the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the terms and conditions of the Registration Rights Agreement. All costs and expenses incurred for the preparation, filing and/or registration of the BioTime Shares with respect to this Agreement and to the transactions contemplated by this Agreement shall be borne by Purchaser as provided in the Registration Rights Agreement.

1.6           Minimum Number of ESI Shares to Be Sold.  Save as provided in this Section 1.6, the Parties further agree and acknowledge that the Purchaser shall not be obligated to acquire less than 100% of the ESI Shares issued on the Closing Date.  Nor shall Purchaser be obligated to acquire any ESI Share subject to any Liens.  If any Principal Vendor or Other Shareholder (the “Excepted Holder”) is unable to deliver to Purchaser title and possession of any of the ESI Shares owned by it free of all Liens (the “Excepted Shares”), Purchaser shall have the right to exclude from this Agreement the Excepted Shares and the Purchase Price attributable to such Excepted Holder shall be reduced by an amount equivalent to the Purchase Price attributable to the Excepted Shares held by such Excepted Holder based on the number of BioTime Shares per ESI Ordinary Share, Series A1 ESI Preferred Share, Series A2 ESI Preferred Share or Series A3 ESI Preferred Share, as the case may be, set out in Schedule 1 and Schedule 2.

(a)   If the total amounts of ESI Shares that the Principal Vendors and the Other Shareholders are ready, willing, and able to sell and transfer to Purchaser at the Closing free and clear of Liens are less than 100%, unless the Purchaser agrees, on Closing, to consummate the purchase of the remaining ESI Shares at the Purchase Price based on the number of BioTime Shares per ESI Ordinary Share, Series A1 ESI Preferred Share, Series A2 ESI Preferred Share or Series A3 ESI Preferred Share, as the case may be, set out in Schedule 1 and Schedule 2, this Agreement shall ipso facto cease and terminate on the Closing Date and none of the Parties shall have any claim against the other for costs, damages, compensation or otherwise, save for any claim by the relevant Party arising from any antecedent breaches, including any breach of the provisions of this Section 1.6.

3

(b) If the Purchaser agrees to exclude the Excepted Shares or consummate the purchase of the remaining ESI Shares at the Purchase Price based on the number of BioTime Shares per ESI Ordinary Share, Series A1 ESI Preferred Share, Series A2 ESI Preferred Share or Series A3 ESI Preferred Share, as the case may be, pursuant to this Section 1.6, the Purchaser shall not have any claim against the Principal Vendors and those Other Shareholders who will sell, assign, transfer, and convey, as the case may be, their ESI Shares to Purchaser on Closing, in accordance with the provisions of this Agreement.

ARTICLE 2
REPRESENTATIONS, WARRANTIES, AND COVENANTS
OF OTHER SHAREHOLDERS AND BENEFICIAL SHAREHOLDERS

2.1           The Other Shareholders and the Beneficial Shareholders make the representations and warranties in this Article 2 for the benefit and reliance of Purchaser.  The representations and warranties in this Article 2 shall be true and correct in all material respects on the date of this Agreement and on the Closing Date, as if made on both such dates. Each Other Shareholder, severally (and not jointly) and as to itself, represents and warrants as follows:

(a)   All of the issued Other ESI Shares held by such Other Shareholder have, to the best of such Other Shareholder's knowledge, been legally and validly issued and fully paid.  All of the issued Other ESI Shares held by such Other Shareholder are owned beneficially by such Other Shareholder save as set forth in Part 2 of Schedule 2.  The information set out in Part 2 of Schedule 2 in respect of the beneficial ownership of the Other ESI Shares held by such Other Shareholder is true and accurate.

(b)   There are no outstanding subscriptions, options, warrants, rights, calls, convertible securities, or other agreements entitling any person or entity to purchase or otherwise acquire any Other ESI Shares held by such Other Shareholder, nor are there any agreements, contracts, options, or commitments of any character relating to the issued Other ESI Shares held by such Other Shareholder to which such Other Shareholder is a party to.

2.2           Certain Definitions.

(a)   Accredited Investor.  "Accredited Investor" has the meaning ascribed in Section 501 of Regulation D under the Securities Act.

(b)   Regulation S.  "Regulation S" means Rules 901 through 905 promulgated by the United States Securities and Exchange Commission under the Securities Act.

4

(c)   United States.  "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(d)   U.S. Person.  "U.S. Person" means:  (i) Any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by Accredited Investors who are not natural persons, estates or trusts.

2.3           Investment Representations.  Each Other Shareholder and each Beneficial Shareholder makes the following representations, severally (and not jointly) and as to itself, in connection with the acquisition of the BioTime Shares:

(a)   If the Other Shareholder or Beneficial Shareholder is a U.S. Person, they are an Accredited Investor and have executed and are delivering to Purchaser an Accredited Investor Certification in the form of Exhibit B.

(b)   If the Other Shareholder or Beneficial Shareholder is not a U.S. Person, they have executed and are delivering to Purchaser a Foreign Resident Certification in the form of Exhibit C.

(c)   The Other Shareholder or Beneficial Shareholder and its or his attorneys, accountants and financial advisors have made such investigation of Purchaser as they deemed appropriate for determining to acquire (and thereby make an investment in) the BioTime Shares, and in making such investigation they have received copies of the following reports filed by Purchaser with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Disclosure Documents"): Annual Report on Form 10-K for the year ended December 31, 2009; definitive proxy statement for Purchaser's most recent annual meeting of shareholders; and each Current Report on Form 8-K filed by Purchaser after the filing of its most recent Annual Report on Form 10-K.  Neither such inquiries nor any other diligence investigation conducted by such Other Shareholder, Beneficial Shareholder, or its attorneys, accountants and financial advisors shall modify, amend or affect such Other Shareholder’s or Beneficial Shareholder’s right to rely upon the Purchaser’s representations and warranties and covenants contained herein and in the Disclosure Documents.

(d)   The Other Shareholder or Beneficial Shareholder and its or his attorneys, accountants and financial advisors have made such investigation of ESI and its subsidiaries as they deemed appropriate for evaluating their Other ESI Shares and for determining to sell their Other ESI Shares to Purchaser.

5

(e)   The Other Shareholder or Beneficial Shareholder understands that the BioTime Shares are being offered and sold without registration under the Securities Act or registration or qualification under the California Corporate Securities Law of 1968, the laws of other states of the United States, or  the laws of Singapore, or any other country, in reliance upon the exemptions from such registration and qualification requirements for non-public offerings to U.S. Persons and offerings made to non-U.S. Persons.  The Other Shareholder or Beneficial Shareholder acknowledges and understands that the availability of the aforesaid exemptions depends in part upon the accuracy of certain of the representations, declarations and warranties contained herein, which the Other Shareholder or Beneficial Shareholder makes with the intent that they may be relied upon by Purchaser.  The Other Shareholder or Beneficial Shareholder understands and acknowledges that no Singapore, Australian, Israeli, or United States federal, state or other agency has reviewed or endorsed the offer or sale of the BioTime Shares or made any finding or determination as to the fairness of the offering or sale of the BioTime Shares.

(f)   The Other Shareholder or Beneficial Shareholder, either alone or together with its or his attorneys, accountants and financial advisors, has such knowledge and experience in financial and business matters to enable them to evaluate the merits and risks of an investment in the BioTime Shares and to make an informed investment decision with respect thereto.

(g)   The Other Shareholder or Beneficial Shareholder is acquiring the BioTime Shares solely for its or his own account and for investment purposes, and not with a view to, or for sale in connection with, any distribution of the BioTime Shares, unless registered under the Securities Act.

(h)   It has never been represented, guaranteed or warranted to  the Other Shareholder or Beneficial Shareholder by Purchaser, or by any officer, director, employee, or agent of Purchaser, that  the Other Shareholder or Beneficial Shareholder will realize any specific value, sale price, or profit as a result of acquiring the BioTime Shares.

2.4           Resale Restrictions.

(a)   Each Other Shareholder or Beneficial Shareholder agrees that they will not sell, offer for sale, or transfer any of their BioTime Shares in any manner in the United States or to a U.S. Person, unless those BioTime Shares have been registered under the Securities Act, or unless there is an exemption from such registration and an opinion of counsel reasonably acceptable to Purchaser has been rendered stating that such offer, sale, or transfer will not violate any United States federal or state securities laws, and in the case of a sale by a person who is not a U.S. Person, was made in compliance with Regulation S. Notwithstanding anything herein to the contrary, no registration statement or opinion of counsel shall be required for any transfer of any BioTime Shares (i) in compliance with Rule 144 or Rule 144A under the Securities Act, (ii) by an Other Shareholder that is a partnership or a corporation to (A) a partner of such partnership or shareholder of such corporation, (B) a retired partner of such partnership who retires after the date hereof, (C) the estate of any such partner or shareholder, or (iii) by an Other Shareholder to an affiliated fund or entity of such Other Shareholder; provided, however, that in each of the foregoing cases, the transferee agrees in writing to be subject to the terms of this Article 2 to the same extent as if the transferee were an original Other Shareholder hereunder.

6

(b)   The certificates evidencing BioTime Shares sold to an Other Shareholder or Beneficial Shareholder who is not a U.S. Person will contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act.

(c)   The certificates evidencing BioTime Shares sold to an Other Shareholder or Beneficial Shareholder who is a U.S. Person will contain a legend to the effect that transfer is prohibited except pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

(d)   Purchaser will issue instructions to the transfer agent and registrar of the BioTime Shares to refuse to register the transfer of any BioTime Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

2.5           Title to Other ESI Shares.  At Closing, the Other Shareholder or Beneficial Shareholder will deliver to Purchaser, legal and/or beneficial title (as the case may be) to the Other ESI Shares it owns to Purchaser, free and clear of all Liens.

2.6           Authority.  If the Other Shareholder is an entity rather than a natural person, it has the power and authority to execute and deliver this Agreement and to assume and perform all of its obligations under this Agreement, and the execution and delivery of this Agreement and the performance of the Other Shareholder’s obligations under this Agreement have been duly authorized by the Other Shareholder’s board of directors, managers, partners, or persons holding comparable authority.

2.7           Enforceability.  This Agreement is the valid and binding agreement of the Other Shareholder or Beneficial Shareholder, as the case may be, enforceable in accordance with its terms, except to the extent limited by any bankruptcy, insolvency, or similar law affecting the rights of creditors generally.

2.8           No Conflict.  The execution and delivery of this Agreement, and consummation of the transactions contemplated by this Agreement, including the sale of the Other Shareholder’s or Beneficial Shareholder’s Other ESI Shares to Purchaser, do not and will not: (a) violate any provisions of (i) any rule, regulation, statute, or law applicable to such Other Shareholder or Beneficial Shareholder with respect to the sale of the Other ESI Shares, or (ii) the terms of any order, writ or decree of any court or judicial or regulatory authority or body by which such Other Shareholder or Beneficial Shareholder is bound; or (b) conflict with or result in a breach of any condition or provision or constitute a default under or pursuant to the terms of any contract, mortgage, lien, lease, agreement, debenture, bond, or instrument to which the Other Shareholder or Beneficial Shareholder is a party, or which is binding upon it or him or upon any of its or his assets or property; or (c) result in the creation or imposition of any Lien on its or his Other ESI Shares.

7

2.9           No Litigation.  There are no pending or, to the best knowledge of such Other Shareholder or Beneficial Shareholder, threatened lawsuits or other proceedings, or any basis therefore, challenging the right or authority of the Other Shareholder or Beneficial Shareholder to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

For the avoidance of doubt, the Principal Vendors shall not be responsible or liable for any of the obligations imposed upon or warranties given by any of the Other Shareholders or Beneficial Shareholders.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser makes the representations and warranties contained in this Article 3 for the benefit and reliance of the Other Shareholders and Beneficial Shareholders.  The representations and warranties in this Article 3 shall be true and correct in all material respects on the date of this Agreement and on the Closing Date, as if made on both such dates.  Purchaser hereby represents and warrants to each of the Other Shareholders and the Beneficial Shareholders the following:

3.1           Organization.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Purchaser is not in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. Purchaser is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

3.2           Authority; Enforceability.  Purchaser has the corporate power and authority to execute and deliver this Agreement and to assume and perform all of its obligations under this Agreement, the Registration Rights Agreement and each of the other agreements entered into by the Parties hereto in connection with the transactions contemplated by this Agreement (the “Transaction Documents”).  The execution and delivery of this Agreement and the Transaction Documents and the performance by Purchaser of its obligations hereunder and thereunder have been duly authorized by all necessary action on the part of Purchaser and no further action is required by Purchaser, the Board of Directors of Purchaser or the stockholders of Purchaser.  This Agreement, and each of the Transaction Documents, is the valid and binding agreement of Purchaser, enforceable in accordance with its terms, except to the extent limited by any bankruptcy, insolvency, or similar law affecting the rights of creditors generally.

8

3.3           No Conflict.  The execution and delivery of this Agreement and the Transaction Documents, and consummation of the transactions contemplated hereunder and thereunder, by Purchaser do not and will not (a) violate any provisions of (i) any United States federal or state rule, regulation, statute, or law applicable to Purchaser with respect to the purchase of the Other ESI Shares, or (ii) the terms of any order, writ or decree of any United States federal or state court or judicial or regulatory authority or body by which Purchaser is bound, or (iii) the Articles of Incorporation or By-laws of Purchaser; (b) will not conflict with or result in a breach of any condition or provision or constitute a default under or pursuant to the terms of any contract, mortgage, lien, lease, agreement, debenture or instrument to which Purchaser is a party and which is binding upon Purchaser; and (c) result in the creation or imposition of any Lien on the BioTime Shares.

3.4           Validity of BioTime Shares.  The BioTime Shares, when delivered at Closing will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances.

3.5           SEC Documents; Financial Statements.  Purchaser has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, during the two (2) years prior to the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and contained the financial statements and other information for the periods required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of Purchaser included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Purchaser as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.6           Private Placement.  Assuming the accuracy of the representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the BioTime Shares by Purchaser to the Other Shareholders as contemplated hereby.  Upon NYSE Amex approval for listing of the BioTime Shares, the issuance and sale of the BioTime Shares hereunder will not contravene the rules and regulations of the NYSE Amex.  No claim may be brought for any breach or violation of the representation and warranty under this Section 3.6 later than one year after the Closing Date.

9

ARTICLE 4
CLOSING

4.1           Documents Delivered By Other Shareholders and Beneficial Shareholders.  Subject to Sections 4.4 and 4.5, on the Closing Date, the Other Shareholders shall deliver to Purchaser originals of the following documents:

(a)   Share Certificates.  Share certificates, duly registered in the name of the Other Shareholders, evidencing all of the Other ESI Shares owned by them (or an express indemnity in a form satisfactory to Purchaser in the case of any certificate found to be missing), together with the relevant transfer instruments, duly executed in blank by the Other Shareholders, and a Working Sheet C for Transfer of Shares certifying the net asset value per share of ESI, executed by a director of ESI, in connection with the payment of stamp duty.

(b)   Registration Rights Agreement.  Sixteen counterparts of the Registration Rights Agreement, duly executed by each of the Other Shareholders.

(c)   Certifications. A Foreign Resident Investor Certification or Accredited Investor Certification, as applicable, duly executed by the Other Shareholders and Beneficial Shareholders.

4.2           Documents Delivered By Purchaser.  On the Closing Date, Purchaser shall deliver to the Other Shareholders originals of the following documents:

(a)   BioTime Shares.  A stock certificate registered in the name of each of the Other Shareholders (and in the case of Wicell Research Institute Inc, a stock certificate registered in the name of  Wisconsin Alumni Research Foundation, 614 Walnut Street, 13th Floor, Madison, WI 53726) evidencing the number of BioTime Shares set out against their names in column (3) of Part 1 of Schedule 2.

(b)   Registration Rights Agreement.  Sixteen counterparts of the Registration Rights Agreement, duly executed by Purchaser.

4.3           Breach of Closing Obligations.  If Sections 4.1 and 4.2 are not fully complied with by the Purchaser (other than due to the failure of a condition under Section 4.4 to be satisfied) or by the Other Shareholders (other than due to the failure of a condition under Section 4.5 to be satisfied) by or on the Closing Date, the Purchaser, in the case of non-compliance by the Other Shareholders, or each of the Other Shareholders, in the case of non-compliance by the Purchaser, shall be entitled (in addition to and without prejudice to all other rights or remedies available to the terminating Party including the right to claim damages) by written notice to the other Parties served on such date:

10

(a)   to elect to terminate this Agreement (other than Section 5.2 and Article 6) without liability on the part of the terminating Party(ies); or

(b)   to effect Closing to the extent practicable, having regard to the defaults which have occurred; or

(c)   to fix a new date for Closing (not being more than 20 Business Days after the agreed date for Closing), in which case the foregoing provisions of this Section 4.3 shall apply to Closing as so deferred but provided such deferral may only occur once.

4.4           Conditions to Purchaser's Obligation to Close.  Purchaser’s obligations to purchase the Other ESI Shares under this Agreement are subject to and conditioned upon the satisfaction of the following conditions on or before the Closing Date:

(a)   Delivery of Documents.  Purchaser shall have received all of the documents required to be delivered to Purchaser under Section 4.1.

(b)   Representations and Warranties.  The representations and warranties made by the Other Shareholders and the Beneficial Shareholders in Article 2 of this Agreement shall be true and correct in all material respects on and as of the Closing Date (or, if made as of a specific date, at and as of such date) with the same effect as though such representations and warranties had originally been made as of the Closing.  By delivering their Other ESI Shares to Purchaser on the Closing Date, each Other Shareholder will be deemed to have confirmed to Purchaser that their representations and warranties in Article 2 are in fact true and correct in all material respects on and as of the Closing Date.

(c)   Performance.  The Other Shareholders shall have performed and complied, in all material respects, with all agreements, obligations, and conditions that it is required to perform or comply with under this Agreement, on or before the Closing Date.

(d)   Lawsuits.  No lawsuit, proceeding, or investigation shall have been commenced by any governmental authority on any grounds to restrain, enjoin, or hinder the consummation of the transactions contemplated by this Agreement.

(e)   Listing Approval.  The NYSE Amex shall have approved the listing of the BioTime Shares on a when issued basis.

(f)   Compliance with Securities Laws.  The sale and issuance of the BioTime Shares shall be (a) exempt from registration under the Securities Act, and (b) exempt from registration, qualification or other regulation under the laws of any state of the United States and any country in which any Other Shareholder resides.

4.5           Conditions to Other Shareholders’ Obligation to Close.  The obligations of the Other Shareholders to sell and transfer their respective Other ESI Shares to Purchaser under this Agreement are subject to and conditioned upon the satisfaction of the following conditions on or before the Closing Date.

11

(a)   Delivery of Documents.  Purchaser shall have delivered all of the documents required to be delivered under Section 4.2 to the Other Shareholders.

(b)   Representations and Warranties.  The representations and warranties made by the Purchaser in Article 3 of this Agreement shall be true and correct in all material respects on and as of the Closing Date (or, if made as of a specific date, at and as of such date) with the same effect as though such representations and warranties had originally been made as of the Closing.

(c)   Performance.  Purchaser shall have performed and complied, in all material respects, with all agreements, obligations, and conditions that it is required to perform or comply with, on or before the Closing Date.

4.6           Responsibility for Satisfaction.  The Other Shareholders shall use all reasonable endeavours to ensure the satisfaction of the conditions set out in Sections 4.4(a), 4.4(b), and 4.4(c) and the Purchaser shall use all reasonable endeavours to ensure the satisfaction of the conditions set out in Section 4.4(e), 4.4(f) and Section 4.5.  The Purchaser undertakes to disclose in writing to the Other Shareholders any event which will or may prevent the conditions specified in Section 4.4(e), Section 4.4(f) and Section 4.5 from being satisfied on or before the Closing Date promptly upon its knowledge of such event.  The Other Shareholders undertake to disclose in writing to the Purchaser any event which will or may prevent the conditions specified in Sections 4.4(a), 4.4(b), and 4.4(c) from being satisfied on or before the Closing Date promptly upon its knowledge of such event.

4.7           Non-Satisfaction /Waiver

(a)   The Purchaser may at any time waive in whole or in part the conditions set out in Sections 4.4(a), 4.4(b), and 4.4(c) by notice in writing to the other Parties.  In the event the Purchaser waives, in whole or in part, any of the conditions set out in Sections 4.4(a), 4.4(b), and 4.4(c) (the “Waived Purchaser Condition”), the Purchaser shall not have any claim against any of the Other Shareholders, Beneficial Shareholders or Principal Vendors for such, whole or part, of the Waived Purchaser Condition.

(b)   The Other Shareholders may at any time waive in whole or in part the conditions set out in Section 4.5 by notice in writing signed by at least four Other Shareholders (the “Majority Other Shareholders”), to the Purchaser. In the event the Majority Other Shareholders waive, in whole or in part, any of the conditions set out in Section 4.5 (the “Waived Other Shareholders Condition”), the Principal Vendors, the Other Shareholders and the Beneficial Shareholders shall not have any claim against the Purchaser for such, whole or part, of the Waived Other Shareholders Condition. Any written notification given by the Majority Other Shareholders pursuant to this Section 4.7(b) shall be deemed to have been duly given by and on behalf of the Other Shareholders and each of the Other Shareholders agrees to be bound by the written notification of the Majority Other Shareholders pursuant to this Section 4.7(b).

(c)   If the conditions in Sections 4.4 and 4.5 are not satisfied or waived on or before the Closing Date, this Agreement (other than Section 5.2 and Article 6) shall ipso facto cease and terminate on the Closing Date and none of the Parties shall have any claim against the other for costs, damages, compensation or otherwise, save for any claim by the relevant Party arising from antecedent breaches of this Agreement.

12

ARTICLE 5
ADDITIONAL COVENANTS

5.1           Further Assurances.

The Other Shareholders and the Beneficial Shareholders will execute, acknowledge, deliver, file, and record such additional certificates, deeds, instruments, notices, and documents; and will take such additional actions as Purchaser may reasonably request on or after the date of this Agreement to effect, complete, or perfect the sale, transfer, assignment, and conveyance of the Other ESI Shares to Purchaser. The Purchaser will execute, acknowledge, deliver, file, and record such additional certificates, deeds, instruments, notices, and documents; and will take such additional actions as any of the Other Shareholders, the Beneficial Shareholders or the Principal Vendors may reasonably request on or after the date of this Agreement to effect, complete, or perfect the sale, transfer, assignment, and conveyance of the Other ESI Shares to Purchaser and the allotment and issue of the BioTime Shares to the Other Shareholders.

5.2           Confidentiality.  Each Other Shareholder and Beneficial Shareholder agrees that it will not disclose to any person or entity (other than the officers and directors of the Purchaser or ESI) for any reason, or otherwise use, any Confidential Information which the Other Shareholders or Beneficial Shareholders may have acquired with respect to the business of ESI or any of ESI's consolidated subsidiaries, or Purchaser's business, prior to or after the date of this Agreement, without the prior written consent of the Purchaser. "Confidential Information" means all information of ESI or any of ESI's consolidated subsidiaries that includes or pertains to: (a) the formulation, composition, or methods of manufacture of any product; (b) the results of any research, testing, or evaluation of any product or technology (including, without limitation, non-public regulatory agency data, pre-clinical and clinical data, medicinal chemistry, test and analysis results, and other technical information); (c) formulae, processes, the content of Patent Applications, know-how, ideas, unpatented inventions, and research protocols; (d) research and development plans and programs; (e) business methods and strategies; (f) business planning, marketing plans, and customer lists; (g) accounting, income tax, and financial information; (h) the terms of contracts and licenses, and proposed contracts, licenses, and other business arrangements with third parties; and (i) information concerning the compensation of employees and consultants.  "Patent Application" includes all applications, amendments to applications, continuations, divisionals, and continuations in part.  The restriction in this Section 5.2 shall continue to apply for three years after Closing but shall not apply to any Confidential Information which was or is:

(a)   already or may hereafter be in the public domain other than arising from a breach of this Section 5.2;

(b)   lawfully obtained by the party receiving the Confidential Information from a third party, where the third party was not known, or was not reasonably thought to be known, to such receiving party to be bound by any obligation to the other party to maintain the confidentiality of such information;

13

(c)   required by any laws, rules or regulations or by any governmental or statutory authority, agency or regulatory body or its equivalent (including any relevant stock exchange or tax authorities which may be applicable to it and/or its related corporations) or by a court of competent jurisdiction to be disclosed provided that in such event, the relevant Party shall (and shall procure that its relevant related corporations shall) forthwith consult with the other Parties on the form and content of the announcement or the disclosure (as the case may be) prior to making the announcement or disclosure (as the case may be);

(d)   disclosed to the professional advisers of the respective Parties;

(e)   required to be disclosed or used to vest the full benefit of this Agreement in any of the Parties; or

(f)   information independently developed after Closing without the use of Confidential Information.

Except as may be required to be disclosed pursuant to any applicable requirement issued by any competent governmental or statutory authority, and rules or regulations of any relevant regulatory body, including but not limited to the rules and regulations of the United States Securities and Exchange Commission, and the rules and regulations of the NYSE Amex or any other relevant stock exchange, each Party undertakes that prior to Closing it will not make any announcement in connection with this Agreement, unless the other Parties shall have given its written consent to such announcement (which consent not to be unreasonably withheld).

5.3           Injunctive Remedies.  Each Other Shareholder and Beneficial Shareholder acknowledges that it would be extremely difficult to measure the damages which the Purchaser might suffer if the Other Shareholder or Beneficial Shareholder were to breach the provisions of Section 5.2 of this Agreement.  Purchaser and any successor in interest or permitted assignee of Purchaser (each, the “Purchaser’s Successor”) shall be entitled, in the event of a breach of the provisions of Section 5.2 of this Agreement, to injunctive relief to restrain any person or entity from any such breach, without showing any actual damage to Purchaser or Purchaser’s Successor.  The Purchaser or Purchaser’s Successor shall also in the event of a breach of the provisions of Section 5.2 of this Agreement, be entitled to any other remedies available to any of them at law or in equity.

ARTICLE 6
MISCELLANEOUS

6.1           Governing Law.  This Agreement shall be construed and governed in all respects by the laws of Singapore.

6.2           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of each Party to this Agreement.  Purchaser may assign some or all of Purchaser's rights under this Agreement to a subsidiary of Purchaser; or may direct that title to and possession of some or all of the Other ESI Shares be taken in the name of one or more of Purchaser's subsidiaries.  Except as set out in this Section 6.2, Purchaser shall not assign the benefit of all or any of its obligations under this Agreement, or any benefit arising under or out of this Agreement to any third party, except that the provisions of Sections 5.2 and 5.3 may be assigned in connection with a merger or consolidation with another company or business entity or a sale of ESI, without the prior written consent of the other Parties.

14

6.3           Entire Agreement; Amendment.  This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter of this Agreement at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between ESI and the Purchaser in relation to the matters dealt with in this Agreement (including the letters of intent issued by Purchaser dated 2 February 2010 and 11 March 2010).  The Purchaser acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into this Agreement.  In this Section 6.3, “this Agreement” includes the Schedules to this Agreement and all documents entered into pursuant to this Agreement.  This Agreement and any term of this Agreement may be amended, waived, discharged, or terminated only by a written instrument signed by the Parties.

6.4           Arbitration.  In case any dispute or difference shall arise between the Parties as to the construction of this Agreement or as to any matter of whatsoever nature arising thereunder or in connection therewith, including any question regarding its existence, validity or termination, such dispute or difference shall be submitted to a single arbitrator to be agreed in writing between the Purchaser and the Principal Vendors (on behalf of the Principal Vendors, the Other Shareholders and the Beneficial Shareholders) or, failing agreement within two (2) weeks of submission of a request to agree by either Purchaser or the Principal Vendors, to be appointed by the Chairman of the Singapore International Arbitration Centre (the “SIAC”) at that time.  Such submission shall be a submission to arbitration in accordance with the Arbitration Rules of the SIAC in force at that time, which rules are deemed to be incorporated by reference in this clause, by which the Parties hereto agree to be so bound.  The place of arbitration shall be Singapore and the arbitration shall be conducted wholly in the English language.  Each Party irrevocably submits to the exclusive jurisdiction of the courts of Singapore and to support and assist the arbitration process set out above, including if necessary the grant of interlocutory relief pending the outcome of that process.

6.5           Notices, etc.  All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given when delivered by hand, messenger, or express air freight service, in any case addressed as follows:

To Purchaser:	BioTime, Inc.
1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
Attention: Michael D.  West, President

15

with a copy to:
Richard S.  Soroko, Esq.
Lippenberger, Thompson ,Welch, Soroko & Gilbert LLP
201 Tamal Vista Blvd.
Corte Madera, California 94925

and to:
Lee Suet-Fern
Stamford Law Corporation
9 Raffles Place #32-00 Republic Plaza
Singapore 048619

To the Principal Vendors:	To the applicable address and attentioned to the person shown on Schedule 1 of this Agreement.

To the Other Shareholders:	To the applicable address and attentioned to the person shown on Part 1 of Schedule 2 of this Agreement.

To the Beneficial Shareholders:	To the applicable address and attentioned to the person shown on Part 2 of Schedule 2 of this Agreement.

To ESI:	60 Biopolis Street #01-03 Genome Singapore 138672
Attention: Suzan Lourdes

Any Party may change its address for the purpose of this Section by giving notice to each other Party in accordance with this Section.

6.6           Delays and Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any Party to this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power, or remedy of such Party nor shall such delay or omission be construed to be a waiver of, or an acquiescence in, any such breach or default or any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be made in writing, as provided in Section 6.3, and shall be effective only to the extent specifically set forth in such writing.

16

6.7           Expenses.  Except for ESI, the Parties shall bear their own expenses, incurred on their behalf with respect to this Agreement and to the transactions contemplated by this Agreement.  Biomedical Sciences Investment Fund Pte Ltd shall bear all expenses incurred by ESI with respect to this Agreement and to the transactions contemplated by this Agreement.

6.8           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, each such unenforceable provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if each such unenforceable provision were so excluded; the balance of this Agreement as so interpreted shall be enforceable in accordance with its terms.

6.9           Time of the Essence.  Time shall be of the essence of this Agreement both as regards any dates and periods mentioned and as regards any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the Parties.

6.10         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Counterparts of this Agreement may be transmitted by facsimile, electronic mail, or other electronic means and, upon receipt, shall be deemed an original; provided that, upon demand of the recipient, the sender shall mail or deliver an original signed copy within a reasonable time of such demand.

6.11         Third Party Rights.  A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of this Agreement.

6.12         Interpretation.  In this Agreement, unless the context otherwise requires, the provisions in this Section 6.12 apply:

(a)   The sign “S$” means the lawful currency of Singapore.

(b)   “Business Day” means a day on which commercial banks are open for business in Singapore (excluding Saturdays, Sundays and gazetted public holidays).

(c)   "Series A1 ESI Preferred Shares" means the series A1 ESI Preferred Shares, which may be converted into ESI Ordinary Shares in accordance with the provisions of the ESI articles of association;

(d)   "Series A2 ESI Preferred Shares" means the series A2 ESI Preferred Shares, which may be converted into ESI Ordinary Shares in accordance with the provisions of the ESI articles of association;

(e)   "Series A3 ESI Preferred Shares" means the series A3 ESI Preferred Shares, which may be converted into ESI Ordinary Shares in accordance with the provisions of the ESI articles of association; and

17

(f)   The expressions “subsidiary” and “related corporations” shall have the same meanings in this Agreement as their respective definitions in the Companies Act, Cap. 50 of Singapore.

Signatures Start on Following Page

18

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PURCHASER:

BIOTIME, INC.

By
Michael D. West,
Chief Executive Officer

By
Judith Segall,
Secretary

PRINCIPAL VENDORS:

PHARMBIO GROWTH FUND PTE LTD

By

Title

BIOMEDICAL SCIENCES INVESTMENT FUND PTE LTD

By

Title

ES CELL AUSTRALIA LIMITED

By

Title

19

OTHER SHAREHOLDERS AND BENEFICIAL SHAREHOLDERS:

NUS TECHNOLOGY HOLDINGS PTE LTD

By

Title

MARTIN FREDERICK PERA

CURIS INC.

By

Title

WICELL RESEARCH INSTITUTE INC

By

Title

MONASH INVESTMENT HOLDINGS PTY LTD

By

Title

HADASIT MEDICAL RESEARCH SERVICES AND
DEVELOPMENT COMPANY LTD

By

Title

20

ARIFFEEN BONGSO

FONG CHUI YEE

BENJAMIN EITHAN REUBINOFF

ESI:

ES CELL INTERNATIONAL PTE LTD

By

Title

21

Schedule 1

The Principal Vendors

(1) Name and Particulars	(2) Number and Class of Principal ESI Shares	(3) Number of BioTime Shares per Principal ESI Share
ES Cell Australia Limited Address: Suite 203/63 Stead Street South Melbourne Victoria, 3205 Australia Attention: Carl Strachan	3,000,000 A1 ESI Preferred Shares 1,667,000 A2 ESI Preferred Shares 153,547 ESI Ordinary Shares	0.00307680755416697 per A1 ESI Preferred Share 0.00369216906500036 per A2 ESI Preferred Share 0.00307680755416697 per ESI Ordinary Share
Pharmbio Growth Fund Pte Ltd Address: 250 North Bridge Road #20-02 Raffles City Tower Singapore 179101 Attention: Eugene Khoo Kay Jin	3,000,000 A1 ESI Preferred Shares 1,667,000 A2 ESI Preferred Shares 1,962,000 A3 ESI Preferred Shares	0.00307680755416697 per A1 ESI Preferred Share 0.00369216906500036 per A2 ESI Preferred Share 0.00470443875032130 per A3 ESI Preferred Share
Biomedical Sciences Investment Fund Pte Ltd Address: 250 North Bridge Road #20-02 Raffles City Tower Singapore 179101 Attention: Chu Swee Yeok	1,923,076 A3 ESI Preferred Shares	0.00470443875032130 per A3 ESI Preferred Share

22

Schedule 2

Other Shareholders

      Part 1

	(1) Name and Particulars of Legal Shareholders	(2) Number of Other ESI Shares	(3) Number of BioTime Shares to be allotted and issued to Legal Shareholders (based on 0.00307680755416697 BioTime Shares per ESI Ordinary Share)
1	Curis Inc. 45 Moulton Street Cambridge, MA 02138, USA Attention: Michael P Gray	2,100,000	6,461
2	Monash Investment Holdings Pty Ltd Monash University Building 3a, Wellington Road, Clayton Victoria, Australia 3800 Attention: David Munro Pitt	1,200,000 (this includes 200,000 ESI Ordinary Shares held by Monash Investment Holdings Pty Ltd on trust for Martin Frederick Pera – please see row 1 in Part 2 of Schedule 2 below)	3,692
3	NUS Technology Holdings Pte Ltd 21 Heng Mui Keng Terrace, Level 5, Singapore 119613 Attention: Bernard Tan and Lily Chan	1,246,453 (this includes 400,000 ESI Ordinary Shares held by NUS Technology Holdings Pte Ltd on trust for Ariffeen Bongso and 100,000 ESI Ordinary Shares held by NUS Technology Holdings Pte Ltd on trust for Fong Chui Yee – please see rows 2 and 3 in Part 2 of Schedule 2 respectively)	3,835

23

4	Hadasit Medical Research Services and Development Company Ltd Kiryat Hadassah P.O.B 12000 Jerusalem, Israel 91120 Attention: Dr Einat Zisman	1,200,000 (this includes 400,000 Ordinary Shares held by Hadasit Medical Research Services and Development Company Ltd on trust for B. Reubinoff – please see row 4 in Part 2 of Schedule 2 below)	3,692
5	Martin Frederick Pera 2294 Alcyona Dr. Los Angeles CA 90068, USA	200,000	615
6	Wicell Research Institute Inc 614 Walnut Street 13th Floor, Madison, WI 53716 USA Attention: Carl Gulbrandsen	200,000	615 (to be allotted and issued to Wisconsin Alumni Research Foundation)

Part 2

	Name and Particulars of Beneficial Shareholders	Number of Other ESI Shares
1	Martin Frederick Pera 2294 Alcyona Dr. Los Angeles CA 90068, USA	200,000 (Held by Monash Investment Holdings Pty Ltd on trust)
2	Ariffeen Bongso C/O: NUS Technology Holdings Pte Ltd 21 Heng Mui Keng Terrace, Level 5, Singapore 119613	400,000 (Held by NUS Technology Holdings Pte Ltd on trust)
3	Fong Chui Yee C/O: NUS Technology Holdings Pte Ltd 21 Heng Mui Keng Terrace, Level 5, Singapore 119613	100,000 (Held by NUS Technology Holdings Pte Ltd on trust)
4	Benjamin Eithan Reubinoff Kiryat Hadassah P.O.B 12000 Jerusalem, Israel 91120	400,000 (Held by Hadasit Medical Research Services and Development Company Ltd on trust)

24

Exhibit A

Registration Rights Agreement

25

Exhibit B

Accredited Investor Certification

26

Exhibit C

Foreign Resident Certification

27

EXHIBIT A

Warrant Agreement

-Exhibit A-

_______________

Warrant Agreement

Dated as of May 3, 2010

_______________

WARRANT AGREEMENT, (this “Agreement”) dated as of May 3, 2010, by BioTime, Inc., a California corporation (the “Company”), for the benefit of the undersigned original holder, and each subsequent registered holder, of a Warrant described herein (a “Holder”).

Section 1.                      Issuance of Warrants.

1.1           Number of Warrants; Expiration Date.  The Company is issuing common share purchase warrants, as hereinafter described (the “Warrants”), to purchase up to an aggregate of 300,000 of its common shares, no par value (the “Common Stock”), to the undersigned original Holders pursuant to an Equity and Note Purchase Agreement (the “Purchase Agreement”) with the Company.  The Warrants shall be represented by a certificate in substantially the form of Exhibit A hereto.  Subject to the terms of this Agreement, a Holder of any of such Warrant (including any Warrants into which a Warrant may be divided) shall have the right, which may be exercised, in whole or in part, at any time on or after the date hereof and prior to 5:00 p.m., New York Time on May 2, 2014 (the “Expiration Date”), to purchase from the Company, at the Warrant Price (as defined herein) then in effect, the number of fully paid and nonassessable common shares, no par value, of the Company (“Warrant Shares”) determined as provided in this Agreement and specified in such Warrant.

1.2           Form of Warrant.  The text of the Warrants and of the Purchase Form shall be substantially as set forth in Exhibit A attached hereto.  The price per Warrant Share and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided.  The Warrants shall be executed on behalf of the Company by its Chief Executive Officer, President, or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Chief Financial Officer, or Secretary or any Assistant Secretary.  The signature of any such officers on the Warrants may be manual or facsimile, provided, however, that the signature of any such officers must be manual until such time as a warrant agent is appointed.

1.3           Signatures; Date of Warrants.  Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement.  In the event that the Company shall appoint a warrant agent to act on its behalf in connection with the division, transfer, exchange or exercise of Warrants, the Warrants issued after the date of such appointment shall be dated as of the date of countersignature thereof by the warrant agent upon division, exchange, substitution or transfer.  Until such time as the Company shall appoint a warrant agent, Warrants shall be dated as of the date of execution thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

1.4           Countersignature of Warrants.  In the event that the Company shall appoint a warrant agent to act on its behalf in connection with the division, transfer, exchange or exercise of Warrants, the Warrants issued after the date of such appointment shall be countersigned by the warrant agent (or any successor to the warrant agent then acting as warrant agent) and shall not be valid for any purpose unless so countersigned.  Warrants may be countersigned, however, by the warrant agent (or by its successor as warrant agent hereunder) and may be delivered by the warrant agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery.  The warrant agent (if so appointed) shall, upon written instructions of the  President, Chief Executive Officer, an Executive or Senior Vice President,  or the Chief Financial Officer of the Company, countersign, issue and deliver the Warrants and shall countersign and deliver Warrants as otherwise provided in this Agreement.

2

Section 2.               Exercise of Warrants; Restrictions.

2.1           Exercise of Warrants.  A Warrant may be exercised upon surrender of the certificate or certificates evidencing the Warrant to be exercised, together with the form of election to purchase on the reverse thereof duly filled in and signed, to the Company at its principal office (or if appointed, the principal office of the warrant agent) and upon payment of the Warrant Price (as defined and determined in accordance with the provisions of Section 3 and Section 6 to the Company (or if appointed, to the warrant agent for the account of the Company), for the number of Warrant Shares in respect of which such Warrants are then exercised.  Payment of the aggregate Warrant Price shall be made by bank wire transfer to the account of the Company or bank cashier's check.

(a)           Subject to Section 2.2 and Section 5, upon the surrender of the Warrant and payment of the Warrant Price as aforesaid, the Company (or if appointed, the warrant agent) shall promptly, and in any event within three (3) business days, cause to be issued and delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrant, together with cash, as provided in Section 8, in respect of any fractional Warrant Shares otherwise issuable upon such exercise.  Such Warrant Share certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price, as aforesaid.  The rights of purchase represented by the Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part.  In the event that a certificate evidencing the Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrant, a new certificate evidencing the unexercised portion of the Warrant will be issued, and the warrant agent (if so appointed) is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificate or certificates pursuant to the provisions of this Section 2.1. The Company, whenever required by the warrant agent (if appointed), will supply the warrant agent with Warrant certificates duly executed on behalf of the Company for such purpose.

(b)           In the event the Company issues warrants in the future which contain a “net exercise” provision, the Warrant shall be deemed automatically amended to allow holder the right to exercise the Warrant on the same net exercise terms.

2.2           Restrictions on Exercise of Warrants.  The Warrants may not be exercised unless registered under the Securities Act of 1933, as amended (the “Act”) or an exemption from such registration is available.

3

(a)           Each person exercising a Warrant who is not a “U.S. Person” within the meaning of Regulation S promulgated under the Act will be required to give: (i) written certification that he, she, or it is not a U.S. person and their Warrant is not being exercised on behalf of a U.S. Person; or (ii) a written opinion of counsel, acceptable to the Company and to the transfer agent of the Common Stock, to the effect that the Warrant and the Warrant Shares have been registered under the Securities Act or are exempt from registration thereunder.

(b)           Unless the Warrant and Warrant Shares have been registered under the Act and under any applicable state securities laws, each person who is a U.S. Person under Regulation S who is exercising a Warrant will be required to give written certification that he, she or it is an “accredited investor” or a written opinion of counsel, acceptable to the Company and to the transfer agent of the Common Stock, to the effect that exercise of the Warrant and the issuance of the Warrant Shares are exempt from registration under the Act and under any applicable state securities laws.

(c)           The Company shall be entitled to obtain, as a condition precedent to its issuance of any certificates representing Warrant Shares or any other securities issuable upon any exercise of a Warrant, a letter or other instrument from the Holder containing such covenants, representations or warranties by such Holder as reasonably deemed necessary by the Company to effect compliance by the Company with the requirements of the Act and any other applicable United States federal and/or state securities laws.

(d)           Any exercise, attempt to exercise, or purported exercise of a Warrant in violation of the restrictions set forth in this Section 2.2 shall be deemed null and void and of no binding effect.

(e)           The Company will issue instructions to the transfer agent and registrar of its Common Stock to refuse to issue any Warrant Shares not made in accordance with (i) the provisions of Regulation S, or (ii) pursuant to registration under the Act and applicable state securities laws, or (iii) pursuant to an available exemption from registration under the Act and applicable state securities laws.

Section 3.               Warrant Price.  Subject to any adjustments required by Section 6, the price per share at which Warrant Shares shall be purchasable upon exercise of a Warrant (as to any particular Warrant, the “Warrant Price”) shall be Ten Dollars ($10.00) per share.

Section 4.               Transferability of Warrants and Warrant Shares; Restrictions on Transfer.

4.1           Registration.  Each Warrant shall be numbered and shall be registered on the books of the Company (the “Warrant Register”) as issued.  The Company and the warrant agent (if appointed) shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of any Warrant which is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary upon the instruction of such fiduciary, unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

4

4.2           Transfer.  Subject to Section 4.3, the Warrants shall be transferable only on the Warrant Register upon delivery of the Warrant certificate duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer.  In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company (or the warrant agent, if appointed).  In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company (or the warrant agent, if appointed) in its discretion.  Upon any registration of transfer, the Company shall execute and deliver (or if appointed, the warrant agent shall countersign and deliver) a new Warrant or Warrants to the persons entitled thereto.

4.3           Restrictions on Transfer of Warrants and Warrant Shares.  The Warrants, and any Warrant Shares issued upon the exercise of the Warrants, may not be sold, pledged, hypothecated, transferred or assigned, in whole or in part, unless a registration statement under the Act, and under any applicable state securities laws, is effective therefor or, an exemption from such registration is then available, and an opinion of counsel, acceptable to the Company and to the transfer agent or warrant agent, if any, has been rendered stating that such sale, pledge, hypothecation, transfer or assignment will not violate the Act or any other United States federal or state securities laws, and in the case of a sale by a person who is not a U.S. Person, was made in compliance with Regulation S.  Hedging transactions involving Warrants and Warrant Shares may not be conducted unless in compliance with the Act.  Notwithstanding anything herein to the contrary, no registration statement or opinion of counsel shall be required for any transfer of any Warrant Shares in compliance with Rule 144 or Rule 144A under the Securities Act, or the Warrants or Warrant Shares (i) by a Holder that is a partnership or a corporation to (A) a partner of such partnership or shareholder of such corporation, (B) a retired partner of such partnership who retires after the date hereof, (C) the estate of any such partner or shareholder, or (ii) by a Holder to an affiliated fund or entity of such Holder; provided, however, that in each of the foregoing cases, the transferee agrees in writing to be subject to the terms of this Section 4.3 to the same extent as if the transferee were an original Holder hereunder.

(a)           As a condition precedent to the registration of transfer and issuance of any certificates representing Warrants or Warrant Shares upon transfer, the Company shall be entitled to obtain a letter or other instrument from the Holder containing such covenants, representations or warranties by such Holder as reasonably deemed necessary by the Company to effect compliance by the Company with the requirements of the Act and any other applicable federal and/or state securities laws.

(b)           Any sale, pledge, hypothecation, transfer, or assignment of a Warrant or Warrant Shares in violation of the foregoing restrictions shall be deemed null and void and of no binding effect.

(c)           The Company will issue instructions to any warrant agent that may be appointed, and to the transfer agent and registrar of its Common Stock, to refuse to register the transfer of any Warrant and Warrant Shares not made (i) in accordance with the provisions of Regulation S, or (ii) pursuant to registration under the Act and applicable state securities laws, or (iii) pursuant to an available exemption from registration under the Act and applicable state securities laws.

5

Section 5.               Payment of Taxes.  The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificates for Warrant Shares in a name other than that of the registered Holder of such Warrants or Warrant Shares.

Section 6.               Adjustment of Warrant Price and Number of Warrant Shares.  The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

6.1           Adjustments.  The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

(a)           If the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) reclassify or change (including a change to the right to receive, or a change into, as the case may be (other than with respect to a merger or consolidation pursuant to the exercise of appraisal rights), shares of stock, other securities, property, cash or any combination thereof) its Common Stock (including any such reclassification or change in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company or other property which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.  An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)           If the Company shall issue rights, options or warrants to all holders of its outstanding Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then current market price per share of Common Stock (as defined in paragraph (d) below), the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase in connection with such rights, options or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the current market price per share of Common Stock at such record date.  Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

6

(c)           If the Company shall distribute to all holders of its shares of Common Stock (including any distribution made in connection with a merger in which the Company is the surviving corporation) evidences of its indebtedness or assets (excluding cash, dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined in paragraph (d) below) on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

(d)           For the purpose of any computation under paragraphs (b) and (c) of this Section 6.1, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for the 20 consecutive trading days ending one trading day prior to the date of such computation.  The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not so listed or admitted to trading, the last sale price of the Common Stock on the OTC Bulletin Board, or any comparable system.  If the current market price of the Common Stock cannot be so determined, the Board of Directors of the Company shall reasonably determine the current market price on the basis of such quotations as are available.

(e)           No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in the determination of any subsequent adjustment.  All calculations shall be made with respect to the number of Warrant Shares purchasable hereunder, to the nearest tenth of a share and with respect to the Warrant Price payable hereunder, to the nearest whole cent.

(f)           Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

7

(g)           No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraphs (b) and (c) if the Company issues or distributes to each Holder of Warrants the rights options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.  No adjustment need be made for a change in the par value of the Warrant Shares.

(h)           For the purpose of this Warrant, the term “Common Stock” shall mean (i) the class of stock designated as the common shares or common stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.  In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant, and the Warrant Price of such shares, shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (i), inclusive, and the provisions of Section 4.3 and Section 15, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

(i)           Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Warrant Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised.

6.2           Notice of Adjustment.  Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company shall, or in the event that a warrant agent is appointed, the Company shall cause the warrant agent, promptly, in any event within ten (10) days send to each Holder notice of such adjustment or adjustments.  Such notice shall set forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

6.3           No Adjustment for Dividends.  Except as provided in Section 6.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

8

6.4           Preservation of Purchase Rights Upon Merger, Consolidation, etc.  In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that each Holder shall have the right thereafter, upon such Holder's election, either (i) upon payment of the Warrant Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action (such shares and other securities and property (including cash) being referred to as the “Sale Consideration”) or (ii) to receive, in cancellation of such Warrant (and in lieu of paying the Warrant price and exercising such Warrant), the Sale Consideration less a portion thereof having a fair market value (as reasonably determined by the Company) equal to the Warrant Price (it being understood that, if the Sale Consideration consists of more than one type of shares, other securities or property, the amount of each type of shares, other securities or property to be received shall be reduced proportionately); provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant.  The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement.  Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.  The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales, transfers or leases.  The warrant agent (if appointed) shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

6.5           Statement on Warrants.  Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants issued before or after such adjustment may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

Section 7.               Reservation of Warrant Shares; Purchase and Cancellation of Warrants.

7.1           Reservation of Warrant Shares.  There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants and any additional Warrants issuable hereunder.  The Transfer Agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose.  The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.  The warrant agent, if appointed, will be irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement.  The Company will supply such Transfer Agent with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 8.  The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 6.2.

9

7.2            Purchase of Warrants by the Company.  The Company shall have the right, except as limited by law, other agreements or herein, with the consent of the Holder, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

7.3            Cancellation of Warrants.  In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be cancelled and retired.  The warrant agent (if so appointed) shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

Section 8.               Fractional Interests.  The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants.  If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the average of the daily closing sale prices (determined in accordance with paragraph 6.1(d)) per share of Common Stock for the 20 consecutive trading days ending one trading day prior to the date the Warrant is presented for exercise, multiplied by such fraction.

Section 9.               Exchange of Warrant Certificates.  Each Warrant certificate may be exchanged, at the option of the Holder thereof, for another Warrant certificate or Warrant certificates in different denominations entitling the Holder or Holders thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle the Holder to purchase.  Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Company at its principal office (or, if a warrant agent is appointed, the warrant agent at its principal office) and shall surrender, properly endorsed, the certificate or certificates to be so exchanged.  Thereupon, the Company (or, if appointed, the warrant agent) shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested, in such name or names as such Holder shall designate.

Section 10.             Listing of Warrant Shares on Securities Exchange.  The Company will promptly use commercially reasonable efforts to cause the Warrant Shares to be listed, subject to official notice of issuance, on the principal national securities exchanges on which the Common Stock is listed and whose rules and regulations require such listing, as soon as practicable following the date of this Warrant Agreement.

10

Section 11.             Mutilated or Missing Warrants.  In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and deliver (and, if appointed, the warrant agent shall countersign and deliver) in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor, but only upon receipt of evidence reasonably satisfactory to the Company and the warrant agent (if so appointed) of such loss, theft or destruction of such Warrant, and an indemnity or bond, if requested, also reasonably satisfactory to them.  An applicant for such a substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company (or the warrant agent, if so appointed) may prescribe.

Section 12.             No Rights as Shareholders; Notices to Holders.  Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.  If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:  (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a regular cash dividend, as such dividend may be increased from time to time, or a dividend payable in shares of Common Stock) to the holders of its shares of Common Stock; or (b) the Company shall offer to the holders of its shares of Common Stock on a pro rata basis any cash, additional shares of Common Stock or other securities of the Company or any right to subscribe for or purchase any thereof; or (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed, then in any one or more of said events the Company shall (i) give notice in writing of such event as provided in Section 14 and (ii) if the Warrants have been registered pursuant to the Act, cause notice of such event to be published once in The Wall Street Journal (national edition), such giving of notice and publication to be completed at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up or the date of expiration of such offer.  Such notice shall specify such record date or the date of closing the transfer books or the date of expiration, as the case may be.  Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up, or such offer.

Section 13.             Appointment of Warrant Agent.  At such time as the Company shall register Warrants under the Act, the Company shall appoint a warrant agent to act on behalf of the Company in connection with the issuance, division, transfer and exercise of Warrants.  At such time as the Company appoints a warrant agent, the Company shall enter into a new Warrant Agreement with the warrant agent pursuant to which all new Warrants will be issued upon registration of transfer or division, which will reflect the appointment of the warrant agent, as well as additional customary provisions as shall be reasonably requested by the warrant agent in connection with the performance of its duties.  In the event that a warrant agent is appointed, the Company shall (i) promptly notify the Holders of such appointment and the place designated for transfer, exchange and exercise of the Warrants, and (ii) take such steps as are necessary to insure that Warrants issued prior to such appointment may be exchanged for Warrants countersigned by the warrant agent.

11

Section 14.              Notices; Principal Office.  Any notice pursuant to this Agreement by the Company or by any Holder to the warrant agent (if so appointed), or by the warrant agent (if so appointed) or by any Holder to the Company, shall be in writing and shall be delivered in person, or mailed first class, postage prepaid, or sent by air delivery service (a) to the Company, at its office, Attention: Chief Financial Officer, or (b) to the warrant agent, at its offices as designated at the time the warrant agent is appointed.  The address of the principal office of the Company is 1301 Harbor Bay Parkway, Suite 100, Alameda, California 94502.  Any notice given pursuant to this Agreement by the Company or the warrant agent to a Holder shall be in writing and shall be mailed first class, postage prepaid, or sent by air delivery service, or otherwise delivered to such Holder at the Holder’s address on the books of the Company or the warrant agent, as the case may be.  Each party hereto and any Holder may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party.

Section 15.              Successors.  Except as expressly provided herein to the contrary, all the covenants and provisions of this Agreement by or for the benefit of the Company and the Holder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

Section 16.              Legends.  The Warrants shall bear an appropriate legend, conspicuously disclosing the restrictions on exercise under Section 2.2, and the Warrants and Warrant Shares shall bear an appropriate legend, conspicuously disclosing the restrictions on transfer under Section 4.3 until the same are registered for sale under the Act or are transferred in a transaction exempt from registration under the Act entitling the transferee to receive securities that are not deemed to be “restricted securities” as such term is defined in Rule 144 or Regulation S under the Act.  The Company agrees that upon the sale of the Warrants and Warrant Shares pursuant to a registration statement or an exemption entitling the transferee to receive securities that are not deemed to be “restricted securities,” or at such time as registration under the Act shall no longer be required, upon the presentation of the certificates containing such a legend to the transfer agent or warrant agent, if any, it will remove such legend; provided, that unless the request for removal of the legend is in connection with a sale registered under the Act, the Holder shall have provided an opinion of counsel, acceptable to the Company and the transfer agent or warrant agent, as applicable, to the effect that such legend may be removed in compliance with the Act.

Section 17.              Applicable Law.  This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

Section 18.              Benefits of this Agreement.  This Agreement shall be for the sole and exclusive benefit of the Company, the warrant agent and the Holders of the Warrants.  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the warrant agent (if appointed) and the Holders any legal or equitable right, remedy or claim under this Agreement.

12

Section 19.              Counterparts.  This Agreement may be executed in any number of counterparts (including by separate counterpart signature pages) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 20.              Captions.  The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

BIOTIME, INC.

By:
Michael D. West,
Chief Executive Officer

Attest:

By:
Judith Segall, Secretary

Holder:

Biomedical Sciences Investment Fund Pte Ltd,
a Singapore private limited company

By:
Name:
Title:

13

EXHIBIT A

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS.  THIS WARRANT MAY NOT BE EXERCISED, SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT, UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THIS WARRANT OR ANY COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT

VOID AFTER 5:00 P.M. NEW YORK TIME,  ________, 2014

Certificate No. _____	Warrant to Purchase

[Insert number of Shares]

Shares of Common Stock

BIOTIME, INC.
COMMON STOCK PURCHASE WARRANTS

This certifies that, for value received, _____________ or registered assigns (the “Holder”), is entitled to purchase from BioTime, Inc. a California corporation (the “Company”), at a purchase price per share of Ten Dollars ($10.00) (the “Warrant Price”), the number of its Common Shares, no par value per share (the “Common Stock”), shown above.  The number of shares purchasable upon exercise of the Common Stock Purchase Warrants (the “Warrants”) and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.  Outstanding Warrants not exercised prior to 5:00 p.m., New York time, on _________, 2014 shall thereafter be void.

Subject to restriction specified in the Warrant Agreement, Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof duly executed, and simultaneous payment of the Warrant Price (or as otherwise set forth in Section 6.4 of the Warrant Agreement) at the principal office of the Company (or if a warrant agent is appointed, at the principal office of the warrant agent).  Payment of the Warrant Price shall be made by bank wire transfer to the account of the Company or by bank cashier's check as provided in Section 2.1 of the Warrant Agreement.  As provided in the Warrant Agreement, the Warrant Price and the number or kind of shares which may be purchased upon the exercise of the Warrant evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

1

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of_________, 2010, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance of this Warrant Certificate consents.  A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.  In the event that pursuant to Section 13 of the Warrant Agreement a warrant agent is appointed and a new warrant agreement entered into between the Company and such warrant agent, then such new warrant agreement shall constitute the Warrant Agreement for purposes hereof and this Warrant Certificate shall be deemed to have been issued pursuant to such new warrant agreement.

Upon any partial exercise of the Warrant evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrant evidenced by this Warrant Certificate shall not have been exercised.  This Warrant Certificate may be exchanged at the office of the Company (or the warrant agent, if appointed) by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates evidencing the right of the Holder thereof to purchase the aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant Certificate or Certificates exchanged.  No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.  This Warrant Certificate is transferable at the office of the Company (or the warrant agent, if appointed) in the manner and subject to the limitations set forth in the Warrant Agreement.

The Holder hereof may be treated by the Company, the warrant agent (if appointed), and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company (and the warrant agent, if appointed) may treat the Holder hereof as the owner for all purposes.

Neither the Warrant nor this Warrant Certificate entitles any Holder to any of the rights of a stockholder of the Company.

2

[This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the warrant agent.]*

DATED:
BIOTIME, INC.
(Seal)		By:

Title:
Attest:
[COUNTERSIGNED:
WARRANT AGENT

By:	]*
Authorized Signature

*	To be part of the Warrant only after the appointment of a warrant agent pursuant to Section 13 of the Warrant Agreement.

3

PURCHASE FORM

(To be executed upon exercise of Warrant)

To BioTime, Inc.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _______ shares of Common Stock, as provided for therein, and tenders herewith payment of the Warrant Price in full in the form of a bank wire transfer to the account of the Company or by bank cashier's check in the amount of $______________.

Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

(Please Print Name)

(Please Print Address)

(Social Security Number or
Other Taxpayer Identification Number)

(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the share purchasable thereunder less any fraction of a share paid in cash.

4

ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)

For value received, _____________ hereby sells, assigns and transfers unto _______________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:___________________

________________________________
(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate.

5

EXHIBIT B

Escrow Agreement

-Exhibit B-

ESCROW AGREEMENT

This Escrow Agreement dated May 3, 2010 (the "Escrow Agreement"), is entered into by and among (i) ES Cell Australia Limited, an Australian corporation, whose registered office is at R J Ryan Partners, 12 Langmore Lane, Berwick, Victoria 3806, Australia ("ESCA"); (ii) Pharmbio Growth Fund Pte Ltd, a Singapore private limited company, whose registered office is at 250 North Bridge Road #20-02 Raffles City Tower Singapore 179101 ("PGH"); (iii) Biomedical Sciences Investment Fund Pte Ltd, a Singapore private limited company, whose registered office is at 250 North Bridge Road #20-02 Raffles City Tower Singapore 179101  ("BMSIF"), and (iv) BioTime, Inc., a California corporation, whose registered office is at 1301 Harbor Bay Parkway, Suite 100, Alameda, CA, 94502, United States of America ("Purchaser"), and (v) Wells Fargo Bank, National Association, a California corporation,  as escrow agent ("Escrow Agent").  ESCA, PGH, and BMSIF are referred to, collectively, as the "Principal Vendors."  Principal Vendors and Purchaser are referred to, collectively, as the “Parties.”

RECITALS

A.           The Principal Vendors and the Purchaser have entered into an Equity and Note Purchase Agreement dated April 28, 2010 (the "Purchase Agreement", attached to this Agreement as Exhibit A) for Purchaser's acquisition of ordinary shares, preference shares, and promissory notes of ES Cell International Pte Ltd, a Singapore private limited company, whose registered office is at 60 Biopolis Street #01-03 Genome Singapore 138672 (the "Purchase"), pursuant to which the "Purchase Price" (as defined in the Purchase Agreement, and hereby incorporated into this Escrow Agreement) consists of 1,363,751 common shares, no par value, of Purchaser and warrants to purchase 300,000 additional common shares of Purchaser.

B.           Purchaser agrees to place in escrow ten percent (10%) of the common shares, no par value, of Purchaser comprising a part of the Purchase Price issued to the Principal Vendors as set out against the name of each of the Principal Vendors in Schedule 1 (the "Escrow Shares") and the Escrow Agent agrees to hold and distribute the Escrow Shares in accordance with the terms of this Escrow Agreement.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

Article 1
ESCROW DEPOSIT

1.1   Receipt of Escrow Shares. On or before the Closing Date, Purchaser shall deliver to the Escrow Agent the stock certificates representing the Escrow Shares (the “Share Certificates”) to be held in escrow by Escrow Agent under the terms and conditions of this Escrow Agreement (the “Escrow”). Escrow Agent shall inform each Party in writing of its receipt of the Share Certificates, within two business days of its receipt of the Share Certificates from Purchaser. The Escrow Shares shall also include any (a) other common shares or other securities issued or distributed by Purchaser to holders of its common shares as a share split or share dividend, reclassification of shares; or other distribution, and (b) other securities into which the Escrow Shares may be converted by means of any recapitalization or reclassification of the common shares of Purchaser, or upon any merger or consolidation of Purchaser with any other business entity.

1

1.2   Stock Transfer Power.  On or before the Closing Date, each Principal Vendor shall deliver to the Escrow Agent a stock transfer power signed in blank authorizing American Stock Transfer and Trust Company (the "TransferAgent"), whose registered office is at 59 Maiden Lane, Plaza Level, New York, NY 10038, to transfer or cancel the Escrow Shares on the stock transfer records of Purchaser.

1.3   Closing Date.  The "Closing Date" for the Purchase is May 3, 2010, or such later date as the Parties may agree.  If the Closing Date is extended, the Parties shall notify Escrow Agent in writing of the new Closing Date.

1.4   Disbursements.

(a)           Escrow Claims.  An "Escrow Claim" shall be deemed to have occurred if within 180 days after the Closing Date (i) any claim for setoff has been made pursuant to Section 1.7 of the Purchase Agreement and in accordance with the Purchase Agreement ("Setoff"), and one of the Parties has concurrently notified the Escrow Agent of such claim, (ii) a third party has made a claim (whether or not a lawsuit or arbitration proceeding has commenced) that is subject to indemnification under the Purchase Agreement, and one of the Parties has concurrently notified the Escrow Agent of such claim, or (iii) any dispute between the Parties is arbitrated pursuant to Section 7.4 of the Purchase Agreement or submitted for resolution through any other legal proceeding in accordance with the provisions of the Purchase Agreement, and one of the Parties has notified Escrow Agent of such claim.  The Escrow Agent shall not release any Escrow Shares until it has received written instructions pursuant to Section 1.4(b). Any Escrow Claim shall be deemed to have occurred if received before the Escrow Termination Date by the Escrow Agent. The Parties shall provide advance written notice of the identity of the arbitrator to the Escrow Agent pursuant to this Section 1.4.

(b)           Disbursements to Satisfy Escrow Claims.  Escrow Agent shall release Escrow Shares within ten (10) business days after the following events: (i) in the case of Setoff, Escrow Agent shall release Escrow Shares to Purchaser, pursuant to, and following the receipt of, written request for delivery signed by each of the Parties stating the amount of the Escrow Claim, the identity of the Principal Vendor(s) who is/are liable to bear the amount of the Escrow Claim (and not any other Principal Vendor) (“Breaching Principal Vendor”) and the number of Escrow Shares attributable to the Breaching Principal Vendors which will satisfy the amount of the Escrow Claim computed in accordance with this Section 1.4(b) (“Relevant Escrow Shares”); or (ii) in the case of an arbitration or other legal proceeding resulting in a final award or judgment, following Escrow Agent’s receipt of (1) written notice of the final award or judgment in the arbitration or other proceeding, from the prevailing Party or Parties, and (2) a copy of such final award or judgment; or (iii) in the case of an arbitration or other proceeding resulting in an award or judgment and where the Escrow Agent has filed an interpleader action with a court of competent jurisdiction, following Escrow Agent’s receipt of notice of the order of such court. In the case of a Setoff, Escrow Agent shall only release the Relevant Escrow Shares (and not any other Escrow Shares attributed to a non-Breaching Principal Vendor) to Purchaser.  Any Escrow Share calculations pursuant to this Section will be provided in writing to Escrow Agent.  If the Escrow Shares are returned to the Purchaser due to Setoff, the Breaching Principal Vendor shall promptly sign a stock transfer power authorizing the Transfer Agent to transfer or cancel the Relevant Escrow Shares on the stock transfer records of Purchaser. Escrow Agent shall deliver the Share Certificates and stock transfer power signed by the Breaching Principal Vendor to the Transfer Agent for cancellation.  If any amount less than 100% of the Escrow Shares is to be returned to Purchaser or cancelled due to Setoff, then the Breaching Principal Vendor shall promptly sign a stock transfer power authorizing the Transfer Agent to cancel the applicable portion of the Escrow Shares.  The Escrow Agent shall then deliver the Share Certificates and the stock transfer power signed by such Breaching Principal Vendor to the Transfer Agent to cancel the applicable portion of the Escrow Shares, and the Transfer Agent shall deliver new share certificates to the Escrow Agent representing the number of Escrow Shares the Breaching Principal Vendor is entitled to receive after Setoff.

2

For the avoidance of doubt, any release of the Escrow Shares shall be in accordance with Section 1.4(b) and not pursuant to or in accordance with any notification by any one Party to determine the Escrow Claim in accordance with Section 1.4(a).

(c)           Disbursements Upon Termination of Escrow.  If the Escrow terminates under Section 1.5(a), Escrow Agent shall return all Escrow Shares to the Purchaser within ten (10) days after termination of Escrow.  If the Escrow terminates under Section 1.5(b), within ten (10) business days following the Escrow termination, Escrow Agent shall disburse to the Principal Vendors any Escrow Shares remaining in Escrow following any and all disbursements to satisfy Escrow Claims.

(d)           Cash Dividends or other Cash Distributions. Any cash dividends or cash distributions of any kind made in respect to the Escrow Shares by Purchaser shall  be distributed directly to the Principal Vendors and require no duty by the Escrow Agent.

1.5   Escrow Termination.

(a)           If the Purchase fails to close on the Closing Date, the Purchaser shall notify the Escrow Agent of such failure, and the Escrow shall terminate upon Escrow Agent’s receipt of such notice.

(b)           If the Purchase is consummated on the Closing Date, Escrow shall terminate on the later of (i) the expiration of 180 days following the Closing Date (the “Escrow Termination Date”); and (ii) the date on which all Escrow Claims have been resolved or terminated in accordance with the provisions of Section 1.5 of the Purchase Agreement.  An Escrow Claim shall not be deemed to have been resolved until (A) the Parties have both notified the Escrow Agent in writing that the Escrow Claim has been resolved, or (B) the Escrow Claim has been resolved by a final court judgment or arbitration award Provided Always that an Escrow Claim that is not the subject of pending litigation or arbitration, or that does not pertain to an unresolved claim by a third party, shall lapse unless the Purchaser commences arbitration or other legal proceedings in accordance with Section 7.4 of Purchase Agreement (and in the case of an Escrow Claim against either or both of the BioOne Principal Vendors, by arbitration or legal proceedings being both issued and served) in respect of such Escrow Claim within three months after the Escrow Termination Date failing which such Escrow Claim shall be deemed to have terminated at the expiration of such three month period.

3

(c)           Notwithstanding paragraphs (a) and (b) of this Section, Escrow shall terminate upon the disbursement of all Escrow Shares in satisfaction or partial satisfaction of one or more Escrow Claims.

(d)           Upon the termination of Escrow, this Escrow Agreement shall be of no further force and effect except that the provisions of Sections 3.1 (Indemnification) and 3.2 (Limitation of Liability) hereof shall survive termination.

Article 2
DUTIES OF THE ESCROW AGENT

2.1   Scope of Responsibility.  Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature.  Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement.  The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement.  The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, unless an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document, unless notified of such performance or nonperformance by any Party.  References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto.  This Escrow Agreement sets forth all matters pertinent to the Escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

2.2   Reliance.  The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns, but only if such direction or consent is consistent with the terms of this Escrow Agreement.  The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person's or persons' authority.  Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers' forms in the form of Exhibit B to this Escrow Agreement.

2.3   Right Not Duty Undertaken.  The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

2.4   No Financial Obligation.  No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

4

Article 3
PROVISIONS CONCERNING THE ESCROW AGENT

3.1   Indemnification.  The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage, and expense, including, without limitation, attorneys' fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim, or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage, or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent.  The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

3.2   Limitation of Liability.  The Escrow Agent shall not be liable, directly or indirectly, for any (i) damages, losses, or expenses arising out of the services provided hereunder, other than damages, losses, or expenses which have been finally adjudicated to have directly resulted from the Escrow Agent's gross negligence or willful misconduct, or (ii) special, indirect, or consequential damages or LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), even if the Escrow Agent has been advised of the possibility of such LOSSES OR damages AND REGARDLESS OF THE FORM OF ACTION.

3.3   Removal or Resignation.

(a)           Removal.  The Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which the Escrow Agent is entitled through the date of termination.  Such removal shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor escrow agent, and the Escrow Agent's sole responsibility thereafter shall be to safely keep the Escrow Shares and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with the order of a court or other dispute resolution authority.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

(b)           Resignation.  If the Escrow Agent shall resign as the escrow agent hereunder, a successor escrow agent shall be promptly appointed jointly by the Parties. The Escrow Agent may resign at any time by giving to the Parties thirty (30) days’ written notice of resignation (the “Resignation Notice”). Such resignation shall take effect when the successor escrow agent accepts in writing its appointment as successor escrow agent and receives the Escrow Shares from the Escrow Agent or, upon disposition of the Escrow Shares, in accordance with written instructions of the Parties. If no successor escrow agent has been appointed and has accepted the Escrow Shares within thirty (30) days after the Resignation Notice is sent, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

5

3.4   Compensation.  The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Schedule 3.4, which compensation shall be paid 50% by Purchaser and 50% by Principal Vendors.  The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder which causes the Termination of Escrow to take place more than eighteen (18) months after the Closing Date, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed by the non-prevailing Party for all costs and expenses, including reasonable attorneys' fees and expenses, occasioned by any such delay, controversy, litigation, or event.  If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.

3.5   Merger or Consolidation.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation, or transfer to which the Escrow Agent is a party ("Corporate Event"), shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities, and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.  Escrow Agent shall notify the Parties of any such Corporate Event occurring prior to the Termination of Escrow.

3.6   Force Majeure.  The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God, earthquakes, fire, flood, wars, acts of terrorism, civil or military disturbances, sabotage, epidemic, riots, interruptions, loss, or malfunctions of utilities, computer (hardware or software) or communications services, accidents, labor disputes, acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

Article 4
MISCELLANEOUS

4.1   Successors and Assigns.  This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns.  No other persons shall have any rights under this Escrow Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

6

4.2   Further Assurances.  The Principal Vendors will execute, acknowledge, and deliver to Escrow Agent such additional stock transfer powers, instruments, notices, and documents; and will take such additional actions as Purchaser, Escrow Agent, or the Transfer Agent may reasonably request to effect, complete, or perfect the transfer or cancellation of Escrow Shares pursuant to this Escrow Agreement.

4.3   Escheat.  The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state.  The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Shares escheat by operation of law.

4.4   Notices.  All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid.  If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail.  If notice is given to a party, it shall be given at the address for such party set forth below.  It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party or Parties in writing of any name or address changes.  In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to Purchaser:	BioTime, Inc.
1301 Harbor Bay Parkway, Suite 100
Alameda, CA 94502
Attn: Michael D. West
Phone: (510) 521-3390, ext. 303
Facsimile: (510) 521-3389

With a copy to:	Lippenberger, Thompson, Welch,
Soroko & Gilbert, LLP
201 Tamal Vista Blvd.
Corte Madera, CA 94925
Attn: Richard S. Soroko, Esq.
Phone: (415) 927-5200
Facsimile: (415) 927-5210

7

If to the Principal Vendors:	At the addresses and numbers provided in Schedule 4.4 to this Escrow Agreement

If to the Escrow Agent:	Wells Fargo Bank, National Association
Corporate, Municipal and Escrow Services
707 Wilshire Boulevard, 17th floor.
Los Angeles, California 90017
Phone: (213) 614-4117
Facsimile: (213) 614-3306

4.5   Governing Law.  This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California.

4.6   Entire Agreement.  This Escrow Agreement sets forth the entire agreement and understanding of the Parties related to the Escrow Shares.

4.7   Amendment.  This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

4.8   Waivers.  The failure of any Party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance.  A waiver by any Party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

4.9   Headings.  Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

4.10      Counterparts.  This Escrow Agreement and the Certificate as to Authorized Signatures attached as Exhibit B may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

[signatures on following page]

8

PURCHASER:	BioTime, Inc.,
a California corporation

By:
	Name:	Michael D. West
	Title:	Chief Executive Officer

PRINCIPAL VENDORS:	ES Cell Australia Limited,
an Australian corporation

By:
Name:
Title:

Pharmbio Growth Fund Pte Ltd,
a Singapore private limited company

By:
Name:
Title:

Biomedical Sciences Investment Fund Pte Ltd,
a Singapore private limited company

By:
Name:
Title:

ESCROW AGENT:	Wells Fargo Bank, National Association

By:
Name:
Title:

9

Exhibit A

Purchase Agreement

 - Exhibit A -

Exhibit B

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the respective Parties and are authorized to initiate and approve transactions of all types for the Escrow account or accounts established under the Escrow Agreement to which this Exhibit B is attached.

PURCHASER:	BioTime, Inc.,
a California corporation

By:
	Name:	Michael D. West
	Title:	Chief Executive Officer

PRINCIPAL VENDORS:	ES Cell Australia Limited,
an Australian corporation

By:
Name:
Title:

Pharmbio Growth Fund Pte Ltd,
a Singapore private limited company

By:
Name:
Title:

Biomedical Sciences Investment Fund Pte Ltd,
a Singapore private limited company

By:
Name:
Title:

 - Exhibit B -

Schedule 1

Escrow Shares

	Name and Particulars	Number of Common Shares of Purchaser Held in Escrow
	ES Cell Australia Limited	1,586
	Pharmbio Growth Fund Pte Ltd	2,462
	Biomedical Sciences Investment Fund Pte Ltd	132,328
Total		136,376

 - Schedule 1 -

Schedule 3.4

Escrow Agent Fees

 - Schedule 3.4 -

Schedule 4.4

Contact Addresses and Numbers for Principal Vendors

ES Cell Australia Limited:	Suite 203/63 Stead Street South Melbourne Victoria, 3205 Australia Attn: Carl Strachan Phone: (+613) 9699 2343 Facsimile: (+613) 9696 8525

Pharmbio Growth Fund Pte Ltd:	250 North Bridge Road #20-02 Raffles City Tower Singapore 179101 Attn: Eugene Khoo Kay Jin Phone: (+65) 6832 6280 Facsimile: (+65) 6832 6838

Biomedical Sciences Investment Fund Pte Ltd:	250 North Bridge Road #20-02 Raffles City Tower Singapore 179101 Attn: Chu Swee Yeok Phone: (+65) 6832 6832 Facsimile: (+65) 6832 6838

 - Schedule 4.4 -

EXHIBIT C

Registration Rights Agreement

-Exhibit C-

REGISTRATION RIGHTS AGREEMENT

by and among

BIOTIME, INC.

and the SHAREHOLDERS named herein

Dated:  May 3, 2010

i

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of May 3, 2010, by and among BioTime, Inc., a California corporation (the “Company”), and the shareholders that are party to this Agreement from time to time, as set forth on the signature page hereto (each, a “Designated Shareholder”).

WHEREAS, the parties hereto desire to provide for, among other things, the grant of registration rights with respect to the Registrable Securities (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.    Definitions and Interpretations.

(a)           Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

(i)            “Acquired Shares” means the Shares, other than Warrant Shares, issued to the Designated Shareholders pursuant to that certain Equity and Note Purchase Agreement, dated April 28, 2010, Transfer Agreement, dated April 28, 2010 and the Option Holders Agreement, dated April 28, 2010, among the Company and the Designated Shareholders, including any Shares placed into escrow or subject to holdback.

(ii)            “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to a Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

(iii)            “Agreement” means this Registration Rights Agreement as the same may be amended, supplemented or modified in accordance with the terms.

(iv)            “Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

(v)            “Board of Directors” means the Board of Directors of the Company (or any duly authorized committee thereof).

(vi)            “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York and San Francisco, California are authorized or required by law or executive order to close.

(vii)            “Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

(viii)            “Company” has the meaning set forth in the preamble to this Agreement.

(ix)            “Company Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with an offering of Registrable Securities.

(x)            Designated Shareholder” has the meaning set forth in the preamble to this Agreement.

(xi)            “Designated Shareholders’ Counsel” has the meaning set forth in Section 4(a)(i).

(xii)            “Disclosure Package” means, with respect to any offering of Registrable Securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including, without limitation, a contract of sale).

(xiii)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

(xiv)             “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

(xv)            “Indemnified Party” has the meaning set forth in Section 5(c).

(xvi)            “Indemnifying Party” has the meaning set forth in Section 5(c).

(xvii)             “Inspector” has the meaning set forth in Section 4(a)(i).

(xviii)            “Liability” has the meaning set forth in Section 5(a).

(xix)             “Permitted Assignee” means, with respect to any Person, to the extent applicable, (i) such Person’s parents, spouse, siblings, siblings’ spouses, children (including stepchildren and adopted children), children’s spouses, grandchildren or grandchildren’s spouses (“Family Members”), (ii) a corporation, partnership or limited liability company, a majority of the beneficial interests of which shall be held by such Person, such Person’s Affiliates and/or such Person’s Family Members, (iii) a trust, the beneficiaries of which are such Person and/or such Person’s Family Members, (iv) such Person’s heirs, executors, administrators, estate or a trust under such Person’s will, (v) an entity described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, that is established by such Person, and (vi) any Affiliate of such Person.

2

(xx)            “Person” means any individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision t) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

(xxi)            “Pledgee” has the meaning set forth in Section 2(d)(i).

(xxii)            “Prospectus” means the prospectus related to any Registration Statement (including, without limitation, a prospectus or prospectus supplement that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415, 430A, 430B or 430C under the Securities Act, as amended or supplemented by any amendment or prospectus supplement), including post-effective amendments, and all materials incorporated by reference in such prospectus.

(xxiii)            “Records” has the meaning set forth in Section 4(a)(viii).

(xxiv)            “Registrable Securities” means, subject to Section 2(b) and Section 2(d)(i), (i) the Acquired Shares, (ii) Warrant Shares, and (iii) any other securities that are (A) distributed as a dividend or otherwise with respect to Acquired Shares or Warrant Shares, or (B) issued or issuable in exchange for or through conversion of the Acquired Shares or Warrant Shares pursuant to a recapitalization, reorganization, merger, consolidation, sale of assets or other transaction.

(xxv)            “Registration Expenses” has the meaning set forth in Section 4(d).

(xxvi)            “Registration Statement” means a registration statement filed pursuant to the Securities Act.

(xxvii)            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

(xxviii)           “Shares” means (i) the common shares, no par value, of the Company, (ii) any securities of the Company or any successor or assign of the Company into which such shares described in clause (i) are reclassified or reconstituted or into which such shares are converted or otherwise exchanged in connection with a combination of shares, recapitalization, merger, sale of assets, consolidation or other reorganization or otherwise or (iii) any securities received as a dividend or distribution in respect of the securities described in clauses (i) and (ii) above.

(xxix)            “Warrant” means any warrant issued by the Company under that certain Warrant Agreement, of even date, among the Company and the Designated Shareholders.

(xxx)            “Warrant Shares” means the Shares, or any other securities, issuable upon the exercise of the Warrants.

(b)           Interpretation.  Unless otherwise noted:

3

(i)            All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor laws, rules, regulations and forms thereto in effect at the time.

(ii)            All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

(iii)            All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended, waived, supplemented or modified from time to time.

(iv)            All references to any amount of securities (including Registrable Securities) shall be deemed to be a reference to such amount measured on an as-converted or as-exercised basis.

2.   General; Securities Subject to this Agreement

(a)           Grant of Rights.  The Company hereby grants registration rights to the Designated Shareholders upon the terms and conditions set forth in this Agreement.

(b)           Registrable Securities.  For the purposes of this Agreement, Registrable Securities held by any Designated Shareholder will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities held by any Designated Shareholder may be sold in a single sale, in the opinion of counsel reasonably satisfactory to the Company, without any limitation as to volume or manner of sale pursuant to Rule 144  promulgated under the Securities Act or (iii) they have ceased to be outstanding.

(c)           Holders of Registrable Securities.  A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.  Registrable Securities consisting of Warrant Shares shall be deemed outstanding for the purposes of this Agreement.

(d)           Transfer of Registration Rights.

(i)            Each Designated Shareholder may transfer or pledge Registrable Securities with the associated registration rights under this Agreement (including transfers occurring by operation of law or by reason of intestacy) to a Permitted Assignee or a pledgee (“Pledgee”) only if (1) such Permitted Assignee or Pledgee agrees in writing to be bound as a Designated Shareholder by the provisions of this Agreement, such agreement being substantially in the form of Annex A hereto, and (2) immediately following such transfer or pledge, the further disposition of such Registrable Securities by such Permitted Assignee or Pledgee would be restricted under the Securities Act and the entire amount of all such Registrable Securities could not be sold in a single sale, in the opinion of counsel reasonably satisfactory to the Company, without any limitation as to volume or manner of sale pursuant to Rule 144 promulgated under the Securities Act.  Upon any transfer or pledge of Registrable Securities other than as set forth in this Section 2(d), such securities shall no longer constitute Registrable Securities.

4

(ii)            Subject to Section 2(b), if a Designated Shareholder assigns its rights under this Agreement in connection with the transfer of less than all of its Registrable Securities, the Designated Shareholder shall retain its rights under this Agreement with respect to its remaining Registrable Securities.  If a Designated Shareholder assigns its rights under this Agreement in connection with the transfer of all of its Registrable Securities, such Designated Shareholder shall have no further rights or obligations under this Agreement, except under Section 5 in respect of offerings in which it participated.

3.   S-3 Registration

(a)           As soon as practicable after the date hereof, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.  Such Registration Statement filed hereunder shall be on Form S-3 or, if such form is not available to the Company, Form S-1.  Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event within sixty (60) days of the date hereof (provided, however, that in the event the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, within five (5) business days following the date on which the Company is so notified).

(b)           If for any reason the Commission does not permit all of the Registrable Securities to be included in the Registration Statement(s) filed pursuant to Section 3(a), or for any other reason any outstanding Registrable Securities are not then covered by an effective Registration Statement(s), then the Company shall prepare and file, as promptly as possible and in all instances within 30 days of the Commission’s notification not to permit registration of all the Registrable Securities, an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415, on Form S-3 (or on such other form appropriate for such purpose).

4.   Registration Procedures

(a)           Obligations of the Company.  Whenever registration of Registrable Securities has been required pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration of such Registrable Securities as quickly as practicable, and in connection with any such request, the Company shall:

5

(i)            prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including, without limitation, any documents incorporated by reference therein), or before using any Free Writing Prospectus, the Company shall provide one firm of legal counsel selected by the Designated Shareholders holding a majority of the Registrable Securities being registered in such registration (“Designated Shareholders’ Counsel”), any managing underwriter or broker/dealer participating in any disposition of such Registrable Securities pursuant to a Registration Statement and any attorney retained by any such managing underwriter or broker/dealer (each, an “Inspector” and collectively, the “Inspectors”) with an opportunity to review and comment on such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus to be filed with the Commission, subject to such documents being under the Company’s control, and (y) the Company shall notify the Designated Shareholders’ Counsel and each seller of Registrable Securities pursuant to such Registration Statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(ii)            prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as shall be necessary to keep such Registration Statement effective for the lesser of (x) such period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (or, if such Registration Statement is an Automatic Shelf Registration Statement, on the first anniversary of the date of filing of such Automatic Shelf Registration Statement) or (y) the securities covered by such Registration Statement are no longer Registrable Securities;

(iii)            furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus), any Prospectus filed under Rule 424 under the Securities Act and any Free Writing Prospectus as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller; provided that the Company need not provide copies of exhibits to the Registration Statement.

(iv)            use its commercially reasonable efforts to expeditiously register or qualify such Registrable Securities under such other securities or “blue sky” laws of California and New York if required by the laws of such states, and continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold or are “covered securities” under the Securities Act, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition of the Registrable Securities owned by such seller in such jurisdictions; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

6

(v)            following its actual knowledge thereof, notify each seller of Registrable Securities: (A) when a Prospectus, any Prospectus supplement, any Free Writing Prospectus, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the Commission, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission for amendments or supplements to a Registration Statement, related Prospectus or Free Writing Prospectus or for additional information; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and (D) of the existence of any fact or happening of any event of which the Company has knowledge which makes any statement of a material fact in such Registration Statement, related Prospectus or Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement, Prospectus or Free Writing Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company need not disclose any facts or events that have not bee publicly disclosed by the Company;

(vi)            upon the occurrence of any event contemplated by Section 4(a)(v)(D), as promptly as practicable, prepare a supplement or amendment to such Registration Statement, related Prospectus or Free Writing Prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to, or amendment of, such Registration Statement, Prospectus or Free Writing Prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii)            enter into and perform customary agreements and take such other actions as are reasonably required in order to facilitate the disposition of such Registrable Securities and shall provide all reasonable cooperation, including causing counsel to the Company to deliver customary legal opinions in connection with any such underwriting agreements;

7

(viii)            make available at reasonable times for inspection by any Inspector all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors, managers and employees, and the Company’s independent registered public accounting firm, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement.  Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company’s reasonable judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public.  Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, promptly give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(ix)            if such sale is pursuant to an underwritten offering, obtain a “cold comfort” letter dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent registered public accounting firm in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter reasonably requests;

(x)            furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, may reasonably request and are customarily included in such opinions; cause any Shares included in the Registration Statement to be listed on each securities exchange on which the Shares are then listed, provided that the applicable listing requirements are satisfied;

(xi)            make all required filings of all Prospectuses and Free Writing Prospectuses with the Commission;

8

(xii)            make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby); and

(xiii)            take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby

(b)           Seller Requirements.  In connection with any offering under any Registration Statement under this Agreement, each Designated Shareholder (i) shall promptly furnish to the Company in writing such information with respect to such Designated Shareholder and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by law or regulations for use in connection with any related Registration Statement or Prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Shareholder not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to such Designated Shareholder necessary in order to make the statements therein not misleading; (ii) shall comply with the Securities Act and the Exchange Act and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of the Registrable Securities; and (iii) shall not use any Free Writing Prospectus without the prior written consent of the Company.  If any seller of Registrable Securities fails to provide such information required to be included in such Registration Statement by applicable securities laws or otherwise necessary or desirable in connection with the disposition of such Registrable Securities in a timely manner after written request therefor, the Company may exclude such seller’s Registrable Securities from the registration statement.

(c)           Notice to Discontinue.  Each Designated Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(v)(D), such Designated Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Shareholder’s receipt of the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by Section 4(a)(vi) (or if no supplemental or amended prospectus or Free Writing Prospectus is required, upon confirmation from the Company that use of the Prospectus or Free Writing Prospectus is once again permitted) and, if so directed by the Company, such Designated Shareholder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Designated Shareholder’s possession, of the Prospectus or Free Writing Prospectus covering such Registrable Securities which is current at the time of receipt of such notice.

9

(d)           Registration Expenses.  The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, filing fees, (ii) all fees and expenses incurred in complying with state securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, and (iv) the fees, charges and expenses of counsel to the Company and of its independent registered public accounting firm and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters and the reasonable and documented legal fees, charges and expenses of Designated Shareholder’s Counsel and regardless of whether such Registration Statement is declared effective.  All of the expenses described in the preceding sentence of this Section 4(d) are referred to herein as “Registration Expenses”.

5.   Indemnification; Contribution

(a)           Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Designated Shareholder, its partners, directors, officers, Affiliates, stockholders, members, employees, trustees, legal counsel and accountants and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Shareholder from and against any and all losses, claims, damages, liabilities and expenses, or any action or proceeding in respect thereof (including reasonable costs of investigation and reasonable attorneys’ fees and expenses) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon (a) any untrue, or allegedly untrue, statement of a material fact contained in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto; (b) the omission or alleged omission to state in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made and (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; provided, however, that the Company shall not be held liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto solely in reliance upon and in conformity with information concerning a Designated Shareholder furnished in writing to the Company by or on behalf of any Designated Shareholder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Sections 4(b) and 5(b).  The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Shareholders.

10

(b)           Indemnification by Designated Shareholders.  In connection with any offering in which a Designated Shareholder is participating pursuant to Section 3, such Designated Shareholder agrees severally to indemnify and hold harmless the Company, the other Designated Shareholders, any underwriter retained by the Company and each Person who controls the Company, the other Designated Shareholders or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Shareholders (including indemnification of their respective partners, directors, officers, Affiliates, stockholders, managers, members, employees, trustees and Controlling Persons), but only to the extent that Liabilities arise out of or are based upon a statement or alleged statement or an omission or alleged omission that was made solely in reliance upon and in conformity with information with respect to such Designated Shareholder furnished in writing to the Company by or on behalf of such Designated Shareholder expressly for use in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto, including, without limitation, the information furnished to the Company pursuant to Section 4(b).  In no event shall the liability of any selling Designated Shareholder hereunder be greater in amount than the net proceeds received by such Designated Shareholder upon the sale of the Registrable Securities giving rise to such indemnification obligation except in the case of fraud by such Designated Shareholder.

(c)           Conduct of Indemnification Proceedings.  Any Person entitled to indemnification or contribution hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure).  If notice of commencement of any such action is given to the Indemnifying Party as provided in this Section 5(c), the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party.  Each Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable and documented out-of-pocket fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party.  In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the reasonable and documented out-of-pocket fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such reasonable and documented out-of-pocket fees and expenses shall be reimbursed as incurred.  No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

11

(d)           Contribution.  If the indemnification provided for in this Section 5 from the Indemnifying Party is unavailable to an Indemnified Party hereunder or insufficient to hold harmless an Indemnified Party in respect of any Liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations.  The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5(a), 5(b), and 5(c) , any reasonable and documented out-of-pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(i)            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d)) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  In no event shall any Designated Shareholder be required to contribute an amount under this Section 5(d) in excess of the net proceeds received by such Designated Shareholder upon the sale of such Designated Shareholder’s Registrable Securities pursuant to the Registration Statement giving rise to such contribution obligation, except in the case of fraud by such Designated Shareholder.

6.    Reports Under Exchange Act

With a view to making available to the Designated Shareholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Designated Shareholder to sell Registrable Shares of the Company to the public without registration, the Company agrees to:

12

(a)           Make and keep public information available, as those terms are used in Rule 144, at all times;

(b)           File with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act and the rules and regulations of any applicable securities exchanges;

(c)           Furnish to any Designated Shareholder, so long as the Designated Shareholder owns any Registrable Shares, forthwith on request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act, and (ii) a copy of the most recent annual or quarterly report of the Company filed under the Exchange Act; and

(d)           Undertake any additional actions reasonably necessary to maintain the availability of the use of Rule 144, the Company’s eligibility to file and maintain continuously effective Form S-3 registration statements and any future rules adopted by the Commission permitting the resale of the Registrable Securities.

7.   Miscellaneous

(a)           Share Splits, etc.  The provisions of this Agreement shall be appropriately adjusted for any share dividends, splits, reverse splits, combinations recapitalizations and the like occurring after the date.

(b)           Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions  may not be given unless consented to in writing by the Company and Designated Shareholders holding a majority of the Registrable Securities; provided, however, that no amendment, modification, supplement, waiver or consent to depart from the provisions  shall be effective if such amendment, modification, supplement, waiver or consent to depart from the provisions  materially and adversely affects the substantive rights or obligations of one Designated Shareholder, or group of Designated Shareholders, without a similar and proportionate effect on the substantive rights or obligations of all Designated Shareholders, unless each such disproportionately affected Designated Shareholder consents in writing thereto.

(c)           Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by telecopy, electronic transmission, air courier service or personal delivery:

13

If to the Company:	BioTime, Inc.
1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
Attention:	Steven Seinberg, Chief Financial Officer
sseinberg@biotimemail.com

with a copy to:

Lippenberger, Thompson, Welch,
Soroko & Gilbert LLP
201 Tamal Vista Blvd.
Corte Madera, California 94925
Attention: Richard S. Soroko
rsoroko@ltws.com

If to any Designated Shareholder, at its address as it appears in the books and records of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by air courier, if delivered by commercial courier service; and when receipt is acknowledged, if telecopied, or electronically transmitted.  Any party may by notice given in accordance with this Section 7(c) designate another address or Person for receipt of notices hereunder.

(d)           Permitted Assignees; Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the permitted assignees of the parties hereto as provided in Section 2(d).  Except as provided in Section 5, no Person other than the parties hereto and their permitted assignees is intended to be a beneficiary of this Agreement.

(e)           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning.

(g)           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

14

(h)           Jurisdiction.  Any action or proceeding against any party hereto relating in any way to this Agreement or the transactions contemplated hereby may be brought and enforced in the federal or state courts in the State of California, and each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the jurisdiction of each such court in respect of any such action or proceeding.  Each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the service of process in any such action or proceeding by the mailing of copies t by registered or certified mail, postage prepaid, return receipt requested, to such person or entity at the address for such person or entity set forth in Section 7(c) or such other address such person or entity shall notify the other in writing.  The foregoing shall not limit the right of any person or entity to serve process in any other manner permitted by law or to bring any action or proceeding, or to obtain execution of any judgment, in any other jurisdiction.

(i)            Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising under or relating to this Agreement or the transactions contemplated hereby in any court located in the State of California or located in any other jurisdiction chosen by the Company in accordance with Section 7(h).  Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any claim that a court located in the State of California is not a convenient forum for any such action or proceeding.

(ii)            Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives, to the fullest extent permitted by applicable United States federal and state law, all immunity from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding relating in any way to this Agreement or the transactions contemplated hereby in the courts of the State of California, of the United States or of any other country or jurisdiction, and hereby waives any right he might otherwise have to raise or claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

(i)            Severability.  If any one or more of the provisions contained herein, or the application t in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions  shall not be in any way impaired.

(j)            Rules of Construction.  Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.  Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

(k)           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter.  There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter, other than those set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

15

(l)           Further Assurances.  Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(m)         Other Agreements.  Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement.

Signatures Begin On Next Page

16

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

BIOTIME, INC.

By:
Title:	Chief Executive Officer

PHARMBIO GROWTH FUND PTE LTD

By

Title

BIOMEDICAL SCIENCES INVESTMENT FUND PTE LTD

By

Title

ES CELL AUSTRALIA LIMITED

By

Title

NUS TECHNOLOGY HOLDINGS PTE LTD

By

Title

CURIS INC.

By

Title

WICELL RESEARCH INSTITUTE, INC.

By

Title

MONASH INVESTMENT HOLDINGS PTY LTD

By

Title

HADASIT MEDICAL RESEARCH SERVICES AND
DEVELOPMENT COMPANY LTD.

By

Title

Martin Frederick Pera

Christine Mummery

HUBRECHT INSTITUTE

By

Title

NICK GOUGH AND ASSOCIATES PTY LTD

By

Title

[Name and Address of Transferee]
________
[Address]

[Name and Address of Transferor]

________, 20__
Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement, dated as of May 3, 2010 (the “Registration Rights Agreement”), by and among BioTime, Inc. a California corporation, and the certain shareholders named therein.  All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Registration Rights Agreement.

In connection with the transfer by [Name of Transferor] of Registrable Securities with associated registration rights under the Registration Rights Agreement to [Name of Transferee] as transferee (the “Transferee”), the Transferee hereby agrees to be bound as a Designated Shareholder by the provisions of the Registration Rights Agreement as provided under Section 2(d)(i)) thereto.

This consent shall be governed by California law.

Yours sincerely,

[Name of Transferee]

By:
Name:
Title:

EXHIBIT D

Schedule of Exceptions

-Exhibit D-

Schedule 2.2(a)
Capitalization

	Name and Particulars of Beneficial Shareholders	Number of ESI Ordinary Shares
1	Martin Frederick Pera	200,000

		(Held by Monash Investment Holdings Pty Ltd on trust)

2	Ariffeen Bongso	400,000

		(Held by NUS Technology Holdings Pte Ltd on trust)

3	Fong Chui Yee	100,000

		(Held by NUS Technology Holdings Pte Ltd on trust)

4	Benjamin Eithan Reubinoff	400,000

		(Held by Hadasit Medical Research Services and Development Company Ltd on trust)

Schedule 2.2(c)
Capitalization

ESI Debentures are attached separately.

Schedule 2.3(a)
Subsidiaries of ESI
1	ES CELL INTERNATIONAL (AUSTRALIA) PTY LTD
ACN 097 482 632

Companies are not to have any outstanding liabilities before they can be deregistered in Australia.

The successful deregistration of ES Cell International (Australia) Pty Ltd shows that it has no outstanding liabilities.

A S I C
Australian Securities & Investments Commission

ASIC Information Processing Centre
	14 – 22 Grey Street, Traralgon	Customer Inquiries: 1300 300 630
	PO Box 4000	Facsimile: (03) 5177 3999
	Gippsland Mail Centre VIC 3841	ASIC Homepage: www.asic.gov.au
Carl Strachan 257 Beaconsfield Parade MIDDLE PARK VIC 3206

24 December 2008

CORPORATIONS ACT 2001

ES CELL INTERNATIONAL (AUSTRALIA) PTY LTD
ACN 097 482 632

You are notified that under section 601AA(4) of the Corporations Act 2001, the above company was deregistered on 24/12/2008.

Margaret Boothman
DELEGATE OF
THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION

ES CELL INTERNATIONAL, INC

Outstanding amount of US$503.72 for taxes.

Image of ES Cell International, Inc. stock certificate: Certificate #1, dated April 15, 2003, for One Thousand (1,000) shares of common stock, $0.01 Par Value

Schedule 2.3 (b)
Table of all shares ESI own in other companies.

Cell Cure Neurosciences Ltd. As of March 16, 2010

Shareholder	Total issued and Outstanding- Ordinary Shares	% Issued and Oustanding Basis	Share Options	Total Fully Diluted Basis	% Fully Diluted Basis
ESI	918	49.41%		918	45.92%
HBL	704	37.89%		704	35.22%
Teva	228	12.27%		228	11.41%

Naomi Zak (in trust)	8	0.43%		8	0.40%
Charles Irving		0.00%	44	44	2.20%
ESOP		0.00%	97	97	4.85%
Total	1858	100.00%	141	1,999	100.00%

Schedule 2.5
Assets

05/02/2010	ES Cell International Pte Ltd	Page: 1
Asset Book Register As At 31/01/2010 In Year Ending 31/03/2010

			COST				DEPRECIATION				DISPOSALS		BOOK VALUE
Asset No	Description	Purchase Date	Opening Balance	Additions	Disposal	Closing Balance	Opening Balance	Current	Disposal	Closing Balance	Proceeds	P/L on Disposal	This Year	Last Year
CE Computer Equipment
CN025	Dell Computer for iCycler	24/01/2003	2,780.00	0.00	0.00	2,780.00	2,780.00	0.00	0.00	2,780.00	0.00	0.00	0.00	0.00
CN033	Laptop	01/05/2004	2,091.35	0.00	0.00	2,091.35	2,091.35	0.00	0.00	2.091.35	0.00	0.00	0.00	0.00
CN100	Dell Computer and Monitor	03/11/2006	1,800.00	0.00	0.00	1,800.00	1,740.00	60.00	0.00	1,800.00	0.00	0.00	0.00	60.00
BI0001	Accpac Software	06/07/2004	16,300.00	0.00	0.00	16,300.00	16,300.00	0.00	0.00	16,300.00	0.00	0.00	0.00	0.00
CN0013	Toshiba T9000 1.2GH/256MB Noteb	31/10/2003	4,836.30	0.00	0.00	4,836.30	4,836.30	0.00	0.00	4,836.30	0.00	0.00	0.00	0.00
CN0017	1 Dell Optiplex 170L 2.79GH/512MB	15/04/2004	2,705.00	0.00	0.00	2,705.00	2,705.00	0.00	0.00	2,705.00	0.00	0.00	0.00	0.00
CN0018	L320307 Dell Optiplex 170L Small M	12/03/2004	1,943.00	0.00	0.00	1,943.00	1,943.00	0.00	0.00	1,943.00	0.00	0.00	0.00	0.00
CN0021	Dell Optiplex GX260 2.8GH/512MB	09/12/2002	5,241.00	0.00	0.00	5,241.00	5,241.00	0.00	0.00	5,241.00	0.00	0.00	0.00	0.00
CN0022	Dell Optiplex GX260 1 8GH/256MB	27/09/2002	1,239.35	0.00	0.00	1,239.35	1,239.35	0.00	0.00	1,239.35	0.00	0.00	0.00	0.00
CN0025	Dell Optiplex L60 Small Minitower C	24/01/2003	2,780.00	0.00	0.00	2,780.00	2,780.00	0.00	0.00	2,780.00	0.00	0.00	0.00	0.00
CN0027	HP Colour Laserjet 4600DN Printer	24/06/2004	3,420.00	0.00	0.00	3,420.00	3,420.00	0.00	0.00	3,420.00	0.00	0.00	0.00	0.00
CN0032	Dell Pweredge 1400SC 1.26GH/1G	15/10/2002	9,549.13	0.00	0.00	9,549.13	9,549.13	0.00	0.00	9,549.13	0.00	0.00	0.00	0.00
CN0033	Dell Latitude C610 10GH/256MB N	01/05/2004	2,091.35	0.00	0.00	2,091.35	2,091.35	0.00	0.00	2,091.35	0.00	0.00	0.00	0.00
CN0036	Polycom Soundstation	16/06/2003	960.00	0.00	0.00	960.00	960.00	0.00	0.00	960.00	0.00	0.00	0.00	0.00
CN0038	Dell Inspiron 600M 1600GT Noteboo	30/06/2004	3,764.00	0.00	0.00	3,764.00	3,764.00	0.00	0.00	3,764.00	0.00	0.00	0.00	0.00
CN0042	Dell Inspiron 600M 725 Notebook	11/08/2004	3,400.00	0.00	0.00	3,400.00	3,400.00	0.00	0.00	3,400.00	0.00	0.00	0.00	0.00
CN0082	17 Flat Panel LCD Monitor	20/10/2004	570.00	0.00	0.00	570.00	570.00	0.00	0.00	570.00	0.00	0.00	0.00	0.00
CN0084	Dell Inspiron (TM) 510M Intel(R) Pent	01/03/2005	2,857.00	0.00	0.00	2,857.00	2,857.00	0.00	0.00	2,857.00	0.00	0.00	0.00	0.00
CN0086	Dell Inspiron (TM) 510M Intel (R) Pent	16/03/2005	2,655.00	0.00	0.00	2,655.00	2,655.00	0.00	0.00	2,655.00	0.00	0.00	0.00	0.00
CN0087	HP DL380-3 4G Storage Server C/	24/05/2005	14,573.00	0.00	0.00	14,573.00	14,573.00	0.00	0.00	14,573.00	0.00	0.00	0.00	0.00
CN0091	Dell Latitude D510 Notebook	21/10/2005	2,750.00	0.00	0.00	2,750.00	2,750.00	0.00	0.00	2,790.00	0.00	0.00	0.00	0.00
CN0093	Dell Latitude D510	02/02/2006	2,590.00	0.00	0.00	2,590.00	2,590.00	0.00	0.00	2,690.00	0.00	0.00	0.00	0.00
CN0094	Dell Latitude D510	16/02/2006	2,590.00	0.00	0.00	2,590.00	2,590.00	0.00	0.00	2,690.00	0.00	0.00	0.00	0.00
CN0096	Dell OptiPlex GX620 Desktop	24/06/2006	3,150.00	0.00	0.00	3,150.00	3,150.00	0.00	0.00	3,160.00	0.00	0.00	0.00	0.00
CN0097	Dell Latitude D520 Notebook	23/09/2006	2,910.00	0.00	0.00	2,910.00	2,910.00	0.00	0.00	2,910.00	0.00	0.00	0.00	0.00
CN0099	Dell OptiPlex GX520 Minitower	03/11/2006	1,800.00	0.00	0.00	1,800.00	1,740.00	60.00	0.00	1,800.00	0.00	0.00	0.00	60.00
CN0101	HP Laserjet 3052 All-in-one printer	10/04/2007	530.00	0.00	0.00	530.00	424.00	100.00	0.00	530.00	0.00	0.00	0.00	106.00
CN021A	Dell Optiplex GX250 2.8GH/512MB	23/01/2003	463.50	0.00	0.00	463.60	463.50	0.00	0.00	463.50	0.00	0.00	0.00	0.00
SW0001	Achema ICI Research Software	15/10/2002	1,637.70	0.00	0.00	1,637.70	1,637.70	0.00	0.00	1,637.70	0.00	0.00	0.00	0.00
SW0002	XP License	13/11/2002	967.81	0.00	0.00	967.81	967.81	0.00	0.00	967.81	0.00	0.00	0.00	0.00
SW0003	Norton Antivirus X 5	20/11/2002	575.80	0.00	0.00	576.80	575.80	0.00	0.00	575.80	0.00	0.00	0.00	0.00
SW0004	Adobe Acrobat	03/06/2003	1,675.00	0.00	0.00	1,675.00	1,675.00	0.00	0.00	1,675.00	0.00	0.00	0.00	0.00
SW0005	Photoshop 7 0 Win	21/06/2003	1,125.00	0.00	0.00	1,125.00	1,125.00	0.00	0.00	1,125.00	0.00	0.00	0.00	0.00
SW0006	Scientific Com S/W (full lasergene s	25/07/2003	7,131.89	0.00	0.00	7,131.89	7,131.89	0.00	0.00	7,131.89	0.00	0.00	0.00	0.00
SW0007	Prism 4 for Windows	29/09/2003	1,339.95	0.00	0.00	1,339.95	1,339.95	0.00	0.00	1,339.95	0.00	0.00	0.00	0.00
SW0008	2 X MS Office XP Pro	05/11/2003	1,660.00	0.00	0.00	1,660.00	1,660.00	0.00	0.00	1,660.00	0.00	0.00	0.00	0.00
SW0009	1 MS SQL Server 2000 Std Edn w6	29/03/2004	2,550.00	0.00	0.00	2,850.00	2,850.00	0.00	0.00	2,850.00	0.00	0.00	0.00	0.00
SW0010	IP Management S/w	01/05/2004	995.62	0.00	0.00	995.62	995.62	0.00	0.00	996.62	0.00	0.00	0.00	0.00

05/02/2010	ES Cell International Pte Ltd	Page: 2
Asset Book Register As At 31/01/2010 In Year Ending 31/03/2010

		COST					DEPRECIATION				DISPOSALS		BOOK VALUE
Asset No	Description	Purchase Date	Opening Balance	Additions	Disposal	Closing Balance	Opening Balance	Current	Disposal	Closing Balance	Proceeds	P/L on Disposal	This Year	Last Year
SW0011	IP Management S/w (upgrade)	01/05/2004	1,050.48	0.00	0.00	1,050.48	1,050.48	0.00	0.00	1,050.48	0.00	0.00	0.00	0.00
SW0012	MS Office 2003 With CD Media	05/05/2004	550.00	0.00	0.00	550.00	550.00	0.00	0.00	550.00	0.00	0.00	0.00	0.00
SW0013	Prism 4 for Windows	29/06/2004	3,355.40	0.00	0.00	3,355.40	3,355.40	0.00	0.00	3,355.40	0.00	0.00	0.00	0.00
SW0014	IT Infrastructure costs for Biopolis of	29/07/2004	69,597.00	0.00	0.00	69,597.00	69,597.00	0.00	0.00	69,597.00	0.00	0.00	0.00	0.00
SW0015	McAfee Virus x 5	30/07/2004	575.00	0.00	0.00	575.00	575.00	0.00	0.00	575.00	0.00	0.00	0.00	0.00
SW0016	MS windows 2000 Server w/5 client	30/07/2004	1,168.00	0.00	0.00	1,168.00	1,168.00	0.00	0.00	1,168.00	0.00	0.00	0.00	0.00
SW0017	Crystal Graphics	08/11/2004	790.48	0.00	0.00	790.48	790.48	0.00	0.00	790.48	0.00	0.00	0.00	0.00
SW0018	Office Pro 2003 Win 32 English OE	27/01/2005	545.00	0.00	0.00	545.00	545.00	0.00	0.00	545.00	0.00	0.00	0.00	0.00
SW0019	Office Pro 2003 Win 32 English OE	27/01/2005	545.00	0.00	0.00	545.00	545.00	0.00	0.00	545.00	0.00	0.00	0.00	0.00
SW0020	Office Pro 2003 Win 32 English OE	27/01/2005	545.00	0.00	0.00	545.00	545.00	0.00	0.00	545.00	0.00	0.00	0.00	0.00
SW0021	Office Pro 2003 Win 32 English OE	27/01/2005	545.00	0.00	0.00	545.00	545.00	0.00	0.00	545.00	0.00	0.00	0.00	0.00
SW0022	Office Pro 2003 Win 32 English OE	27/01/2005	545.00	0.00	0.00	545.00	545.00	0.00	0.00	545.00	0.00	0.00	0.00	0.00
SW0023	Office Pro 2003 Win 32 English OE	27/01/2005	545.00	0.00	0.00	545.00	545.00	0.00	0.00	545.00	0.00	0.00	0.00	0.00
SW0024	Office Pro 2003 Win 32 English OE	27/01/2005	545.00	0.00	0.00	545.00	545.00	0.00	0.00	545.00	0.00	0.00	0.00	0.00
SW0025	Office Pro 2003 Win 32 English OE	27/01/2005	545.00	0.00	0.00	545.00	545.00	0.00	0.00	545.00	0.00	0.00	0.00	0.00
SW0026	Adobe Acrobat Professional 7 0 (06	27/01/2005	690.00	0.00	0.00	690.00	690.00	0.00	0.00	690.00	0.00	0.00	0.00	0.00
SW0027	Adobe Acrobat Professional 7.0 (06	27/01/2005	690.00	0.00	0.00	690.00	690.00	0.00	0.00	690.00	0.00	0.00	0.00	0.00
SW0028	Adobe Creative Suite Prem 1 3 WI	27/01/2005	1,880.00	0.00	0.00	1,880.00	1,880.00	0.00	0.00	1,880.00	0.00	0.00	0.00	0.00
SW0030	CryoTrackIMS Inventory Management	04/05/2006	11,024.12	0.00	0.00	11,024.12	11,024.12	0.00	0.00	11,024.12	0.00	0.00	0.00	0.00
SW0033	Bibliography software endnote v 9 (u	06/02/2006	1,575.00	0.00	0.00	1,575.00	1,575.00	0.00	0.00	1,575.00	0.00	0.00	0.00	0.00
SW0034	Bibliography software endnote v 9 (n	06/02/2006	3,135.00	0.00	0.00	3,135.00	3,135.00	0.00	0.00	3,135.00	0.00	0.00	0.00	0.00
SW0035	Dreamweaver WIN IE	16/02/2006	580.00	0.00	0.00	580.00	580.00	0.00	0.00	580.00	0.00	0.00	0.00	0.00
SW0036	Dreamweaver WIN IE	16/02/2006	580.00	0.00	0.00	580.00	580.00	0.00	0.00	580.00	0.00	0.00	0.00	0.00
SW0037	Adobe Acrobat Professional (Paper i	24/03/2006	650.00	0.00	0.00	650.00	650.00	0.00	0.00	650.00	0.00	0.00	0.00	0.00
SW0038	MS Project 2003 Win32 English OL	22/03/2006	5,215.00	0.00	0.00	5,215.00	5,215.00	0.00	0.00	5,215.00	0.00	0.00	0.00	0.00
SW0039	Adobe Acrobat Pro Win TLP	21/11/2006	655.00	0.00	0.00	655.00	633.16	21.84	0.00	655.00	0.00	0.00	0.00	21.84
SW0040	Adobe Acrobat Pro Win TLP	21/11/2006	655.00	0.00	0.00	655.00	633.16	21.84	0.00	655.00	0.00	0.00	0.00	21.84
SW0041	Microsoft Windows Svr Std 2003 R2	29/12/2006	940.00	0.00	0.00	940.00	877.33	62.67	0.00	940.00	0.00	0.00	0.00	62.67
Category Total			232,013.23	0.00	0.00	232,013.23	231,680.88	332.35	0.00	232,013.23	0.00	0.00	0.00	332.35

05/02/2010	ES Cell International Pte Ltd	Page: 3
Asset Book Register As At 31/01/2010 In Year Ending 31/03/2010

			COST				DEPRECIATION				DISPOSALS		BOOK VALUE
Asset No	Description	Purchase Date	Opening Balance	Additions	Disposal	Closing Balance	Opening Balance	Current	Disposal	Closing Balance	Proceeds	P/L on Disposal	This Year	Last Year
FF	Furniture & Fixtures
CN0030	Epson Projector-EMP 51	09/12/2002	3,131.60	0.00	0.00	3,131.60	3,131.60	0.00	0.00	3,131.60	0.00	0.00	0.00	0.00
FF0045	1 RS IBICO binding Machine	19/11/2002	899.00	0.00	0.00	899.00	899.00	0.00	0.00	899.00	0.00	0.00	0.00	0.00
FF0046	AIKO Fire Resistant/Safety filing 4-d	22/12/2003	1,350.00	0.00	0.00	1,350.00	1,350.00	0.00	0.00	1,350.00	0.00	0.00	0.00	0.00
	Category Total		5,380.60	0.00	0.00	5,380.60	5,380.60	0.00	0.00	5,380.60	0.00	0.00	0.00	0.00

05/02/2010	ES Cell International Pte Ltd	Page: 4
Asset Book Register As At 31/01/2010 In Year Ending 31/03/2010

			COST				DEPRECIATION				DISPOSALS		BOOK VALUE
Asset No	Description	Purchase Date	Opening Balance	Additions	Disposal	Closing Balance	Opening Balance	Current	Disposal	Closing Balance	Proceeds	P/L on Disposal	This Year	Last Year
LE	Lab Equipment
EQ009	Olymous Microscope Set IX71	18/11/2002	26,443.18	0.00	0.00	26,443.18	26,443.18	0.00	0.00	26,443.18	0.00	0.00	0.00	0.00
EQ020	MVE6000	21/01/2003	6,418.00	0.00	0.00	6,418.00	6,418.00	0.00	0.00	6,418.00	0.00	0.00	0.00	0.00
EQ026	MVE Lab50	31/10/2002	3,796.58	0.00	0.00	3,796.58	3,796.58	0.00	0.00	3,796.58	0.00	0.00	0.00	0.00
EQ037	Biorad iCycler Base & Agfa Develop	23/12/2002	9,350.00	0.00	0.00	9,350.00	9,350.00	0.00	0.00	9,350.00	0.00	0.00	0.00	0.00
EQ045	Kodak DC290 Zoom	16/01/2003	4,648.00	0.00	0.00	4,648.00	4,648.00	0.00	0.00	4,648.00	0.00	0.00	0.00	0.00
EQ047	Biorack 2400	06/03/2003	6,200.00	0.00	0.00	6,200.00	6,200.00	0.00	0.00	6,200.00	0.00	0.00	0.00	0.00
EQ065	Biorad iCycler Top	23/04/2003	75,000.00	0.00	0.00	75,000.00	75,000.00	0.00	0.00	75,000.00	0.00	0.00	0.00	0.00
EQ09A	Digital Camera Upgrade	18/11/2002	7,956.43	0.00	0.00	7,956.43	7,956.43	0.00	0.00	7,956.43	0.00	0.00	0.00	0.00
EQ09C	C-mount video attachment	18/11/2002	700.00	0.00	0.00	700.00	700.00	0.00	0.00	700.00	0.00	0.00	0.00	0.00
EQ09D	LUCPLFL40XPH Objective Dual Ba	18/11/2002	3,470.00	0.00	0.00	3,470.00	3,399.58	70.42	0.00	3,470.00	0.00	0.00	0.00	70.42
EQ181	Satorius Ultra Pure Water System A	12/08/2004	9,900.00	0.00	0.00	9,900.00	9,240.00	660.00	0.00	9,900.00	0.00	0.00	0.00	560.00
EQ206	Shandon Cytospin 4	07/07/2005	12,551.00	0.00	0.00	12,551.00	9,413.23	2,091.84	0.00	11,505.07	0.00	0.00	1,045.93	3,137.77
EQ210	Nanodrop ND-100 Spectrophotome	29/07/2005	15,500.00	0.00	0.00	15,500.00	11,624.98	2,583.34	0.00	14,208.32	0.00	0.00	1,291.68	3,875.02
EQ228	CO2 Analyzer Bacharach	07/02/2006	2,850.00	0.00	0.00	2,850.00	1,805.00	475.00	0.00	2,280.00	0.00	0.00	570.00	1,045.00
EQ248	Finnpipette Novus MCP8 5-50ul	14/08/2006	1,400.00	0.00	0.00	1,400.00	746.64	233.34	0.00	979.98	0.00	0.00	420.02	653.36
EQ250	Thermo Steri-Cuit CO2 Incubator (H	13/11/2006	15,850.00	0.00	0.00	15,850.00	7,660.86	2,641.66	0.00	10,302.52	0.00	0.00	5,547.48	8,189.14
EQ251	Thermo Steri-Cuit CO2 Incubator (H	13/11/2006	15,850.00	0.00	0.00	15,850.00	7,660.86	2,641.66	0.00	10,302.52	0.00	0.00	5,547.48	8,189.14
EQ252	Thermo Steri-Cuit CO2 Incubator (H	20/12/2006	15,850.00	0.00	0.00	15,850.00	7,396.69	2,641.66	0.00	10,038.35	0.00	0.00	5,811.65	8,453.31
EQ253	Thermo Steri-Cuit CO2 Incubator (H	20/12/2006	15,850.00	0.00	0.00	15,850.00	7,396.69	2,641.66	0.00	10,038.35	0.00	0.00	5,811.65	8,453.31
EQ254	Biosafety Cabinet Gelman BH Class	27/11/2006	12,800.00	0.00	0.00	12,800.00	6,186.64	2,133.34	0.00	8,319.98	0.00	0.00	4,480.02	6,613.36
EQ255	Biosafety Cabinet Gelman BH Class	27/11/2006	12,800.00	0.00	0.00	12,800.00	6,186.64	2,133.34	0.00	8,319.98	0.00	0.00	4,480.02	6,613.36
EQ256	Biosafety Cabinet Gelman BH Class	27/11/2006	12,800.00	0.00	0.00	12,800.00	6,186.64	2,133.34	0.00	8,319.98	0.00	0.00	4,480.02	6,613.36
EQ257	Sanyo - 20 Freezer	30/11/2006	5,850.00	0.00	0.00	5,850.00	2,827.50	975.00	0.00	3,802.50	0.00	0.00	2,047.60	3,022.50
EQ258	Planer Kryo 560-16 and LPN4	14/12/2006	30,000.00	0.00	0.00	30,000.00	14,000.00	5,000.00	0.00	19,000.00	0.00	0.00	11,000.00	16,000.00
EQ260	Heraeus Multifuge 3S-R	29/11/2006	7,950.00	0.00	0.00	7,950.00	3,842.50	1,325.00	0.00	5,167.50	0.00	0.00	2,782.50	4,107.50
EQ261	Heraeus Brofuge Pico	29/11/2006	2,145.00	0.00	0.00	2,145.00	1,036.75	357.50	0.00	1,394.25	0.00	0.00	750.75	1,108.25
EQ262	Millipore Vaccum Pump	08/11/2006	1,541.00	0.00	0.00	1,541.00	744.79	256.84	0.00	1,001.63	0.00	0.00	539.37	796.21
EQ264	Millipore Vaccum Pump	08/11/2006	1,541.00	0.00	0.00	1,541.00	744.79	256.84	0.00	1,001.63	0.00	0.00	539.37	796.21
EQ265	Millipore Vaccum Pump	08/11/2006	1,541.00	0.00	0.00	1,541.00	744.79	256.84	0.00	1,001.63	0.00	0.00	539.37	796.21
EQ266	Leica MZ6 Microscope (+ heating st	28/11/2006	10,860.00	0.00	0.00	10,860.00	5,249.00	1,810.00	0.00	7,059.00	0.00	0.00	3,801.00	5,611.00
EQ267	Leica MZ6 Microscope (+ heating st	28/11/2006	10,860.00	0.00	0.00	10,860.00	5,249.00	1,810.00	0.00	7,059.00	0.00	0.00	3,801.00	5,611.00
EQ268	Leica MZ6 Microscope (+ heating st	28/11/2006	10,860.00	0.00	0.00	10,860.00	5,249.00	1,810.00	0.00	7,059.00	0.00	0.00	3,801.00	5,611.00
EQ269	Helmer Fridge 4C	12/12/2006	6,700.00	0.00	0.00	6,700.00	3,126.69	1,116.66	0.00	4,243.35	0.00	0.00	2,456.65	3,573.31
EQ270	Helmer Fridge 4C	12/12/2006	6,700.00	0.00	0.00	6,700.00	3,126.69	1,116.66	0.00	4,243.35	0.00	0.00	2,456.65	3,573.31
EQ271	Gilson Pipetting Aid	15/11/2006	720.00	0.00	0.00	720.00	348.00	120.00	0.00	468.00	0.00	0.00	252.00	372.00
EQ272	Gilson Pipetting Aid	15/11/2006	720.00	0.00	0.00	720.00	348.00	120.00	0.00	468.00	0.00	0.00	252.00	372.00
EQ273	Gilson Pipetting Aid	15/11/2006	720.00	0.00	0.00	720.00	348.00	120.00	0.00	468.00	0.00	0.00	252.00	372.00
EQ274	Gilson Pipetting Aid	15/11/2006	720.00	0.00	0.00	720.00	348.00	120.00	0.00	468.00	0.00	0.00	252.00	372.00
EQ275	Leica MZ6 Microscope - DFC420	29/11/2006	13,974.00	0.00	0.00	13,974.00	6,754.10	2,329.00	0.00	9,083.10	0.00	0.00	4,890.90	7,219.90

05/02/2010	ES Cell International Pte Ltd	Page: 5
Asset Book Register As At 31/01/2010 In Year Ending 31/03/2010

			COST				DEPRECIATION				DISPOSALS		BOOK VALUE
Asset No	Description	Purchase Date	Opening Balance	Additions	Disposal	Closing Balance	Opening Balance	Current	Disposal	Closing Balance	Proceeds	P/L on Disposal	This Year	Last Year
EQ276	Sanyo Incubator MIR-162	27/12/2006	2,150.00	0.00	0.00	2,150.00	1,003.31	358.34	0.00	1,361.55	0.00	0.00	766.35	1,146.69
EQ277	Fluke 54-2 Dual Input Theremometer	13/11/2006	510.00	0.00	0.00	510.00	246.50	85.00	0.00	331.50	0.00	0.00	178.50	263.50
EQ278	Fluke 54-2 Dual Input Theremometer	13/11/2006	510.00	0.00	0.00	510.00	246.50	85.00	0.00	331.50	0.00	0.00	178.50	263.50
EQ279	Laboratory Monitoring System Hone	22/12/2006	17,410.00	0.00	0.00	17,410.00	8,124.69	2,901.66	0.00	11,026.35	0.00	0.00	6,383.65	9,285.31
EQ280	Trolley	06/12/2006	620.00	0.00	0.00	620.00	289.31	103.34	0.00	392.65	0.00	0.00	227.35	330.69
EQ281	Trolley (810’510’815mn)	06/12/2006	615.00	0.00	0.00	615.00	287.00	102.50	0.00	389.50	0.00	0.00	225.50	328.00
EQ286	Handilax mini particle counter	31/01/2007	3,565.00	0.00	0.00	3,565.00	1,604.27	594.16	0.00	2,198.43	0.00	0.00	1,366.57	1,960.73
EQ287	O2 Control Panel	24/01/2007	7,870.00	0.00	0.00	7,870.00	3,541.52	1,311.66	0.00	4,853.18	0.00	0.00	3,016.82	4,328.48
EQ289	CO2 Supply System	02/03/2007	13,800.00	0.00	0.00	13,800.00	5,750.00	2,300.00	0.00	8,050.00	0.00	0.00	5,750.00	8,050.00
EQ290	Computer System MEA	12/03/2007	93,584.00	0.00	0.00	93,584.00	38,993.31	15,597.34	0.00	54,590.65	0.00	0.00	38,993.35	54,590.69
EQ47A	Lo Level Alarm	21/04/2003	607.00	0.00	0.00	607.00	607.00	0.00	0.00	607.00	0.00	0.00	0.00	0.00
LSW01	Olympus Micromage Soft	09/07/2003	6,305.00	0.00	0.00	6,305.00	6,305.00	0.00	0.00	6,305.00	0.00	0.00	0.00	0.00
MO009	FiuoStar Optima Plate Reader	01/09/2004	26,615.11	0.00	0.00	26,615.11	26,615.11	0.00	0.00	26,615.11	0.00	0.00	0.00	0.00
MO124	Multi-SL3D Shaker	24/12/2006	1,375.36	0.00	0.00	1,375.36	641.83	229.22	0.00	871.05	0.00	0.00	504.31	733.53
MO125	Brady Printer	24/12/2006	1,835.86	0.00	0.00	1,835.86	856.71	305.98	0.00	1,162.69	0.00	0.00	673.17	979.15
MO126	Heat Sealer	24/12/2006	5,882.40	0.00	0.00	5,882.40	2,745.12	980.40	0.00	3,725.52	0.00	0.00	2,156.88	3,137.28
EQ0018	Labnet vortex mixer model VX100	30/09/2002	391.40	0.00	0.00	391.40	391.40	0.00	0.00	391.40	0.00	0.00	0.00	0.00
EQ0027	Mini vacuum pump 230V 50HZ	20/11/2002	1,119.00	0.00	0.00	1,119.00	1,119.00	0.00	0.00	1,119.00	0.00	0.00	0.00	0.00
EQ0029	Mini vacuum pump 230V 50HZ	20/11/2002	1,119.00	0.00	0.00	1,119.00	1,119.00	0.00	0.00	1,119.00	0.00	0.00	0.00	0.00
EQ0035	Hetilch Centrifuge and Balance	14/11/2002	500.00	0.00	0.00	500.00	500.00	0.00	0.00	500.00	0.00	0.00	0.00	0.00
EQ0044	e-Pet Electronic pipette 8-channel, 5	24/12/2002	774.00	0.00	0.00	774.00	774.00	0.00	0.00	774.00	0.00	0.00	0.00	0.00
EQ0059	Gel Tanks #1011000 GES Cell Com	14/04/2003	607.00	0.00	0.00	607.00	607.00	0.00	0.00	607.00	0.00	0.00	0.00	0.00
EQ0075	Analytical bal Mod CP224S P8-20p	08/10/2002	1,404.23	0.00	0.00	1,404.23	1,404.23	0.00	0.00	1,404.23	0.00	0.00	0.00	0.00
EQ0242	Cell Mate II Pipet Aid (Blue)	27/04/2006	400.00	0.00	0.00	400.00	240.00	66.67	0.00	306.67	0.00	0.00	93.33	160.00
EQ0288	MVE 611 Auto Liquid Nitrogen Free	28/02/2007	15,468.00	0.00	0.00	15,468.00	6,702.80	2,578.00	0.00	9,280.80	0.00	0.00	6,187.20	8,755.20
QE258A	MVE Lab50	14/12/2006	1,803.00	0.00	0.00	1,803.00	841.40	300.50	0.00	1,141.90	0.00	0.00	661.10	961.60
	Category Total		608,225.55	0.00	0.00	608,225.55	391,060.25	69,880.71	0.00	460,940.98	0.00	0.00	147,284.59	217,165.30

05/02/2010	ES Cell International Pte Ltd	Page: 6
Asset Book Register As At 31/01/2010 In Year Ending 31/03/2010

			COST				DEPRECIATION				DISPOSALS		BOOK VALUE
Asset No	Description	Purchase Date	Opening Balance	Additions	Disposal	Closing Balance	Opening Balance	Current	Disposal	Closing Balance	Proceeds	P/L on Disposal	This Year	Last Year
OE	Office Equipment
OE0003	Saeco Coffee Espresso	03/09/2004	1,198.50	0.00	0.00	1,198.50	1,198.50	0.00	0.00	1,198.50	0.00	0.00	0.00	0.00
	Category Total		1,198.50	0.00	0.00	1,198.50	1,198.50	0.00	0.00	1,198.50	0.00	0.00	0.00	0.00

05/02/2010	ES Cell International Pte Ltd	Page: 7
Asset Book Register As At 31/01/2010 In Year Ending 31/03/2010

			COST				DEPRECIATION				DISPOSALS		BOOK VALUE
Asset No	Description	Purchase Date	Opening Balance	Additions	Disposal	Closing Balance	Opening Balance	Current	Disposal	Closing Balance	Proceeds	P/L on Disposal	This Year	Last Year
LEAust Lab	Equipment-Melbourne
M00049	Waterbath & Laboren - Silver Therm	01/09/2004	485.77	0.00	0.00	485.77	485.77	0.00	0.00	485.77	0.00	0.00	0.00	0.00
M00063	TR7 Lab. Range Liquid Nitrogen co	01/09/2004	676.70	0.00	0.00	676.70	676.70	0.00	0.00	676.70	0.00	0.00	0.00	0.00
M00105	Multichannel pipette - B channel 50-3	01/09/2004	427.63	0.00	0.00	427.63	427.63	0.00	0.00	427.63	0.00	0.00	0.00	0.00
	Category Total		1,590.10	0.00	0.00	1,590.10	1,590.10	0.00	0.00	1,590.10	0.00	0.00	0.00	0.00

05/02/2010	ES Cell International Pte Ltd	Page: 8
Asset Book Register As At 31/01/2010 In Year Ending 31/03/2010

			COST				DEPRECIATION				DISPOSALS		BOOK VALUE
Asset No	Description	Purchase Date	Opening Balance	Additions	Disposal	Closing Balance	Opening Balance	Current	Disposal	Closing Balance	Proceeds	P/L on Disposal	This Year	Last Year

GENOME CE GENOME COMPUTER EQUIPMENT
GCE001	2X HP PROLIANT DL320G5R XEO	14/01/2008	11,040.00	0.00	0.00	11,040.00	5,520.00	3,680.00	0.00	9,200.00	0.00	0.00	1,840.00	5,520.00
	Category Total		11,040.00	0.00	0.00	11,040.00	5,520.00	3,680.00	0.00	9,200.00	0.00	0.00	1,840.00	5,520.00

05/02/2010	ES Cell International Pte Ltd	Page: 9
Asset Book Register As At 31/01/2010 In Year Ending 31/03/2010

			COST				DEPRECIATION				DISPOSALS		BOOK VALUE
Asset No	Description	Purchase Date	Opening Balance	Additions	Disposal	Closing Balance	Opening Balance	Current	Disposal	Closing Balance	Proceeds	P/L on Disposal	This Year	Last Year

GENOME FF GENOME FURNITURE & FIXTURES
GFF001	42U EQUIPMENT RACK 600MM X	14/01/2008	1,800.00	0.00	0.00	1,800.00	450.00	300.00	0.00	750.00	0.00	0.00	1,050.00	1,350.00
GFF002	CUSTOM-MADE TOP HUNG CABI	30/01/2008	3,035.00	0.00	0.00	3,035.00	758.75	505.83	0.00	1,254.58	0.00	0.00	1,770.42	2,276.25
GFF003	4Drawer Fire Resistant Cabinet Moc	23/06/2008	1,400.00	0.00	0.00	1,400.00	233.33	233.34	0.00	466.67	0.00	0.00	933.33	1,166.67
	Category Total		6,235.00	0.00	0.00	6,235.00	1,442.08	1,039.17	0.00	2,481.25	0.00	0.00	3,753.75	4,792.92

05/02/2010	ES Cell International Pte Ltd	Page: 10
Asset Book Register As At 31/01/2010 In Year Ending 31/03/2010
			COST				DEPRECIATION				DISPOSALS		BOOK VALUE
Asset No	Description	Purchase Date	Opening Balance	Additions	Disposal	Closing Balance	Opening Balance	Current	Disposal	Closing Balance	Proceeds	P/L on Disposal	This Year	Last Year

GENOME LE GENOME LAB EQUIPMENT
GLE001	SANYO- 80 DEG C ULTRA LOW T	28/12/2007	6,750.00	0.00	0.00	6,750.00	1,800.00	1,125.00	0.00	2,925.00	0.00	0.00	3,825.00	4,950.00
	Category Total		6,750.00	0.00	0.00	6,750.00	1,800.00	1,125.00	0.00	2,925.00	0.00	0.00	3,825.00	4,950.00

05/02/2010	ES Cell International Pte Ltd	Page: 11
Asset Book Register As At 31/01/2010 In Year Ending 31/03/2010

			COST				DEPRECIATION				DISPOSALS		BOOK VALUE
Asset No	Description	Purchase Date	Opening Balance	Additions	Disposal	Closing Balance	Opening Balance	Current	Disposal	Closing Balance	Proceeds	P/L on Disposal	This Year	Last Year
	Grand Totals		872,432.98	0.00	0.00	872,432.98	639,672.41	76,057.23	0.00	715,729.64	0.00	0.00	156,703.34	232,760.57

Additional fixed assets purchased during the financial year 09/10

Lab Equipment

Description	Supplier	Purchase date	Costs (S$)	Mthly depreciation(S$)	Net book value as at 31st Jan 10

Thermomixer comfort and accessories	B.Braun Singapore Pte Ltd	15/7/09	6,310.00	175.28	5,083.04

DP72 12.8 magapixel cooled digital color camera	Olympus Singapore Pte Ltd	6/7/2009	10,645.00	295.69	8,575.17

Total new lab equipment purchased druing the 09/10 FY					13,658.21

Office Equipment

IR3225 V230v Canon Photo copier machine	Canon Singapore Pte Ltd	24/09/09	5,800.00	161.11	4,994.45

Grand Total Fixed Assets Net Book Value as at 31/1/2010 (inclusive the existing assets listing)					175,356.00

ES Cell International Pte Ltd
BALANCE SHEET
AS AT June 2009

	Unaudited

Assets		Total
Current Assets
Cash at Bank
Fixed Deposit	0.00
HSBC SGD	(50,331.39)
OCBC SGD	1,520,901.99
HSBC AUD	0.00
HSBC USD	337,510.18
Petty Cash	0.00
Cheque In Transit	0.00
Total Cash at Bank		1,808,080.78

Other Current Assets
Trade Debtors SGD	21,860.25
Trade Debtors AUD	0.00
Trade Debtors USD	0.00
Provision for Bad & Doubtful Debts	0.00
Deposits	13,974.29
Prepayments	9,612.43
Other Debtors	5,885.01
Grant Receivable	0.00
GST Input Tax	15,841.84
GST Input Tax Aus	367.22
Total Other Current Assets		67,541.04

Total Current Assets		1,875,621.82

Non Current Assets
Fixed Assets
Computer Equipment	243,053.23
Acc. Depn Computer Equipment	(238,584.21)
Leasehold Improvements	0.00
Acc. Depn Leasehold Improvements	0.00
Furniture & Fittings	11,615.58
Acc. Depn Furniture/Fittings	(7,134.61)
Office Equipment	1,198.50
Acc. Depn Office Equipment	(1,198.50)
Lab Equipment	614,975.55
Acc. Depn Lab Equipment	(414,508.24)
Provision for impairment of lab equipment	(18,495.00)
Computer Equipment Melbourne	0.00
Acc Depn CE Melbourne	0.00
Lab Equipment Melbourne	1,590.10
Acc Depn LE Melbourne	(1,590.10)
Receipt Credit	0.00
Total Fixed Assets		190,922.30

Other Non Current Assets
Loan ESI Australia Pty SGD	(0.01)
Loan ESI Australia Pty AUD	0.00
Loan ESI Australia Pty USD	0.00
Investment in ESI Australia Pty	1.00
Investment in Cellcure Ltd	0.00
Investment in ESI Inc	18.00
Investment in Cellcure Neurosciences	10,545,132.28
Total Non Current Assets		10,545,151.27

Total Assets		12,611,695.39

ES Cell International Pte Ltd
BALANCE SHEET
AS AT June 2009

Liabilities
Current Liabilities
Trade Creditors SGD	43,770.16
Other Creditors SGD	(24,220.28)
Trade Creditors AUD	10,162.06
Trade Creditors USD	75,837.00
Trade Creditors GBP	0.00
Trade Creditors EUR	0.00
Trade Creditors CAD	0.00
Trade Creditors Control Account	0.00
Others Creditors Control Account	0.00
Purchases Discounts	0.00
Trade Creditors Clearing	0.00
Intercompany Cellcure Neuroscience	(34,867.44)
GST Output Tax	6,845.00
Accruals	90,098.83
Provision for Leave Pay	12,475.22
Provision for Bonus	0.00
Provision for Cell Cure impairment	10,545,132.28
Withholding Tax Payable	0.00
Provision for Income Tax	0.00
Deferred Grant Income	0.00
Deferred Income	0.00
Grant Advance	0.00
Total Current Liabilities		10,725,232.83

Non Current Liabilities
L/term debt convertible note	15,100,369.29
Other Long term Liabilities	19.00
Total Non Current Liabilities		15,100,388.29

Total Liabilities		25,825,621.12

Net Assets		(13,213,925.73)

Equity
Issued Capital
Uni & Scientists Shareholding	1,120,000.00
LSI	8,491,705.24
ESCA	3,390,510.00

Biomedical Science Investment Fund Pte Ltd	4,999,992.84
Curis Inc	588,000.00
WiCell Research Institute Inc	56,000.00
Share Options	85.00
Employee Share Option Reserve	291,200.00
Total Issued Capital		18,937,493.08

Convertible Notes	29,526,097.98	29,526,097.98
Capital Reserve	847,991.00	847,991.00
Retained Earnings	(61,696,825.67)	(61,696,825.67)
Profit (Loss) for Period	(828,682.12)	(828,682.12)

Total Equity		(13,213,925.73)

ES Cell International Pte Ltd
BALANCE SHEET
AS AT September 2009

	Unaudited

Assets		Total
Current Assets
Cash at Bank
Fixed Deposit	0.00
HSBC SGD	152,416.64
OCBC SGD	1,073,090.35
HSBC AUD	0.00
HSBC USD	142,615.39
Petty Cash	0.00
Cheque In Transit	0.00
Total Cash at Bank		1,368,122.38

Other Current Assets
Trade Debtors SGD	0.00
Trade Debtors AUD	0.00
Trade Debtors USD	21,150.00
Provision for Bad & Doubtful Debts	0.00
Deposits	13,974.29
Prepayments	6,168.46
Other Debtors	5,885.01
Grant Receivable	0.00
GST Input Tax	7,217.18
GST Input Tax Aus	367.22
Total Other Current Assets		54,762.16

Total Current Assets		1,422,884.54

Non Current Assets
Fixed Assets
Computer Equipment	243,053.23
Acc. Depn Computer Equipment	(239,741.21)
Leasehold Improvements	0.00
Acc. Depn Leasehold Improvements	0.00
Furniture & Fittings	11,615.58
Acc. Depn Furniture/Fittings	(7,446.36)
Office Equipment	6,998.50
Acc. Depn Office Equipment	(1,359.61)
Lab Equipment	631,930.55
Acc. Depn Lab Equipment	(437,168.74)
Provision for impairment of lab equipment	(18,495.00)
Computer Equipment Melbourne	0.00
Acc Depn CE Melbourne	0.00
Lab Equipment Melbourne	1,590.10
Acc Depn LE Melbourne	(1,590.10)
Receipt Credit	0.00
Total Fixed Assets		189,386.94

Other Non Current Assets
Loan ESI Australia Pty SGD	(0.01)
Loan ESI Australia Pty AUD	0.00
Loan ESI Australia Pty USD	0.00
Investment in ESI Australia Pty	1.00
Investment in Cellcure Ltd	0.00
Investment in ESI Inc	18.00
Investment in Cellcure Neurosciences	10,545,132.28
Total Non Current Assets		10,545,151.27

Total Assets		12,157,422.75

ES Cell International Pte Ltd
BALANCE SHEET
AS AT September 2009

Liabilities
Current Liabilities
Trade Creditors SGD	55,420.89
Other Creditors SGD	(19,744.57)
Trade Creditors AUD	47,624.10
Trade Creditors USD	57,216.23
Trade Creditors GBP	0.00
Trade Creditors EUR	0.00
Trade Creditors CAD	0.00
Trade Creditors Control Account	0.00
Others Creditors Control Account	0.00
Purchases Discounts	0.00
Trade Creditors Clearing	0.00
Intercompany Cellcure Neuroscience	(34,867.44)
GST Output Tax	0.00
Accruals	132,417.50
Provision for Leave Pay	14,793.31
Provision for Bonus	0.00
Provision for Cell Cure impairment	10,545,132.28
Withholding Tax Payable	0.00
Provision for Income Tax	0.00
Deferred Grant Income	0.00
Deferred Income	0.00
Grant Advance	0.00
Total Current Liabilities		10,797,992.30

Non Current Liabilities
L/term debt convertible note	15,500,752.80
Other Long term Liabilities	19.00
Total Non Current Liabilities		15,500,771.80

Total Liabilities		26,298,764.10

Net Assets		(14,141,341.35)

Equity
Issued Capital
Uni & Scientists Shareholding	1,120,000.00
LSI	8,491,705.24
ESCA	3,390,510.00
Biomedical Science Investment Fund Pte Ltd	4,999,992.84
Curis Inc	588,000.00
WiCell Research Institute Inc	56,000.00
Share Options	85.00
Employee Share Option Reserve	291,200.00
Total Issued Capital		18,937,493.08

Convertible Notes	29,919,540.60	29,919,540.60
Capital Reserve	847,991.00	847,991.00
Retained Earnings	(61,696,825.67)	(61,696,825.67)
Profit (Loss) for Period	(2,149,540.36)	(2,149,540.36)

Total Equity		(14,141,341.35)

ES Cell International Pte Ltd
BALANCE SHEET
AS AT December 2009

	Unaudited

Assets		Total
Current Assets
Cash at Bank
Fixed Deposit	0.00
HSBC SGD	106,517.82
OCBC SGD	664,960.54
HSBC AUD	0.00
HSBC USD	56,287.15
Petty Cash	0.00
Cheque In Transit	0.00
Total Cash at Bank		827,765.51

Other Current Assets
Trade Debtors SGD	0.00
Trade Debtors AUD	0.00
Trade Debtors USD	21,150.00
Provision for Bad & Doubtful Debts	0.00
Deposits	14,374.29
Prepayments	2,724.49
Other Debtors	5,885.01
Grant Receivable	0.00
GST Input Tax	7,477.56
GST Input Tax Aus	367.22
Total Other Current Assets		51,978.57

Total Current Assets		879,744.08

Non Current Assets
Fixed Assets
Computer Equipment	243,053.23
Acc. Depn Computer Equipment	(240,845.21)
Leasehold Improvements	0.00
Acc. Depn Leasehold Improvements	0.00
Furniture & Fittings	11,615.58
Acc. Depn Furniture/Fittings	(7,758.11)
Office Equipment	6,998.50
Acc. Depn Office Equipment	(1,842.94)
Lab Equipment	631,930.55
Acc. Depn Lab Equipment	(459,664.23)
Provision for impairment of lab equipment	(18,495.00)
Computer Equipment Melbourne	0.00
Acc Depn CE Melbourne	0.00
Lab Equipment Melbourne	1,590.10
Acc Depn LE Melbourne	(1,590.10)
Receipt Credit	0.00
Total Fixed Assets		164,992.37

Other Non Current Assets
Loan ESI Australia Pty SGD	(0.01)
Loan ESI Australia Pty AUD	0.00
Loan ESI Australia Pty USD	0.00
Investment in ESI Australia Pty	1.00
Investment in Cellcure Ltd	0.00
Investment in ESI Inc	18.00
Investment in Cellcure Neurosciences	10,545,132.28
Total Non Current Assets		10,545,151.27

Total Assets		11,589,887.72

ES Cell International Pte Ltd
BALANCE SHEET
AS AT December 2009

Liabilities
Current Liabilities
Trade Creditors SGD	50,439.43
Other Creditors SGD	(24,553.49)
Trade Creditors AUD	42,842.39
Trade Creditors USD	4,328.17
Trade Creditors GBP	0.00
Trade Creditors EUR	0.00
Trade Creditors CAD	0.00
Trade Creditors Control Account	0.00
Others Creditors Control Account	0.00
Purchases Discounts	0.00
Trade Creditors Clearing	0.00
Intercompany Cellcure Neuroscience	(34,867.44)
GST Output Tax	0.00
Accruals	132,462.00
Provision for Leave Pay	9,579.83
Provision for Bonus	0.00
Provision for Cell Cure impairment	10,545,132.28
Withholding Tax Payable	0.00
Provision for Income Tax	0.00
Deferred Grant Income	0.00
Deferred Income	0.00
Grant Advance	0.00
Total Current Liabilities		10,725,363.17

Non Current Liabilities
L/term debt convertible note	15,901,136.31
Other Long term Liabilities	19.00
Total Non Current Liabilities		15,901,155.31

Total Liabilities		26,626,518.48

Net Assets		(15,036,630.76)

Equity
Issued Capital
Uni & Scientists Shareholding	1,120,000.00
LSI	8,491,705.24
ESCA	3,390,510.00
Biomedical Science Investment Fund Pte Ltd	4,999,992.84
Curis Inc	588,000.00
WiCell Research Institute Inc	56,000.00
Share Options	85.00
Employee Share Option Reserve	291,200.00
Total Issued Capital		18,937,493.08

Convertible Notes	30,312,983.22	30,312,983.22
Capital Reserve	847,991.00	847,991.00
Retained Earnings	(61,696,825.67)	(61,696,825.67)
Profit (Loss) for Period	(3,438,272.39)	(3,438,272.39)

Total Equity		(15,036,630.76)

ES Cell International Pte Ltd
BALANCE SHEET
AS AT January 2010

	Unaudited

Assets		Total
Current Assets
Cash at Bank
Fixed Deposit	0.00
HSBC SGD	208,673.44
OCBC SGD	464,493.14
HSBC AUD	0.00
HSBC USD	44,261.83
Petty Cash	0.00
Cheque In Transit	0.00
Total Cash at Bank		717,428.41

Other Current Assets
Trade Debtors SGD	0.00
Trade Debtors AUD	0.00
Trade Debtors USD	21,150.00
Provision for Bad & Doubtful Debts	0.00
Deposits	14,374.29
Prepayments	1,576.50
Other Debtors	5,885.01
Grant Receivable	0.00
GST Input Tax	1,919.61
GST Input Tax Aus	367.22
Total Other Current Assets		45,272.63

Total Current Assets		762,701.04

Non Current Assets
Fixed Assets
Computer Equipment	243,053.23
Acc. Depn Computer Equipment	(241,213.21)
Leasehold Improvements	0.00
Acc. Depn Leasehold Improvements	0.00
Furniture & Fittings	11,615.58
Acc. Depn Furniture/Fittings	(7,862.03)
Office Equipment	6,998.50
Acc. Depn Office Equipment	(2,004.05)
Lab Equipment	631,930.55
Acc. Depn Lab Equipment	(467,162.75)
Provision for impairment of lab equipment	(18,495.00)
Computer Equipment Melbourne	0.00
Acc Depn CE Melbourne	0.00
Lab Equipment Melbourne	1,590.10
Acc Depn LE Melbourne	(1,590.10)
Receipt Credit	0.00
Total Fixed Assets		156,860.82

Other Non Current Assets
Loan ESI Australia Pty SGD	(0.01)
Loan ESI Australia Pty AUD	0.00
Loan ESI Australia Pty USD	0.00
Investment in ESI Australia Pty	1.00
Investment in Cellcure Ltd	0.00
Investment in ESI Inc	18.00
Investment in Cellcure Neurosciences	10,545,132.28
Total Non Current Assets		10,545,151.27

Total Assets		11,464,713.13

ES Cell International Pte Ltd
BALANCE SHEET
AS AT January 2010

Liabilities
Current Liabilities
Trade Creditors SGD	57,819.21
Other Creditors SGD	(24,878.22)
Trade Creditors AUD	14,489.49
Trade Creditors USD	755.85
Trade Creditors GBP	0.00
Trade Creditors EUR	0.00
Trade Creditors CAD	0.00
Trade Creditors Control Account	0.00
Others Creditors Control Account	0.00
Purchases Discounts	0.00
Trade Creditors Clearing	0.00
Intercompany Cellcure Neuroscience	(34,867.44)
GST Output Tax	0.00
Accruals	30,779.42
Provision for Leave Pay	10,960.07
Provision for Bonus	0.00
Provision for Cell Cure impairment	10,545,132.28
Withholding Tax Payable	0.00
Provision for Income Tax	0.00
Deferred Grant Income	0.00
Deferred Income	0.00
Grant Advance	0.00
Total Current Liabilities		10,600,190.66

Non Current Liabilities
L/term debt convertible note	16,034,597.48
Other Long term Liabilities	19.00
Total Non Current Liabilities		16,034,616.48

Total Liabilities		26,634,807.14

Net Assets		(15,170,094.01)

Equity
Issued Capital
Uni & Scientists Shareholding	1,120,000.00
LSI	8,491,705.24
ESCA	3,390,510.00
Biomedical Science Investment Fund Pte Ltd	4,999,992.84
Curis Inc	588,000.00
WiCell Research Institute Inc	56,000.00
Share Options	85.00
Employee Share Option Reserve	291,200.00
Total Issued Capital		18,937,493.08

Convertible Notes	30,444,130.76	30,444,130.76
Capital Reserve	847,991.00	847,991.00
Retained Earnings	(61,696,825.67)	(61,696,825.67)
Profit (Loss) for Period	(3,702,883.18)	(3,702,883.18)

Total Equity		(15,170,094.01)

Schedule 2.7(a) Patents

Title: Embryonic Stem Cells

No.	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor
1	Australia	AU 15015/00	AU764684 (B2)	9-Nov-98	ESI
2	Australia	AU2003264611 (Divisional of AU 2000015015)		9-Nov-98	ESI
3	USA	US 09/436, 164	US6875607 (B1)	9-Nov-98	ESI
4	PCT	PCT/AU99/00990	-	9-Nov-98	1. Monash University 2. National University of Singapore 3. Hadasit Medical Research Services and Development Co. Ltd
5	Israel	IL 142748	IL 142748	9-Nov-98	ESI
6	Singapore	SG 200102074-2	SG 80225	9-Nov-99	ESI

Title: Characterisation and Isolation of Subsets of Human Embryonic Stem Cells and Cells Associated or Derived Therefrom

No.	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor
1	PCT	PCT/AU2002/001534	-	9-Nov-01	ESI
2	Singapore	SG 200402745-4	SG 104550	9-Nov-01	ESI (AU)
3	UK	GB 040012528.2	GB2398079B	9-Nov-01	ESI

Title: Methods of derivation and propagation of undifferentiated human embryonic stem (HES) cells on feeder-free matrices and human feeder layers

No.	Country	Application number	Patent No.	Priority Date	Applicant/ Registered Proprietor
1	Australia	AU2002333022		28-Sep-01	ESI
2	UK	GB040009500.6	GB2396623 (B)	28-Sep-01	ESI
3	PCT	PCT/AU02/01324	-	28-Sep-01	ESI
4	Singapore	SG 200401623-4	SG 103102	28-Sep-01	ESI

Title: Method of Transducing ES Cells

No.	Country	Application number	Patent No.	Priority Date	Applicant/ Registered Proprietor
1	Australia	AU2002351884	AU2002351884	24-Dec-01	ESI
2	Europe	EP 020787213.4		24-Dec-01	ESI
3	UK	GB20040016516	GB2399819 (B)	24-Dec-01	ESI
4	PCT	PCT/AU2002/001758	-	24-Dec-01	ESI
5	Singapore	SG 200403534-1	SG 105228	24-Dec-01	ESI

Title: Methods of Regulating Differentiation in Stem Cells

No.	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor
1	UK	GB 0428150.7	GB2405642 (B)	7-Jun-02	ESI
2	USA	US 10/657,703 (Continuation of PCT/AU03/00713)	US 7,413,903	7-Jun-02	ESI
3	USA	US 10/006,300 (Continuation of PCT/AU03/00713)	US 7,604,900	7-Jun-02	ESI
4	PCT	PCT/AU2003/000713	-	7-Jun-02	ESI
5	Singapore	SG 200407169-2	SG 108171	7-Jun-02	ESI

Title: Method for stem cell culture and cells derived therefrom

No.	Country	Application number	Patent Number	Priority Date	Applicant/Registered Proprietor
1	Australia	AU2007270069		6-Jul-06	ESI
2	UK	GB 0901623.9		6-Jul-06	ESI
3	USA	US 12/307,684		6-Jul-06	ESI
4	PCT	PCT/SG2007/000201		6-Jul-06	ESI
5	Israel	IL 196137	-	6-Jul-06	ESI
6	Singapore	SG 200809469-0	-	6-Jul-06	ESI

Title: Cell Preservation Method

No.	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor
1	Australia	AU 2005250053		2-Jun-04	ESI
2	Canada	CA2569485		2-Jun-04	ESI
3	Europe	EP05744902.7		2-Jun-04	ESI
4	UK	GB 060025461.9	GB2429717 (B)	2-Jun-04	ESI
5	Japan	JP 20070513616T		2-Jun-04	ESI
6	USA	US 11/628,443		2-Jun-04	ESI
7	PCT	PCT/AU2005/000783		2-Jun-04	ESI
8	Israel	IL 179785		2-Jun-04	ESI
9	Singapore	SG 200608415-6	SG 127994	2-Jun-04	ESI

Title: Neural progenitor cells derived from embryonic stem cells

No.	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor
1	Australia	AU20010040361 (Parent of AU 2005200148, AU 2002301347)	AU779694 (B2)	14-Mar-00	ESI
2	Australia	AU2002301347		14-Mar-00	ESI
3	Australia	AU2005200148		14-Mar-00	ESI
4	Canada	CA 2403000		14-Mar-00	ESI
5	Europe	EP 01911277.0		14-Mar-00	ESI
6	Japan	JP20010567299T		14-Mar-00	ESI
7	US	US 09/808,382	US 7,504,257	14-Mar-00	ESI
8	PCT	PCT/AU01/00278		14-Mar-00	ESI
9	Singapore	SG 2002045566-4	SG90819	14-Mar-00	ESI
10	Israel	IL 152,106		14-Mar-00	ESI
11	Israel	IL 151,170		14-Mar-00	ESI
12	US	US 09/970,543	US 7,011,828	14-Mar-00	ESI

Title: Method of controlling differentiation of embryonic stem (es) cells by culturing es cells in the presence of bmp-2 pathway antagonists

No.	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor
1	Australia	AU2001265704		20-Jun-00	ESI
2	Canada	CA2411914		20-Jun-00	ESI
3	Europe	EP 010942909.1		20-Jun-00	ESI
4	Japan	JP20020504612T		20-Jun-00	ESI
5	Singapore	SG 200207148-8	SG 93380	20-Jun-00	ESI
6	Israel	IL 153,095		20-Jun-00	ESI
7	US	US 09/885,679	US 7112437	20-Jun-00	ESI
8	PCT	PCT/AU01/00735	-	20-Jun-00	ESI
9	US	US 12/363,194 (Continuation of US 09/885,679)	-	20-Jun-00	ESI

Title: Generation of neural stem cells from undifferentiated human embryonic stem cells

No.	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor
1	Australia	AU2003229132		5-Jun-02	ESI
2	Canada	CA2488429		5-Jun-02	ESI
3	Europe	EP 030724662.6		5-Jun-02	ESI
4	UK	GB 0428149.9	GB2407821(B)	5-Jun-02	ESI
5	UK	GB 0617406.4	GB2427616 (B)	5-Jun-02	ESI
6	US	US 11/005,518	US 7604992	5-Jun-02	ESI
7	PCT	PCT/AU2003/0000704		5-Jun-02	ESI
8	Singapore	SG 200407029-8	SG 108144	5-Jun-02	ESI

Title: Methods of inducing differentiation of stem cells

No.	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor
1	Australia	AU2002317039		24-Jul-01	ESI & NETHERLANDS INSTITUUT VOOR ONTWIKKEINGSBIOLOGIE (NIO)
2	Europe	EP 02744938.8		24-Jul-01	ESI & NIO
3	UK	GB 0404097.8		24-Jul-01	ESI & NIO
4	Japan	JP20030515654T		24-Jul-01	ESI & NIO
5	US	US 10/758,554		24-Jul-01	ESI & NIO
6	PCT	PCT/AU02/00978		24-Jul-01	ESI & NIO
7	Singapore	SG 200400167-3	SG 101815	24-Jul-01	ESI & NIO

Title: Improved cardiomyocyte differentiation/ Cardiomyocyte Differentiation

No.	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor
1	Australia	AU 2004320333		1-Jun-04	ESI
2	Europe	EP 04735547.4		1-Jun-04	ESI
3	UK	GB 0625462.7	GB2429718 (B)	1-Jun-04	ESI
4	US	US 11/628,382		1-Jun-04	ESI
5	PCT	PCT/AU2004/000727	WO2005118784 (A1)	1-Jun-04	ESI
6	Singapore	SG 200608358-8	SG 127653	1-Jun-04	ESI
7	Israel	IL 179,726		1-Jun-04	ESI

Title: Cardiomyocyte Production

No.	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor
1	Australia	AU2006292021		12-Sep-05	ESI
2	UK	GB 0806557.5		12-Sep-05	ESI
3	Singapore	SG200901714-6		12-Sep-05	ESI
4	USA	US 12/066,624		12-Sep-05	ESI
5	PCT	PCT/AU2006/001333		12-Sep-05	ESI
6	Israel	IL 190,016		12-Sep-05	ESI

Title: Direct Differentiation of Cardio-Myocytes from hES

No.	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor
1	Australia	AU2006326853		22-Dec-05	ESI
2	UK	GB 0812222.8		22-Dec-05	ESI
3	USA	US 11/644,790		22-Dec-05	ESI
4	USA	US 12/158,521		22-Dec-05	ESI
5	PCT	PCT/AU2006/001969		22-Dec-05	ESI

Title: Method for Identifying and Selecting Cardiomyocytes

	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor
1	PCT	PCT/SG2007/000226		31-Jul-07	ESI

Title: Method of Differentiating Stem Cells

	Country	Application number	Patent	Priority Date	Applicant/Registered Proprietor
1	PCT	PCT/SG2009/000034	-	31-Jan-08	ESI

Title: Insulin promoter factor, and uses related thereto

	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor
1	USA	US 08/320,148	US5849989	7-Oct-94	ESI
		US 09/031,898	US6197945
2	USA	(Continuation of US 08/320,148)		7-Oct-94	ESI
		US 09/759,847	US 6908990
3	USA	(Continuation of US 09/031,898)		27-Feb-98	ESI

Title: Method of isolating bile duct progenitor cells/ Bile duct progenitor cells and methods of use

No.	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor
1	Australia	AU2000042716	AU749000	7-Jun-95	ESI
2	USA	US 08/478,064 (CIP)	US5861313		ESI
3	PCT	PCT/US96/09656	-	7-Jun-95	ESI
4	Australia	AU 47159/00	AU 748999	7-Jun-95	ESI

Title: Pancreatic progenitor cells, methods and uses related thereto/Progenitor cells and methods and uses related thereto

No.	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor
1	Australia	AU2000036979	AU780794 (B2)	10-Feb-99	ESI
2	USA	US 09/499,362	US6326201 (B1)	10-Feb-99	ESI
3	USA	US 09/724,632 (Continuation in Part of US 09/499,362)	US6610535 (B1)	10-Feb-99	ESI
4	Israel	IL 144654		10-Feb-99	ESI
5	PCT	PCT/US00/03419		10-Feb-99	ESI

Title: Pancreatic progenitor cells, methods and uses related thereto/Progenitor cells and methods and uses related thereto

No.	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor
1	Australia	AU2001279245		9-Aug-00	ESI
2	USA	US 09/635,370	US6946293 (B1)	9-Aug-00	ESI
3	PCT	PCT/US01/24897		9-Aug-00	ESI
4	Singapore	SG 200306634-7	SG 100479	9-Aug-00	ESI

Schedule 2.7(b)
Patents

Title: Methods of derivation and propagation of undifferentiated human embryonic stem (HES) cells on feeder-free matrices and human feeder layers

No.	Country	Application number	Patent No.	Priority Date	Applicant/Proprietor	Opponent
1	Australia	2002333022	-	28-Sep-01	ESI	Geron Corporation

Schedule 2.7(c)
Patents

The prosecution of the following listed patents are managed by Cell Cure Neurosciences Ltd as agreed between ESI and Cell Cure Neurosciences Ltd.

Title: Embryonic Stem Cells

No.	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor
1	Australia	AU15015/00	AU764684 (B2)	9-Nov-98	ESI
2	Australia	AU2003264611 (Divisional of AU 2000015015)		9-Nov-98	ESI
3	USA	US 09/436,164	US6875607 (B1)	9-Nov-98	ESI

1. Monash University
2. National University of Singpaore
4	PCT	PCT/AU99/00990	-	9-Nov-98	3. Hadasit Medical Research Services and Development Co. Ltd
5	Israel	IL 142748	IL 142748	9-Nov-98	ESI
6	Singapore	SG 200102074-2	SG 80225	9-Nov-99	ESI

Title: Neural progenitor cells derived from embryonic stem cells

No.	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor

1	Australia	AU20010040361	AU779694 (B2)	14-Mar-00	ESI
2	Australia	AU2002301347		14-Mar-00	ESI
3	Australia	AU2005200148		14-Mar-00	ESI
4	Canada	CA 2403000		14-Mar-00	ESI
5	Europe	EP 01911277.0		14-Mar-00	ESI
6	Japan	JP20010567299T		14-Mar-00	ESI
7	US	US 09/808,382	US 7,504,257	14-Mar-00	ESI
8	PCT	PCT/AU01/00278		14-Mar-00	ESI
9	Singapore	SG 2002045566-4	SG90819	14-Mar-00	ESI
10	Israel	IL 152,106		14-Mar-00	ESI
11	Israel	IL 151,170		14-Mar-00	ESI
12	US	US 09/970,543	US 7,011,828	14-Mar-00	ESI

Title: Method of controlling differentiation of embryonic stem (es) cells by culturing es cells in the presence of bmp-2 pathway antagonists

No.	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor
1	Australia	AU2001265704		20-Jun-00	ESI
2	Canada	CA2411914		20-Jun-00	ESI
3	Europe	EP 010942909.1		20-Jun-00	ESI
4	Japan	JP20020504612T		20-Jun-00	Not Available
5	Singapore	SG 200207148-8	SG 93380	20-Jun-00	ESI
6	Israel	IL 153,095		20-Jun-00	ESI
7	US	US 09/885,679	US 7112437	20-Jun-00	ESI
8	PCT	PCT/AU01/00735	-	20-Jun-00	ESI
9	US	US 12/363,194 (Continuation of US 09/885,679)	-	20-Jun-00	ESI

Title: Generation of neural stem cells from undifferentiated human embryonic stem cells

No.	Country	Application number	Patent No.	Priority Date	Applicant/Registered Proprietor
1	Australia	AU2003229132		5-Jun-02	ESI
2	Canada	CA2488429		5-Jun-02	ESI
3	Europe	EP 030724662.6		5-Jun-02	ESI
4	UK	GB 0428149.9	GB2407821(B)	5-Jun-02	ESI
5	UK	GB 0617406.4	GB2427616 (B)	5-Jun-02	ESI
6	US	US 11/005,518	US 7604992	5-Jun-02	ESI
7	PCT	PCT/AU2003/0000704		5-Jun-02	ESI
8	Singapore	SG 200407029-8	SG 108144	5-Jun-02	ESI

Schedule 2.7(d)
Patents

Title: Method of Making Embryonic Bodies from Primate Embryonic Stem Cells

No.	Country	Application number	Patent No.	Priority Date	Applicant/Proprietor	Opponent
1	Australia	2001238491	-	21-Feb-00	Wisconsin Alumni Research Foundation	ESI

Schedule 2.9 - Internet Domain Names

Domain Name	Name of Registrar	Date Filed/Registered	Language
escellinternational.com	Melbourne IT, Ltd D/B/A/ Internet Names Worldwide	17-May-01	English

Schedule 2.10
Publications

ESI Publications

2009

1.
Hentze H, Soong PL, Wang ST, Phillips BW, Putti TC, Dunn NR. Teratoma formation by human embryonic stem cells: Evaluation of essential parameters for future safety studies. Stem Cell Res. 2009 Feb 12. [Epub ahead of print]

2.	Rust W, Balakrishnan T, Zweigerdt R. Cardiomyocyte enrichment from human embryonic stem cell cultures by selection of ALCAM surface expression. Regen Med. 2009 Mar; 4 (2):225-37.

2008

3.	Phillips BW, Horne R, Lay TS, Rust WL, Teck TT, Crook JM.. Attachment and growth of human embryonic stem cells on microcarriers. J Biotechnol. 2008 Nov 6;138(1-2):24-32.

4.	Xu XQ, Zweigerdt R, Soo SY, Ngoh ZX, Tham SC, Wang ST, Graichen R, Davidson B, Colman A, Sun W. Highly enriched cardiomyocytes from human embryonic stem cells. Cytotherapy. 2008; 10 (4):376-89.

5.
Xu XQ, Graichen R, Soo SY, Balakrishnan T, Rahmat SN, Sieh S, Tham SC, Freund C, Moore J, Mummery C, Colman A, Zweigerdt R, Davidson BP. Chemically defined medium supporting cardiomyocyte differentiation of human embryonic stem cells. Differentiation. 2008 Nov; 76 (9):958-70.

6.
Choo AB, Tan HL, Ang SN, Fong WJ, Chin A, Lo J, Zheng L, Hentze H, Philp RJ, Oh SK, Yap M. Selection against undifferentiated human embryonic stem cells by a cytotoxic antibody recognizing podocalyxin-like protein-1. Stem Cells. 2008 Jun;26(6):1454-63.

7.
Graichen R, Xu X, Braam SR, Balakrishnan T, Norfiza S, Sieh S, Soo SY, Tham SC, Mummery C, Colman A, Zweigerdt R, Davidson BP. Enhanced cardiomyogenesis of human embryonic stem cells by a small molecular inhibitor of p38 MAPK. Differentiation. 2008 Apr; 76(4):357-70.

ESI Publications	1/6

8.
Freund C, Ward-van Oostwaard D, Monshouwer-Kloots J, van den Brink S, van Rooijen M, Xu X, Zweigerdt R, Mummery C, Passier R. Insulin redirects differentiation from cardiogenic mesoderm and endoderm to neuroectoderm in differentiating human embryonic stem cells. Stem Cells. 2008 Mar;26(3):724-33.

9.
Phillips BW, Lim RY, Tan TT, Rust WL, Crook JM. Efficient expansion of clinical-grade human fibroblasts on microcarriers: cells suitable for ex vivo expansion of clinical-grade hESCs. J Biotechnol. 2008 Mar 20;134(1-2):79-87.

2007

10.
Lakshmipathy U, Love B, Goff LA, Jörnsten R, Graichen R, Hart RP, Chesnut JD (2007). MicroRNA Expression Pattern of Undifferentiated and Differentiated Human Embryonic Stem Cells. Stem Cells Dev. 2007 Dec; 16(6): 1003-16.

11.
Crook JM, Peura TT, Kravets L, Bosman AG, Buzzard JJ, Horne R, Hentze H, Dunn NR, Zweigerdt R, Chua F, Upshall A, Colman A. The Generation of Six Clinical-Grade Human Embryonic Stem Cell Lines. Cell Stem Cell. 2007 Nov 15; 1 (5):490-494.

12.
Dai W, Field LJ, Rubart M, Reuter S, Hale SL, Zweigerdt R, Graichen RE, Kay GL, Jyrala AJ, Colman A, Davidson BP, Pera M, Kloner RA. Survival and maturation of human embryonic stem cell-derived cardiomyocytes in rat hearts. J Mol Cell Cardiol. 2007 Oct; 43 (4):504-16.

13.	Tan SM, Wang ST, Hentze H, Dröge P. A UTF1-based selection system for stable homogeneously pluripotent human embryonic stem cell cultures. Nucleic Acids Res. 2007;35(l8):e118.

14.
Phillips BW, Hentze H, Rust WL, Chen QP, Chipperfield H, Tan EK, Abraham S, Sadasivam A, Soong PL, Wang ST, Lim R, Sun W, Colman A, Dunn NR. Directed differentiation of human embryonic stem cells into the pancreatic endocrine lineage. Stem Cells Dev. 2007 Aug; 16 (4):561-78.

15.	Colman A, Burley J. Stem cells: recycling the abnormal. Nature. 2007 Jun 7; 447 (7145):649-50.

16.
Shin S, Sun Y, Liu Y, Khaner H, Svant S, Cai J, Xu QX, Davidson BP, Stice SL, Smith AK, Goldman SA, Reubinoff BE, Zhan M, Rao MS, Chesnut JD. Whole genome analysis of human neural stem cells derived from embryonic stem cells and stem and progenitor cells isolated from fetal tissue. Stem Cells. 2007 May; 25(5):1298-306.

ESI Publications	2/6

17.
D’Alessandro JS, Lu K, Fung BP, Colman A, Clarke DL. Rapid and efficient in vitro generation of pancreatic islet progenitor cells from nonendocrine epithelial cells in the adult human pancreas. Stem Cells Dev. 2007 Feb; 16 (1):75-89.

18.	Hentze H, Graichen R, Colman A. Cell therapy and the safety of embryonic stem cel1-derived grafts. Trends Biotechnol. 2007 Jan; 25 (1):24-32. Epub 2006 Nov 3. Review.

2006

19.	Rust WL, Sadasivam A, Dunn NR. Three-dimensional extracellular matrix stimulates gastrulation-like events in human embryoid bodies. Stem Cells Dev. 2006 Dec; 15 (6):889-904.

20.
Bibikova M, Chudin E, Wu B, Zhou L, Garcia EW, Liu Y, Shin S, Plaia TW, Auerbach JM, Arking DE, Gonzalez R, Crook J, Davidson B, Schulz TC, Robins A, Khanna A, Sartipy P, Hyllner J, Vanguri P, Savant-Bhonsale S, Smith AK, Chakravarti A, Maitra A, Rao M, Barker DL, Loring JF, Fan JB. Human embryonic stem cells have a unique epigenetic signature. Genome Res. 2006 Sep;16(9):1075-83.

21.	Crook JM, Dunn NR, Colman A. Repressed by a NuRD. Nat Cell Biol. 2006 Mar; 8 (3):212-4.

22.	Lim, U. M., Sidhu, K. S., and Tuch, B. E. (2006). Derivation of Motor Neurons from three Clonal Human Embryonic Stem Cell Lines. Curr Neurovasc Res 3, 281-8.

23.
Beqqali, A., Kloots, J., Ward-van Oostwaard, D., Mummery, C., and Passier, R. (2006). Genome-wide transcriptional profiling of human embryonic stem cells differentiating to cardiomyocytes. Stem Cells 24, 1956-67.

24.
Van Hoof, D., Passier, R., Ward-Van Oostwaard, D., Pinkse, M. W., Heck, A. J., Mummery, C. L., and Krijgsveld, J. (2006). A quest for human and mouse embryonic stem cell-specific proteins. Mol Cell Proteomics 5, 1261-73.

ESI Publications	3/6

25.
Hirst, C. E., Ng, E. S., Azzola, L., Voss, A. K., Thomas, T., Stanley, E. G., and Elefanty, A. G. (2006). Transcriptional profiling of mouse and human ES cells identifies SLAIN1, a novel stem cell gene. Dev Biol 293, 90-103.

26.	Colman A, Alliston D. ES Cell International & regenerative medicine. Regen Med. 2006 Mar; 1 (2):287-91.

2005

27.	Wilmut I, West MD, Lanza RP, Gearhart JD, Smith A, Colman A, Trounson AO, Campbell KH. Human embryonic stem cells. Science. 2005 Dec 23; 310 (5756):1903.

28.
Maitra A, Arking DE, Shivapurkar N, Ikeda M, Stastny V, Kassauei K, Sui G, Cutler DJ, Liu Y, Brimble SN, Noaksson K, Hyllner J, Schulz TC, Zeng X, Freed WJ, Crook J, Abraham S, Colman A, Sartipy P, Matsui S, Carpenter M, Gazdar AF, Rao M, Chakravarti A. Genomic alterations in cultured human embryonic stem cells. Nat Genet. 2005 Oct; 37 (10):1099-103.

29.
Moore, J. C., van Laake, L. W., Braam, S. R., Xue, T., Tsang, S. Y., Ward, D., Passier, R., Tertoolen, L. L., Li, R. A., and Mummery, C. L. (2005). Human embryonic stem cells: genetic manipulation on the way to cardiac cell therapies. Reprod Toxicol 20, 377-391.

30.
Wei, C. L., Miura, T., Robson, P., Lim, S. K., Xu, X. Q., Lee, M. Y., Gupta, S., Stanton, L., Luo, Y., Schmitt, J., Thies, S., Wang, W., Khrebtukova, I., Zhou, D., Liu, E. T., Ruan, Y. J., Rao, M., and Lim, B. (2005). Transcriptome profiling of human and murine ESCs identifies divergent paths required to maintain the stem cell state. Stem Cells 23, 166-185.

2004

31.
Pera, M, F., Andrade, J., Houssami, S., Reubinoff, B., Trounson, A., Stanley, E. G., Oostwaard, D. W., and Mummery, C. (2004). Regulation of human embryonic stem cell differentiation by BMP-2 and its antagonist noggin. J Cell Sci 117, 1269-1280.

32.
Passier, R., Oostwaard, D. W., Snapper, J., Kloots, J., Hassink, R. J., Kuijk, E., Roelen, B., de la Riviere, A. B., and Mummery, C. (2005). Increased cardiomyocyte differentiation from human embryonic stem cells serum-free cultures. Stem Cells 23, 772-80.

ESI Publications	4/6

33.
Costa, M., Dottori, M., Ng, E., Hawes, S. M., Sourris, K., Jamshidi, P., Pera, M. F., Elefanty, A. G., and Stanley, E. G. (2005). The hESC line Envy expresses high levels of GFP in all differentiated progeny. Nat Methods 2, 259-260.

34.	Richards, M., Tan, S. P., Tan, J. H., Chan, W. K., and Bongso, A. (2004).c The transcriptome profile of human embryonic stem cells as defined by SAGE. Stem Cells 22, 51-64.

35.
Gropp, M., Itsykson, P., Singer, O., Ben-Hur, T., Reinhartz, E., Galun, E., and Reubinoff, B. (2003). Stable Genetic Modification of Human Embryonic Stem Cells by Lentiviral Vectors. Molecular Therapy, 7:281-287.

36.	Colman A. Making new beta cells from stem cells. Semin Cell Dev Biol. 2004 Jun; 15 (3):337-45.

37.	Buzzard JJ, Gough NM, Grook JM, Colman A. Karyotype of human ES cells during extended culture. Nat Biotechnol. 2004 Apr; 22 (4):381-2; author reply 382.

38.	Colman A. The rocky road from Dolly to human embryonic stem cells: has it been a worthwhile and justifiable scientific pursuit? Ann Acad Med Singapore. 2004 Jan; 33 (1):121-7.

2003

39.
Mummery, C., Ward-van Oostwaard, D., Doevendans, P., Spijker, R., van den Brink, S., Hassink, R., van der Heyden, M., Opthof, T., Pera, M., Brutel de la Riviere, A., Passier, R., and Tertoolen, L. (2003). Differentiation of Human Embryonic Stem Cells to Cardiomyocytes Role of Coculture With Visceral Endoderm-Like Cells. Circulation, 107:2733-2740.

40.	de Wert G, Mummery C. Human embryonic stem cells: research, ethics and policy. Hum Reprod. 2003 Apr; 18(4):672-82. Review.

2002

ESI Publications	5/6

41.	Richards M, Fong CY, Chan WK, Wong PC, Bongso A. Human feeders support prolonged undifferentiated growth of human inner cell masses and embryonic stem cells. Nat Biotechnol. 2002 Sep; 20(9):933-6.

42.
Mummery C, Ward D, van den Brink CE, Bird SD, Doevendans PA, Opthof T, Brutel de la Riviere A, Tertoolen L, van der Heyden M, Pera M. Cardiomyocyte differentiation of mouse and human embryonic stem cells. J Anat. 2002 Mar; 200 (Pt 3):233-42.

2001

43.	Reubinoff BE, Itsykson P, Turetsky T, Pera MF, Reinhartz E, Itzik A, Ben-Hur T. Neural progenitors from human embryonic stem cells. Nat Biotechnol. 2001 Dec; 19 (12):1134-40.

44.	Trounson A, Pera M. Human embryonic stem cells. Fertil Steril. 2001 Oct; 76(4):660-1.

45.	Reubinoff BE, Pera MF, Vajta G, Trounson AO. Effective cryopreservation of human embryonic stem cells by the open pulled straw vitrification method. Hum Reprod. 2001 Oct; 16 (10):2187-94.

46.	Pera MF. Scientific considerations relating to the ethics of the use of human embryonic stem cells in research and medicine. Reprod Fertil Dev. 2001; 13(1):23-9. Review.

47.	Pera MF. Human pluripotent stem cells: a progress report. Curr Opin Genet Dev. 2001 Oct; 11 (5):595-9. Review.

2000

48.
Reubinoff BE, Pera MF, Fong CY, Trounson A, Bongso A. Embryonic stem cell lines from human blastocysts: somatic differentiation in vitro. Nat Biotechnol. 2000 Apr; 18 (4):399-404, Erratum in: Nat Biotechnol 2000 May; 18 (5):559.

49.	Pera MF, Reubinoff B, Trounson A. Human embryonic stem cells. J Cell Sci. 2000 Jan; 113 (Pt 1):5-10. Review.

ESI Publications	6/6

Schedule 2.12(a)
Licenses

S/No.	--Document

1	Material Supply Agreement between Ortec International Inc and ESI dated 28 April 2004

2	Technology Transfer Agreement between Monash University, National University of Singapore and Hadasit Medical Research Services and Development Company Ltd and ESI dated 21 July 2000

First Variation to Technology Transfer Agreement dated 30 November 2005

3	Assignment Agreement between Curis, Inc., and ESI dated 17 December 2002

4	Industry Research License and Material Transfer Agreement between WiCell Research Institute, Inc. and ESI dated 4 April 2002
Amendment to License Agreement dated 6 August 2003
Second Amendment to License Agreement dated 16 December 2004

5	Exclusive License Agreement between Cell Cure Neurosciences Ltd and ESI dated 22 March 2006

First Amendment to Exclusive Licence Agreement dated 11 April 2007
Second Amendment to Exclusive Licence Agreement dated 1 February 2009

6	License Agreement between Invitrogen Corporation and ESI dated 6 April 2007

7	Non-Exclusive License between ITI Scotland Limited and ESI dated 11 December 2006

8	Technology Agreement between National Stem Cell Centre Limited and ESI dated 30 June 2004

9	Exclusive License To Sell Agreement between Biotrophix Pty Ltd and ESI dated 14 May 2003
Addendum to the Exclusive License To Sell Agreement dated 3 November 2004
Addendum to the Exclusive License To Sell Agreement dated 20 February 2007
Amendment to Exclusive License To Sell Agreement dated 13 June 2007

10	Cross-License Agreement between Geron Corporation, Cell Cure Neurosciences Ltd and ESI dated 24 November 2006

11	Agreement for Right of First Refusal between Monash University and ESI dated 18 April 2005

12	Terms of Settlement between Wisconsin Alumni Research Foundation and ESI (undated) License Agreement between WiCell Research Institute, Inc. and ESI

13	Amended and Restated Distribution/Agency Agreement between WiCell Research Institute, Inc. and ESI dated 27 April 2007
14	Memorandum of Understanding (MOU) between between Cell Therapy Company Division of Centocor Research & Development, Inc. and ESI dated 4 July 2008
Amendment No. 1 to MOU dated 16 October 2008
Amendment No. 2 to MOU dated 13 January 2009
Amendment No. 3 to MOU dated 16 March 2009
Material Transfer Agreement dated 25 Oct 2008

Schedule 2.12(a)
Licenses

S/No.	--Document

15	Memorandum of Understanding between BetaLogics division (Evaluator) and ESI dated 30 November 2009
16	Bilateral Confidentiality Agreement between Cell Therapy Company Division of Centocor Research & Development, Inc. and ESI dated 21 June 2008
17	Bilateral Confidentiality Agreement between ESI and Juvenile Diabetes Research Foundation dated 30 June 2008
18	Memorandum of Understanding between Public Health Service and ESI dated 5 April 2002

19	Letter of intent between Singapore Stem Cell Consortium (SSCC) and ESI dated 30 January 2008

20	Simple Letter Agreement between ESI and the Laboratory of Stem Cell Biology of the Singapore Stem Cell Consortium (LSCB) dated 18 July 2007
Simple Letter Agreement (Extension) between ESI and LSCB dated 15 August 2007
Simple Letter Agreement (Extension) between ESI and LSCB dated 15 December 2007
Simple Letter Agreement (Extension) between ESI and LSCB dated 31 January 2008

21	Simple Letter Agreement between ESI and Stem Cell Bank [SCB] of Singapore Stem Cell Consortium dated 24 October 2007
Simple Letter Agreement (Extension) between ESI and Stem Cell Bank [SCB] of Singapore Stem Cell Consortium dated 15 December 2007

Schedule 2.12(b)
Licenses

While written reports were provided previously, in 2009 ESI did not provide a written report to Wicell as required under the terms of its Licence Agreement. However, a verbal report was instead provided by Bruce Davidson to Wicell in a 2 day meeting on 24-25 February 2009 in San Francisco.

ESI and Wicell continue to be in frequent and open communication.

Schedule 2.14
No Infringement

From Nov 2004 to April 2007, ESI distributed a limited number of GFP hESC3 cell lines to several researchers.

In early 2009, discussions between ESI, NSCB and GE confirmed that a licence (from GE) would be required to distribute GFP cell lines to non- profit researchers

A path forward has been discussed but no action by any party has yet been taken to making arrangements to distrubute the GPF lines.

No further issue has been raised by GE on this.

Schedule 2.17(a)
Material Contracts

S/No.	Documents

1.
Industry Research License and Material Transfer Agreement between
WiCell Research Institute, Inc. and ESI dated 4 April 2002
Amendment to License Agreement dated 6 August 2003
Second Amendment to License Agreement dated 16 December 2004

2.	Memorandum of Understanding between Public Health Service and ESI dated 5 April 2002

3.	Assignment Agreement between Curis, Inc., and ESI dated 17 December 2002

4.	Exclusive License To Sell Agreement between Biotrophix Pty Ltd and ESI dated
14-May-03
Addendum to the Exclusive License To Sell Agreement dated 3 November 2004
Addendum to the Exclusive License To Sell Agreement dated 20 February 2007
Amendment to Exclusive License To Sell Agreement dated 13 June 2007

5.	Material Supply Agreement between Ortec International Inc and ESI dated 28 April 2004

6.	Research Agreement between Juvenile Diabetes Research Foundation International and ESI dated 1 September 2004
7.
Distribution/Agency Agreement between WiCell Research Institute Inc. and ESI dated 1-Feb-05 Amended and Restated Distribution/Agency Agreement between WiCell Research Institute, Inc. and ESI dated 27 April 2007

8	Letter of 28 January 2010 from WiCell Research Institute Inc. to ESI (Amended and Restated Distribution/Agency Agreement WiCell Agreement No. 05-W226A)
9	Agreement for Right of First Refusal between Monash University and ESI dated 18 April 2005

10	Technology Transfer Agreement between Monash University, National University of Singapore and Hadasit Medical Research Services and Development Company Ltd and ESI dated 21 July 2000

1st Variation to Technology Transfer Agreement between Monash University, National
University of Singapore and Hadasit Medical Research Services and Development
Company Ltd and ESI dated 30 Nov 2005

11	SIVF Contract Research Agreement dated 10 Oct 05

12	Exclusive License Agreement between Cell Cure Neurosciences Ltd and ESI dated 22 March 2006

First Amendment to Exclusive Licence Agreement dated 11 April 2007
Second Amendment to Exclusive Licence Agreement dated 1 Mar 2008

13	Simple Letter Agreement between ESI and the Laboratory of Stem Cell Biology of the Singapore Stem Cell Consortium (LSCB) dated 18 July 2007

Simple Letter Agreement (Extension) between ESI and LSCB dated 15 August 2007
Simple Letter Agreement (Extension) between ESI and LSCB dated 15 December 2007

Simple Letter Agreement (Extension) between ESI and LSCB dated 31 January 2008

Schedule 2.17(a)
Material Contracts

S/No.	Documents

14	Simple Letter Agreement between ESI and the Stem Cell Bank [SCB] of the Singapore Stem Cell Consortium dated 24 October 2007

Simple Letter Agreement Extension between ESI and the Singapore Stem Cell Bank [SCB] of the Singapore Stem Cell Consortium dated 15 December 2007

15	Bilateral Confidentiality Agreement between Cell Therapy Company Division of Centocor Research & Development, Inc. and ESI dated 21 June 2008
16	Bilateral Confidentiality Agreement between ESI and Juvenile Diabetes Research Foundation dated 30 June 2008
17	Memorandum of Understanding (MOU) between between Cell Therapy Company Division of Centocor Research & Development, Inc. and ESI dated 4 July 2008
Amendment No. 1 to MOU dated 7 October 2008
Amendment No. 2 to MOU dated 13 January 2009
Amendment No. 3 to MOU dated 16 March 2009
Material Transfer Agreement dated 25 Oct 2008

18	Memorandum of Understanding between BetaLogics division (Evaluator) and ESI dated 30 November 2009

19	Terms of Settlement between Wisconsin Alumni Research Foundation and ESI (undated)

20	Mount Sinai License Termination and Proof of payment

21	CD containing Cell Cure licenses and Corporate Information
-Cell Cure Cap Table
-Amended and Restated Articles of Association Shareholders Agreement
-First Amendment to Shareholder’s Agreement
-Second Amendment to Shareholders Agreement
-Joinder to Shareholder’s Agreement
-Board Resolutions
-Investor Consent
-Shareholders resolutions
-Subscription Agreement
-Cell Cure - ESI Exclusive License Agreement
-First Amendment to Exclusive License Agreement
- Second Amendment to Exclusive License Agreement
22	JTC tenancy agreement dated 11 Jan 10

23	Bioprocessing Technology Institute Sublease Agreement dated 1 Oct 09
24	WARF annual license fees
25	Directors & Officers Insurance Policy - Nov 09 to Nov 10

☐
26	Combined premiums for all other insurances
Business Insurance Policy - Dec 09 to Dec 10
Public Liability Policy - Dec 09 to Dec 10
Travel Insurance Policy - Nov 09 to Nov 10
Staff Group Insurance - Nov 09 to Nov 10

Schedule 2.17(b)
Material Contracts

S/No.	Documents

1	Redacted version of Q-Gen Pty Limited Services agreement dated 8 Sept 05

Schedule 2.17(c)
Material Contracts

Pursuant to the funding requirements of JDRF, ESI was obligated to distribute ESI cell lines to JDRF researchers.

ESI has not yet distributed the cell lines to the JDRF researchers but is in the process of making arrangements to do so through the Singapore Stem Cell Bank.

Schedule 2.19
Licenses and Permits

PCD/HS/E0267

Date: 30/03/2010
Tel : 67319667
M/s	ES CELL INTERNATIONAL PTE LTD
60, BIOPOLIS STREET,
#01-03, GENOME,
SINGAPORE 138672

Attn :	DR DAVIDSON BRUCE PAUL

Dear Sir / Madam

APPLICATION FOR HAZARDOUS SUBSTANCES PERMIT (RENEWAL)

We refer to your application for a Hazardous Substances Permit.

2.	We are pleased to inform you that your application has been approved and your Hazardous Substances Permit No. E0267P100203 is attached.

Yours faithfully,

TAN HOW KIAT for DIRECTOR POLLUTION CONTROL DEPARTMENT

This is a computer-generated letter and requires no signature.

40 Scotts Road Environment Building #13-00 Singapore 228231 www.nea.gov.sg

PERMIT NO : E0267P100203
PAGE : 1 of 2

POLLUTION CONTROL DEPARTMENT
ENVIRONMENTAL PROTECTION AND MANAGEMENT ACT
ENVIRONMENTAL PROTECTION AND MANAGEMENT (HAZARDOUS SUBSTANCES)
REGULATIONS
PERMIT TO STORE AND USE HAZARDOUS SUBSTANCES

Under Regulation 17 of the Environmental Protection And Management (Hazardous Substances) Regulations, a permit is hereby granted to:

DR	DAVIDSON BRUCE PAUL

NRIC/Employment Pass No. G5761763U

of	ES CELL INTERNATIONAL PTE LTD
60 BIOPOLIS STREET
#01-03 GENOME
SINGAPORE 138672
to store at
20 BIOPOLIS WAY
#05-06 CENTROS
SINGAPORE 138668

and use the following hazardous substances in the quantity/quantities entered against each substance hereunder and for the purposes specified herein:

Name of Hazardous Substances	Purity	Max Qty Permitted to be stored		Purpose

ACETIC ACID	(100.00%)	4.00	LIT	For lab analysis
HYDROCHLORIC ACID	(40.00%)	4.00	LIT	For lab analysis
PHENOL	(100.00%)	4.00	LIT	For lab analysis
SODIUM HYDROXIDE	(100.00%)	4.00	KG	For lab analysis
SULPHURIC ACID	(100.00%)	4.00	LIT	For lab analysis

This permit is issued subject to the provisions of the Environmental Protection And Management Act, the Environmental Protection And Management (Hazardous Substances) Regulations and to the following conditions:

1)	Hazardous substances in packaging such as drums, carboys etc are to be kept in a sheltered store with adequate security, ventilation and control facilities to contain spillage or leakage.

2)	Permit holder shall ensure that his employment pass is valid throughout the period of validity of his permit.

3)
The percentage and quantity refer to the maximum percentage and maximum aggregate storage quantity allowed for the hazardous substance; including preparations and solutions containing the hazardous substance

4)	Hazardous substances shall be labelled according to the Singapore Standard 586:2008 (Hazard communication for hazardous chemicals and dangerous goods).

5)	Permit holder shall notify Pollution Control Department (the licensing authority) of any loss of hazardous substances immediately upon discovery of such loss.

40 Scotts Road Environment Building #13-00 Singapore 228231 www.nea.gov.sg

PERMIT NO :E0267P100203 PAGE : 2 of 2

POLLUTION CONTROL DEPARTMENT
ENVIRONMENTAL PROTECTION AND MANAGEMENT ACT
ENVIRONMENTAL PROTECTION AND MANAGEMENT (HAZARDOUS SUBSTANCES)
REGULATIONS
PERMIT TO STORE AND USE HAZARDOUS SUBSTANCES

This permit takes effect from 26 FEB 2010 and expires on 25 FEB 2011.

Dated this 29th day of MAR 2010. **

FAREENA ABDUL RAHIM for Director-General Environmental Protection

40 Scotts Road Environment Building #13-00 Singapore 228231 www.nea.gov.sg

EI Licence	Page 1 of 2

23 Sep 2009	991G Alexandra Road #01-29 Singapore 119975. Republic of Singapore
Tel: 6835 8075 Fax: 6835 8044 Website: www.ema.gov.sg

ES CELL INTERNATIONAL PTE LTD
60 #01-03
BIOPOLIS STREET
GENOME
SINGAPORE 138672

Dear Sir

LICENCE TO USE OR OPERATE ELECTRICAL INSTALLATION AT
60 #01-03
BIOPOLIS STREET
GENOME
SINGAPORE 138672	( Licence No. E/88021 )

            Your application for the above-mentioned licence has been approved.

2          You shall consult your electrical worker and keep him informed of any work you intend to carry out on the electrical installation during the validity period of the licence.

3          Please ensure that you renew your licence before its expiry as it is an offence if you use or operate your electrical installation without a valid licence. If you do not receive our renewal notice 1 month before the licence expiry date, please email to us at EMA_LEI@ema.gov.sg or contact us at Tel: 68358075 to request for a renewal notice. Please also notify us if you have changed your correspondence address.

Yours faithfully,

GOWRI D/O P KUNASEGARAN
AUTHORISED OFFICER
for DEPUTY CHIEF EXECUTIVE, REGULATION DIVISION

http://elise.ema.gov.sg/elise/eisiprintservlet?Operation=PrintLic&Type=El&No=E88021&... 9/23/2009

EI Licence	Page 2 of 2

ELECTRICAL INSTALLATION LICENCE
LICENCE NO: E/88021
Licence to use or operate an electrical installation at
60 #01-03
BIOPOLIS STREET
GENOME
SINGAPORE 138672
is hereby granted to Licence Fee: $100.00
ES CELL INTERNATIONAL PTE LTD
under the provisions of the Electricity Act (Cap. 89A) and the Electricity (Electrical Installations) Regulations 2002.

This licence is valid from 23/11/2009 to 22/11/2010

SERIAL NO. 503395	Authorised Officer
*This licence is to be displayed in a conspicuous position on the switchboard or in the switchroom.
Please login to the EMA web site at www.ema.gov.sg to verify the validity of this licence.
Please renew your licence before it expires as it is an offence to use or operate your electrical installation without a valid licence.
If you do not receive the renewal notice 1 month before the licence expiry date, please email to EMA_LEI@ema.gov.sg or call: 68358075 to request for a renewal notice. Please also notify EMA if you have changed your correspondence address.

http://elise.ema.gov.sg/elise/eisiprintservlet?Operation=PrintLic&Type=El&No=E88021&... 9/23/2009

Schedule 2.22
Customers Revenues

The income received from NSCB for 9 month period to Dec 09 was USD 37,500.00

Schedule 2.25
Employees

Remuneration Data

No	Name	Designation	Date of Hire	Nationality	Gender	Qualification / Discipline	Graduation Year	Years of Experience 2009	Related Years of Experience 2009	Current Monthly Salary	Monthly Employer CPF	Monthly SDL	Annual Bonus for FY April 2009 ~ March 2010 Estimated	Incentive Bonus Payable upon Successful Acquisition	Employment Termination Notice Period
1	Bruce Paul Davidson	General Manager & CSO	01 Oct 07 (first hired: 1 Aug 04)	Australian	M	Ph.D	1997	21	21	$20,000.00	$180.00	$11.25	1.5 months salary	3 months salary	3 months notice or salary in-lieu of notice
2	Suman Abraham	Research & Laboratory Manager	4-May-09 20 Aug 07	Indian	F	M.Sc GCE O Level	2000	9	9	$6,000.00	$653	$11.25	1.5 months salary	3 months salary	2 months notice or salary in-lieu of notice
3	Suzan Lourdasamy	HR & Operations Manager	(first hired: 14 Oct 02)	Singaporean	F	Certificate in HR mgt B.A - Business &	2001	18	18	$5,830.00	$653	$11.25	1.5 months salary	3 months salary	2 months notice or salary in-lieu of notice
4	Angela Leong	Finance Manager	2-Oct-08	Singaporean	F	Finance B.Eng - Bachelor of	2003	21	21	$4,920.00	$653	$11.25	1.5 months salary	3 months salary	2 months notice or salary in-lieu of notice
5	Pauline Tan Suat Lay	Senior Research Associate	13-Jul-09	Singaporean	F	Engineering	2004	5.5	5.5	$3,600.00	$522	$9.00	1.5 months salary	3 months salary	2 months notice or salary in-lieu of notice
6	Stephanie Lee Hui Chin	Research Associate	1-Dec-08	Malaysian	F	B.Sc	2006	2	2	$2,500.00	$363	$6.25	1.5 months salary	3 months salary	2 months notice or salary in-lieu of notice
										$42,850.00	$3,022.00	$60.25

Remarks

CPF - Central Provident Fund

SDL - Skill Development Levy

Schedule 2.25
Employees

Cash Benefits

No	Name	Outpatient Medical Benefit per calendar year	Birthday Vouchers

1	Bruce Paul Davidson	$2,000.00	$30.00
2	Suman Abraham	$2,000.00	$30.00
3	Suzan Lourdasamy	$2,000.00	$30.00
4	Angela Leong	$2,000.00	$30.00
5	Pauline Tan Suat Lay	$2,000.00	$30.00
6	Stephanie Lee Hui Chin	$2,000.00	$30.00
		$12,000.00	$180.00

Leave Benefits

No	Name	Annual Leave Entitled per year	Accured Annual Leave as at 31 Mar 10	Sick Leave	Hospitalization Leave	Compassionate Leave	Maternity/ Paternity Leave	Childcare Leave
1	Bruce Paul Davidson	20 days	5.47 days	14 days	60 days	3 days	2 days	2 days
2	Suman Abraham	20 days	2.14 days	14 days	60 days	3 days	12 Weeks of paid maternity leave up to 4th child	2 days
3	Suzan Lourdasamy	20 days	2.30 days	14 days	60 days	3 days	12 Weeks of paid maternity leave up to 4th child	2 days
4	Angela Leong	20 days	-0.82 days	14 days	60 days	3 days	12 Weeks of paid maternity leave up to 4th child	2 days
5	Pauline Tan Suat Lay	20 days	9.30 days	14 days	60 days	3 days	12 Weeks of paid maternity leave up to 4th child	2 days
6	Stephanie Lee Hui Chin	20 days	2.08 days	14 days	60 days	3 days	12 Weeks of paid maternity leave up to 4th child	2 days
$ 8,270.37

Remarks

Compassionate Leave - for family illness or bereavement. Family shall mean parents, parents-in-law, spouse or children

Childcare Leave - for employees with children 0-7 years old

Schedule 2.25
Employees

Insurance Benefits

Employees Group Insurance Coverage
No	Name as per ID	Designation	Classification	Salary	Life Insurance Sum Insured	Life Insurance Sum Insured	Life Insurance $1.69 / thousand	Critical Illnesses Sum Insured	Critical Illnesses Sum Insured	Critical Illnesses $2.20 / thousand	Accidental Cover	Accidental Cover Sum Insured	Accidental Cover - $0.30 / thousand	H&S $269 / staff	EMM $52 / staff	Total Premium Payable
1	Bruce Paul Davidson	GM & CSO	Management	$20,000.00	36 x BMS	200,000	$338.00		50,000	$110.00	24 x BMS	480,000	$144.00	$322.80	$52.00	$966.80
2	Suzan Lourdasamy	HR & Operations Manager	Other	$5,830.00	24 x BMS	139,920	$236.46	24 x BMS	139,920	$307.82	24 x BMS	139,920	$41.98	$322.80	$52.00	$961.06
3	Angela Chin Meng Leong	Finance Manager	Other	$4,920.00		100,000	$169.00		100,000	$311.67		100,000	$30.00	$322.80	$52.00	$885.47
4	Stephanie Lee	Research Associate	Other	$2,500.00		100,000	$169.00		100,000	$220.00		100,000	$30.00	$322.80	$52.00	$793.80
5	Suman Abraham	Research & Lab Mgr	Other	$6,000.00	24 x BMS	144,000	$365.04		50,000	$165.00		144,000	$64.80	$484.20	$78.00	$1,157.04
6	Pauline Tan	Sr Research Associate	Other	$3,600.00		100,000	$225.33		100,000	$293.33		100,000	$40.00	$430.40	$69.33	$1,058.40
							$1,502.84			$1,407.83			$350.78	$2,205.80	$355.33	$5,822.57

Employees Group Insurance Coverage

Term Life Policy

Critical Illnesses Cover

Accidental Death Cover

Hospitalization & Surgical

Enhance Major Medical

Schedule 2.25
Employees

Payroll Register - March 2010

Management & Admin

Staff No.	Name	Basic Wage	Allowance	Back Pay	Bonus	Leave Pay	Gross Pay	Donations	Emp’ee CPF	Emp’er CPF	Net Pay	SDL	CDAC	SINDA
001	Bruce Paul Davidson	$20,000.00	$180.00				$20,180.00				$20,180.00	$11.25

002	Leong Chin Meng	$4,920.00					$4,920.00	$(1.00)	$(900.00)	$653.00	$4,019.00	$11.25	$1.00

003	Suzan Lourdasamy	$5,830.00					$5,830.00	$(7.00)	$(900.00)	$653.00	$4,923.00	$11.25		$7.00

	Sub Total	$30,750.00	$180.00				$30,930.00	$(8.00)	$(1,800.00)	$1,306.00	$29,122.00	$33.75

Research & Development
Staff No.	Name	Basic Wage	Allowance	Back Pay	Bonus	Leave Pay	Gross Pay	Donations	Emp’ee CPF	Emp’er CPF	Net Pay	SDL
004	Stephanie Lee Hui Chin	$2,500.00					$2,500.00	$(1.00)	$(500.00)	$363.00	$1,999.00	$6.25	$1.00

005	Suman Mary Abraham	$6,000.00					$6,000.00	$(7.00)	$(900.00)	$653.00	$5,093.00	$11.25		$7.00

006	Tan Suat Lay	$3,600.00					$3,600.00	$(1.00)	$(720.00)	$522.00	$2,879.00	$9.00	$1.00

	Sub Total	$12,100.00					$12,100.00	$(9.00)	$(2,120.00)	$1,538.00	$9,971.00	$26.50

	Grand Total	$42,850.00	$180.00				$43,030.00	$(17.00)	$(3,920.00)	$2,844.00	$39,093.00	$60.25	$3.00	$14.00

	Net Pay	$39,093.00
	Employee CPF	$3,920.00
	Employer CPF	$2,844.00
	Donations - SINDA	$14.00
	Donations - CDAC	$3.00
	SDL	$60.00
Total Payroll for March 2010		$45,934.00		Total payable to CPF Board for Mar 2010				$6,841.00

Schedule 2.35
Insurances

ESI has the following insurances in force:

1.	Directors & Officers Insurance with AIG

2.	Business Insurance with Chubb

3.	Public Liability Insurance with Chubb

4.	Travel Policy with Chubb

5.	Group Staff insurance with AIA – coverage includes, Term life, Accidental Death, Hospitalization & Surgical, Major and Critical Illnesses cover

Schedule 2.36
Banking and Finance

Bank and address	Currency	Account number

The Hongkong and Shanghai Banking Corporation Limited (HSBC)	US$	260-334545-178
21 Collyer Quay #01-01 HSBC Building Singapore 049320
(Collyer Quay Branch)	S$	041-129347-001